As filed with the Securities and Exchange Commission on August 5, 1997
                                                  Registration No. 333-12273

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
                 (Name of small business issuer in its charter)


        Delaware                    3721                      95-4257380
 (State or Jurisdiction (Primary Standard Industrial       (I.R.S. Employer
    of Incorporation)       Organization Number)            Identification
                                                          Classification Code
                                                                Number)

                             3501 Lakewood Boulevard
                          Long Beach, California 90808
                                 (562) 938-8618
   (Address and telephone number of principal executive offices and principal place of business)

                Carl L. Chen, Chairman of the Board of Directors
                    Advanced Aerodynamics & Structures, Inc.
                             3501 Lakewood Boulevard
                          Long Beach, California 90808
                                 (562) 938-8618
            (Name, address and telephone number of agent for service)
                                   -----------

                                   Copies to:


    Otto E. Sorensen, Esq.                        Sheldon E. Misher, Esq.
     Steven J. Davis, Esq.                         Alison S. Newman, Esq.
Luce, Forward, Hamilton & Scripps LLP      Bachner, Tally, Polevoy & Misher LLP
  600 West Broadway, Suite 2600                    380 Madison Avenue
   San Diego, California 92101                 New York, New York 10017-2590
         (619) 236-1414                               (212) 687-7000
      (619) 232-8311 (fax)                         (212) 682-5729 (fax)

                                   -----------

                      Approximate date of proposed sale to
                  the public: As soon as practicable after the
                 effective date of this registration statement.

                                   -----------


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   -----------

     Pursuant to Rule 416, there are also being registered such additional shares and warrants as may become issuable pursuant to anti-dilution provisions upon the exercise of the Class A Warrants, the Class B Warrants and the Unit Purchase Option.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


(Continued from previous page)

                         CALCULATION OF REGISTRATION FEE


                                                           Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities      Amount to be      Offering Price Per    Aggregate Offering         Amount of
        to be Registered                Registered           Security(1)              Price           Registration Fee(11)
-------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share of
  Class A Common Stock, $.0001 par
  value, and one Class B Warrants(2)    7,255,721              $6.50              $ 47,162,187            $14,291.57

Class A Common Stock, $.0001 par
  value(3)                             14,155,721              $8.75              $123,862,559            $37,534.19

Unit Purchase Option(4)                   600,000              $.001              $        600                   .18

Units, each  consisting of one share
  of Class A Common Stock,
  $.0001 par value, one Class A
  Warrant and one Class B Warrant(5)      600,000              $6.00              $  3,600,000            $ 1,090.91

Units, each consisting of one share
  of Class A Common Stock, $.0001 par
   value, and one Class B Warrant(6)      600,000              $6.50              $  3,900,000            $ 1,181.82

Class A Common Stock, $.0001 par
  value(7)                              1,200,000              $8.75              $ 10,500,000            $ 3,181.82

Class A Warrants(8)                     3,144,279                --                    --                       0

Units, each consisting of one share
  of Class A Common Stock, $.0001
  par value, and one Class B
  Warrant(9)                            3,144,279              $6.50              $ 20,437,814            $ 6,193.28

Class A Common Stock, $.0001 par
  value(10)                             3,144,279              $8.75              $ 27,512,441            $ 8,337.10

TOTAL

(1)      Estimated solely for purposes of calculating the registration fee.
(2)      Issuable upon exercise of outstanding Class A Warrants.
(3) Issuable upon exercise of outstanding Class B Warrants and Class B Warrants issuable upon the exercise of outstanding Class A Warrants.
(4)      Issued to the Underwriter of the Company's offering registered on Form
         SB-2.
(5)      Issuable upon exercise of the Unit Purchase Option.
(6) Issuable upon exercise of the Class A Warrants underlying the Unit Purchase Option.
(7) Issuable upon exercise of the Class B Warrants underlying the Unit Purchase Option.
(8) These Class A Warrants are being registered for resale by selling security holders, each of whom was an investor in the Registrant's private placement (the "Remaining Selling Securityholders").
(9) Issuable upon exercise of Class A Warrants registered for resale by the Remaining Selling Securityholders.
(10) Issuable upon exercise of Class B Warrants registered for resale by the Remaining Selling Securityholders.
(11) The Registrant has paid a registration fee of $81,077 with its filing of the Registration Statement on Form SB-2 on September 19, 1996. No registration fee is due with the filing of this Post-Effective Amend-ment No. 1.
                           --------------------------

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to Form SB-2 Registration Statement covers the registration of (i) the offer and sale of Class A Common Stock, $.0001 par value ("Common Stock"), of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), and redeemable Class B Warrants of the Company ("Class B Warrants"), issuable upon the exercise of outstanding redeemable Class A Warrants of the Company ("Class A Warrants") and Class B Warrants issued in the Company's underwritten initial public offering in
December 1996 or subsequently sold in registered resales by selling securityholders and (ii) the resale of Class A Warrants (the "Remaining Selling Securityholders' Class A Warrants") by certain holders thereof who acquired such securities in a private transaction, and the sale of the Class B Warrants (the "Remaining Selling Securityholders' Class B Warrants") and Class A Common Stock (the "Remaining Selling Securityholders' Stock") issuable upon exercise of such Class A Warrants, and the Class A Common Stock issuable upon exercise of such Class B Warrants. The Remaining Selling Securityholders' Class A Warrants, the Remaining Selling Securityholders' Class B Warrants and the Remaining Selling Securityholders' Stock are sometimes collectively referred to herein as the "Remaining Selling Securityholders' Securities."

         The first of these transactions involves the registration of (1) 6,900,000 units (the "Units"), each Unit consisting of one share of Class A Common Stock, and one Class B Warrant, for sale by the Company upon the exercise of Class A Warrants, (2) an additional 13,800,000 shares of Class A Common Stock issuable upon exercise of outstanding Class B Warrants or Class B Warrants issuable upon exercise of the Class A Warrants contained within the Units, and
(3) 355,721 Class A Warrants and 355,749 Class B Warrants and 711,442 shares of Class A Common Stock underlying the Class A Warrants previously sold in registered resales by Selling Securityholders. The second of these transactions involves the registration of (1) an additional 3,144,279 Class A Warrants for resale by the holders thereof (the "Remaining Selling Securityholders' Warrants") in an offering that is not underwritten, (2) an additional 3,144,279 shares of Class A Common Stock and 3,144,279 Class B Warrants underlying the Remaining Selling Securityholders' Warrants, and 6,288,558 shares of Class A Common Stock issuable upon exercise of the Class B Warrants underlying the Remaining Selling Securityholders' Warrants. The Remaining Selling Securityholders' Warrants were issued upon the closing of the underwritten offering in exchange for warrants issued in a private placement by the Company completed in August 1996 prior to the filing of this Registration Statement. An aggregate of seventy-five percent of the Remaining Selling Securityholders' Warrants had become freely tradeable as of July 2, 1997, and the remaining 25% will become freely tradeable on August 30, 1997.

         Following the Prospectus for the offering made on behalf of the Company are pages of the Prospectus relating solely to the Remaining Selling Securityholders' Securities, including alternative front and back cover pages and sections entitled "Concurrent Offering," "Plan of Distribution" and "Selling Securityholders" to be used in lieu of the sections entitled "Concurrent Offering" and "Plan of Distribution" in the Prospectus relating to the offering on behalf of the Company. All other sections of the Prospectus for the offering made on behalf of the Company are to be used in the Prospectus relating to the resale of the Remaining Selling Securityholder Securities.

         The Registration Statement on Form SB-2 which is amended by this Post-Effective Amendment also registered the issuance of options issued to the Company's underwriter in its December 1996 initial public offering, as well as the issuance of underlying securities upon the exercise of such option. This Post-Effective Amendment is not intended to deregister any of the securities so registered, and such Registration Statement, as amended hereby, is intended to continue to register such transactions.

PROSPECTUS

                                 7,255,721 Units
                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
           Consisting of 7,255,721 Shares of Class A Common Stock and
 7,255,721 Redeemable Class B Warrants Issuable Upon the Exercise of Redeemable
                                Class A Warrants
   and 14,155,721 Shares of Class A Common Stock Issuable Upon the Exercise of
                    Outstanding Redeemable Class B Warrants
  and the Redeemable Class B Warrants Issuable Upon the Exercise of Redeemable
                                Class A Warrants

         Advanced Aerodynamics & Structures, Inc. (the "Company") hereby offers:
(i) 7,255,721 units ("Units") issuable upon the exercise of 7,255,721 Class A Warrants (the "Class A Warrants"), each Unit consisting of one share of Class A Common Stock, $.0001 par value (the "Class A Common Stock") and one redeemable Class B Warrant (the "Class B Warrant"); and (ii) 14,155,721 shares of Class A Common Stock issuable upon the exercise of the 6,900,000 Class B Warrants presently outstanding and the 7,255,721 Class B Warrants issuable upon the exercise of the Class A Warrants contained in the Units. The Class A Common Stock and Class B Warrants included in the Units will be transferable separately immediately, and the Units will not trade as a separate security. 6,000,000 of the outstanding Class A Warrants and Class B Warrants (collectively, the "Warrants") were issued in connection with the Company's initial public offering ("IPO") in December 1996 of 6,000,000 Units ("IPO Units"), with each IPO Unit consisting of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. In December 1996, D.H. Blair Investment Banking Corp. ("Blair"), as the underwriter of the IPO, exercised its over-allotment to purchase an additional 900,000 IPO Units. The Company also registered in the IPO 3,500,000 Class A Warrants (the "Selling Securityholders' Warrants") on behalf of certain selling securityholders (the "Selling Securityholders"), 355,721 of which have been sold to date by the Selling Securityholders. There are 7,255,721 Class A Warrants outstanding and 6,900,000 Class B Warrants outstanding as of the date of this Prospectus (excluding the 3,144,279 Class A Warrants that continue to be held the Selling Securityholders (the "Remaining Selling Securityholders") and an option on the part of Blair to purchase 600,000 Units for an exercise price of $6.50 (the "Unit Purchase Option"). Assuming the exercise of all of the Class A Warrants, there will be 7,255,721 Class B Warrants issuable, for a total of 14,155,721 Class B Warrants.

         Each Class A Warrant entitles the holder to purchase one Unit at an exercise price of $6.50, subject to adjustment. Each Class B Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $8.75, subject to adjustment. The Class A Warrants and Class B Warrants are exercisable until December 3, 2001. The Class A Warrants and the Class B Warrants are subject to redemption, commencing December 3, 1997, by the Company at a price of $.05 per Warrant on 30 days written notice if the closing bid price of the Class A Common Stock for 30 consecutive trading days ending within 15 days of the notice of redemption of the Warrants averages in excess of $12.00 per share with respect to the Class A Warrants and $15.00 per share with respect to the Class B Warrants (subject to adjustment in each case). See "Description of Securities."

         The Class A Common Stock is one of four classes of the Company's Common Stock (which are collectively referred to herein as the "Common Stock"). The various classes of the Company's Common Stock are essentially identical, except that the Class B Common Stock, $.0001 par value per share (the "Class B Common Stock"), and the Class E-1 Common Stock, $.0001 par value per share (the "Class E-1 Common Stock"), and the Class E-2 Common Stock, $.0001 par value per share (the "Class E-2 Common Stock") have five votes per share and the Class A Common Stock has one vote per share on all matters upon which stockholders may vote. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at any time at the option of the holder and automatically upon the sale or transfer thereof commencing January 3, 1998. The holders of Class B
Common Stock and Class E-1 Common Stock and Class E-2 Common Stock (collectively, the "Class E Common Stock") control approximately 83% of the total voting power of the Company and therefore are able to elect all of the Company's directors and control the Company. See "Description of Securities-Common Stock."

     The Registration Statement in which this Prospectus is a part also covers the offering for resale by the Remaining Selling Securityholders of 3,144,279 Class A Warrants (the "Remaining Selling Securityholders Class A Warrants"), 3,144,279 Class B Warrants (the "Remaining Selling Securityholders Class B Warrants") underlying the Remaining Selling Securityholders Class A Warrants and 6,288,558 shares of Class A Common Stock issuable upon exercise of the Remaining Selling Securityholders Class A and Class B Warrants. See "Concurrent Securities Offering." The Remaining Selling Securityholders Class A Warrants and the securities underlying such Warrants are sometimes collectively referred to in this Prospectus as the "Remaining Selling Securityholders Securities." The Company will not receive any of the proceeds from the sale of the Remaining
Selling Securityholders Securities. Sales of any of the Remaining Selling Securityholders Securities or even the potential of such sales at any time may have an adverse affect on the marking prices of the securities offered hereby. Unless the context otherwise requires, all references to the Warrants shall including the Remaining Selling Securityholders Warrants. -----------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL IMMEDIATE DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                                   -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Company has agreed to pay to Blair a solicitation fee (the "Solicitation Fee") equal to 5% of the exercise price in connection with the exercise of Warrants under certain conditions. See "Plan of Distribution." The exercise prices of the Warrants were determined by negotiation between the Company and Blair and are not necessarily related to the Company's asset value, net worth or other criteria of value.

         The Company's IPO Units are traded on the Nasdaq SmallCap Market under the symbol AASIU, and its Class A Common Stock, Class A Warrants and Class B Warrants are traded on the Nasdaq National Market under the symbols AASI, AASIW and AASIZ, respectively. On July 17, 1997, closing prices of the IPO Units, Class A Common Stock, Class A Warrants and Class B Warrants were $4.813, $3.688, $1.00 and $.50, respectively.



                                            Warrant Exercise Price    Warrant Solicitation Fee(1)    Proceeds to the Company
Per Class A Warrant..................               $6.50                      $.325                         $6.175
      Total(2).......................            $47,162,186                 $2,358,109                   $44,804,077
Per Class B Warrant..................               $8.75                      $.4375                        $8.3125
      Total(2).......................            $123,862,559                $6,193,128                   $117,669,431

(1) Represents Solicitation Fees payable to Blair in certain circumstances pursuant to the Warrant Agreement between the Company and Blair. See "Plan of Distribution."
(2) Assumes the exercise of 7,255,721 Class A Warrants and 14,155,721 Class B Warrants. There can be no assurance that any of the Warrants will be exercised

                  The date of this Prospectus is _____________.

                               PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial data (including the financial statements and the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise noted, all information in this Prospectus assumes no exercise of any outstanding options or warrants other than those registered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the heading "Risk Factors."

                                   The Company

         The Company is a development stage company organized to design, develop, manufacture and market propjet and jet aircraft intended primarily for business use. The Company has obtained a type certificate ("Type Certificate") from the United States Federal Aviation Administration ("FAA") with respect to a non-pressurized, single-engine propjet aircraft powered by a Pratt & Whitney engine (the "JETCRUZER 450"). The Company intends to modify the JETCRUZER(TM) 450 to develop a six-seat (including pilot), pressurized version of such aircraft for commercial sale (the "JETCRUZER 500") which, the Company anticipates, will takeoff and land in less than 1,000 feet, be able to fly at approximately 30,000 feet above sea level, and have a high cruise speed of approximately 350 mph and a range of approximately 1,600 miles.

         Development of the JETCRUZER 450 began in 1990 and continued through the issuance of the Type Certificate in 1994. Although the Company received preliminary written indications of interest to purchase the aircraft, the Company has decided that it will not obtain a production certificate with regard to the JETCRUZER 450 or otherwise pursue commercialization of that aircraft in part because the Type Certificate is subject to certain limitations which the Company believes reduce the commercial viability of the JETCRUZER 450. Instead, the Company has decided to amend the Type Certificate to develop the JETCRUZER 500 for commercial sale.

         The amendment to the Type Certificate will incorporate certain design changes and modifications required to improve the performance and capabilities of the aircraft and to remove a number of the limitations imposed on the Type Certificate. The Company will also be required to obtain a production certificate from the FAA to commercially produce the JETCRUZER 500 and airworthiness certificates for individual aircraft upon the completion of manufacture. To obtain the production certificate the Company will be required to demonstrate, through the FAA-monitored manufacturing of its first production aircraft, that it has the capability of building the aircraft in accordance with the specifications of the Type Certificate. An airworthiness certificate is issued by the FAA for a particular aircraft when it is certified to have been built in accordance with specifications approved under the type certificate for that model.

         The Company currently anticipates that it will obtain an amendment to its Type Certificate by approximately the third quarter of 1998 and obtain a production certificate and commence commercial production of the JETCRUZER 500 within the same time frame. There can be no assurance, however, that obtaining such an amendment and a production certificate will not take longer than anticipated, that the Company will be successful in obtaining the necessary type or production certifications, or that the Company will not experience unforeseen expense or delay in certifying and commercializing the JETCRUZER 500. See "Business-Government Regulation-Certification."

         The Company's proposed aircraft are based on a canard wing design in which a smaller wing is installed in front of the aircraft's main wing. The Company believes that this design provides for improved safety margins, including spin resistance and increased lift, and increased ride comfort as compared to more conventional aircraft designs. The engine and propeller of the Company's aircraft are located at the rear of the fuselage, thus providing the passengers with a quieter ride. In addition, the Company's aircraft are designed to incorporate lightweight graphite composite in the fuselage and aluminum in the main wings, which, when combined with the canard wing, will, in the Company's opinion, enhance the performance of the aircraft by increasing cruising distance and fuel efficiency and thereby lowering operating expenses.

         The Company's objective is to become a market leader in the sale of small business aircraft. To achieve this objective, the Company intends to focus on the performance, efficiency and safety of its proposed aircraft. The Company's strategy is to capitalize on a perceived current lack of relatively low-priced, high-performance aircraft by developing, certifying, manufacturing and marketing aircraft which outperform competitive aircraft at a reduced cost. Additionally, the Company intends to expend substantial resources on a worldwide sales and marketing program to position itself with potential customers.

         The Company believes that the market for its proposed aircraft will consist primarily of foreign and domestic corporations, as well as, to a lesser extent, private individuals and governmental entities. The Company intends to develop direct marketing programs to target potential customers and to market its aircraft through in-house sales representatives, trade publications, aircraft trade shows and independent distributors and agents.

         The Company has also initiated the development of two additional aircraft, the JETCRUZER 650, a stretched twelve passenger (plus pilot) version of the JETCRUZER 500, and the STRATOCRUZER(R) 1250, a twelve passenger (plus pilot) twin engine jet aircraft anticipated to fly at approximately 42,000 feet above sea level, have a maximum cruise speed of 500 mph, and a range of 3,700 miles. The continued development of these aircraft, including obtaining the requisite regulatory approvals, will require substantial financing in addition to the proceeds obtained from the Company's IPO. Accordingly, there can be no assurance that such aircraft will ever become available for commercial sale.

         The Company has incurred operating losses in each of its fiscal years to date and expects that operating losses will continue for the foreseeable future. No assurance can be given that the JETCRUZER 500, if successfully developed, or any other aircraft which the Company may develop, will meet with market acceptance or that the Company will achieve substantial sales revenue or operate profitably.

         The Company's principal executive offices and design facilities are located at 3501 Lakewood Boulevard, Long Beach, California 90808. The Company's telephone number is (562) 938-8618.

                              The Recapitalization

         The Company was incorporated in Delaware in July 1996 and is the successor by merger to Advanced Aerodynamics and Structures, Inc., a California corporation incorporated in January 1990. Unless the context requires otherwise, or as otherwise indicated, all references to the Company include the predecessor company. Pursuant to the Agreement of Merger between the Company and its predecessor, each share of the predecessor's common stock and preferred stock outstanding prior to the merger was converted into approximately .056 shares of Class B Common Stock, approximately .111 shares of Class E-1 Common Stock and approximately .111 shares of Class E-2 Common Stock. The foregoing transactions are collectively referred to in this Prospectus as the "Recapitalization." All share and per share data set forth in this Prospectus have been restated to reflect the Recapitalization.

                                  The Offering

Securities Offered       6,900,000  Units  consisting  of one  share  of Class A
by the Company           Common Stock and one Class B Warrant  issuable upon the
                         exercise of outstanding Class A Warrants and 13,800,000
                         shares  of  Class A  Common  Stock  issuable  upon  the
                         exercise of  outstanding  Class B Warrants  and Class B
                         Warrants   issuable   upon  the  exercise  of  Class  A
                         Warrants.  Each Class A Warrant  entitles the holder to
                         purchase  one  share of Class A  Common  Stock  and one
                         Class B Warrant at an exercise price of $6.50,  subject
                         to adjustment, at any time until December 3, 2001. Each
                         Class B Warrant  entitles  the holder to  purchase  one
                         share of Class A Common  Stock at an exercise  price of
                         $8.75,  subject  to  adjustment,   at  any  time  until
                         December  3, 2001.  Commencing  December  3, 1997,  the
                         Warrants   are   subject  to   redemption   in  certain
                         circumstances  on 30 days written  notice.  The Class A
                         Common Stock and Class B Warrants will be
                         separately  tradeable  immediately  upon issuance.  The
                         Company is also  registering  355,721 shares of Class A
                         Common  Stock,  355,721  Class B Warrants  and  355,721
                         shares of Class A Common Stock  underlying such Class B
                         Warrants,   which   securities  all  underlie  Class  A
                         Warrants  previously  transferred  by  certain  Selling
                         Securityholders   in   registered   transactions.   See
                         "Description   of   Securities."

Securities Offered       3,144,279 Class A Warrants,  3,144,279 Class B Warrants
Concurrently by          issuable  upon  exercise of such Class A Warrants,  and
Remaining Selling        6,288,558  shares of Class A Common Stock issuable upon
Securityholders          exercise of such Class A Warrants and Class B Warrants.
                         See  "Concurrent  Securities  Offering."

Common Stock             Class   A   Common   Stock   6,900,000 shares(2)(4)
Outstanding June 30,     Class B Common Stock 2,000,000   shares   1997(1)
1997(1)                  Class  E-1  Common  Stock 4,000,000  shares(3)
                         Class E-2 Common Stock  4,000,000 shares(3)

Use of Proceeds          The Company  intends to use the net  proceeds  received
                         upon the exercise of the Warrants, if any, for general corporate purposes and to continue development of the STRATOCRUZER 1250 jet aircraft. See "Use of Proceeds."


Risk Factors             The  Offering  involves  a  high  degree  of  risk  and
                         immediate and substantial dilution to public investors.
                         An  investment  in the Units  offered  hereby should be
                         made only after a careful  consideration of the various
                         risks which may affect the Company and its  operations.
                         See      "Risk      Factors."

Nasdaq Symbols:          Units............................................AASIU
                         Class A Common Stock............................. AASI
                         Class A Warrants.................................AASIW
                         Class B Warrants.................................AASIZ

                                   -----------

(1) For a description of the voting and other rights of the Class A Common Stock, Class B Common Stock and Class E Common Stock (collectively, the "Common Stock") see "Description of Securities-Common Stock."

(2) Does not include (i) 500,000 shares of Class A Common Stock reserved for issuance under the Option Plan, under which options to purchase 420,000 shares of Class A Common Stock are outstanding at an exercise price of $5.00 per share. See "Capitalization" and "Management-Stock Option Plan."

(3) Pursuant to the Company's Certificate of Incorporation, the 4,000,000 shares of each of Class E-1 and Class E-2 Common Stock (the "Performance Shares") will automatically convert into Class B Common Stock if the Company attains certain earnings levels over the next approximately seven years or the market price of the Company's Class A Common Stock achieves certain levels over the next approximately three years. If such earnings or market price levels are met, the Company will record a substantial non-cash charge to earnings, for financial reporting purposes, as compensation expense relating to the value of the Performance Shares held by officers, directors, employees or consultants of the Company converted to Class B Common Stock. The Performance Shares will be redeemable by the Company at any time after March 31, 2004 for a nominal amount if such earnings or market price levels are not achieved within the time periods specified above. See "Capitalization," "Plan of Operations-Charge to Income in the Event of Conversion of Performance Shares," "Principal Stockholders" and "Description of Securities."

(4) Does not include (i) 20,700,000 shares of Class A Common Stock issuable upon exercise of the Warrants included in the IPO Units, (ii) 2,400,000 shares of Class A Common Stock issuable upon exercise of the Unit Purchase Option and the Warrants included in the Units issuable upon exercise of the Unit Purchase Option, or (iii) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Selling Securityholders' Class A Warrants and the Selling Securityholders' Class B Warrants underlying such warrants.

                          Summary Financial Information


                                                                                                          Period from
                                                                                                       January 26, 1990
                                                                                                      (inception) through
                                 Year ended December 31,          Three Months Ended March 31,           March 31, 1997
                            ---------------------------------------------------------------------------------------------------

                                  1995             1996              1996             1997
                            ---------------------------------------------------------------------------------------------------

Statement of Operations Data:

Interest and Other Income.          $27,000        $133,000                        $290,000                $1,170,000

Costs and Expenses........       $1,715,000      $2,579,000        $341,000        $809,000               $25,075,000

Net Loss..................      $(1,688,000)    $(3,388,000)      $(341,000)      $(519,000)             $(24,847,000)

Net Loss per share(1).....            $(.50)          $(.96)          $(.10)          $(.06)

Weighted average number of
shares outstanding(1).....        3,400,000       3,546,000       3,400,000       8,900,000





                                                         March 31, 1997
                                                -------------------------------

Balance Sheet Data:
  Working capital........................................  $25,422,000
   Total assets..........................................   27,588,000
   Total liabilities.....................................      309,000
   Accumulated deficit...................................  (24,847,000)
   Total stockholders' equity............................   27,279,000

-------------

(1) Excludes 8,000,000 Performance Shares. See Note 2 of Notes to Financial Statements for the year ended December 31, 1996, and Note 2 of Notes to Financial Statements for the three-months ended March 31, 1997 for an explanation of the determination of the weighted average number of shares outstanding used in computing net loss per share.

                                  RISK FACTORS

         The securities offered hereby are highly speculative in nature and involve a high degree of risk, and only those who can bear the risk of the loss of their entire investment should purchase such securities. Prospective investors should carefully consider, along with the other information contained in this Prospectus, the following considerations and risks in evaluating an investment in the Company. Certain statements contained in this Prospectus, including statements concerning the Company's future cash and financing requirements, the Company's ability to obtain market acceptance of its aircraft, the Company's ability to obtain regulatory approval for its aircraft, and the competitive market for sales of small business aircraft and other statements contained herein regarding matters that are not historical facts, are forward looking statements; actual results may differ materially from those set forth in the forward looking statements, which statements involve risks and uncertainties.

         Development Stage Company; Early Stage of Product Development; No Assurance of Success; No Commercial Operations. The Company is in the development stage and has not commenced any commercial operations or received any operating revenues. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by an enterprise in the Company's stage of development, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, initial and continuing regulatory compliance, manufacturing costs, production and assembly, the competitive and regulatory environment in which the Company plans to operate, marketing problems and additional costs and expenses that may exceed current estimates. The Company has been engaged primarily in research and development since its inception and has not completed the development of the JETCRUZER 500. There can be no assurance that the Company will be able to successfully develop the JETCRUZER 500 or any of its other proposed aircraft, that the Company will be granted, or if granted, will be able to maintain the necessary regulatory approvals to produce and sell its proposed aircraft, that the Company's aircraft will prove to be commercially viable or successfully marketed, or that the Company will ever achieve significant revenues. See "Plan of Operations" and "Business."

         Accumulated Deficit; History of Losses; Expectation of Substantial Future Losses. To date, the Company has incurred significant losses. At March 31, 1997, the Company had an accumulated deficit of approximately $24,847,000. The Company incurred net losses of approximately $1,688,000 and $3,388,000 for the years ended December 31, 1995 and 1996, respectively, and has incurred a net loss of $519,000 for the three months ended March 31, 1997. Such losses have resulted principally from significant costs associated with the design, development and certification of the JETCRUZER 450 aircraft and, to a lesser extent, the development of its successor, the JETCRUZER 500. The Company expects to incur further losses for the foreseeable future due to significant costs associated with amending its FAA Type Certificate, establishing manufacturing facilities capable of producing aircraft on a commercial scale, manufacturing its proposed aircraft and obtaining the necessary regulatory approvals relating thereto, and marketing and selling its proposed aircraft. There can be no assurance that sales of the Company's aircraft will ever generate sufficient revenues to fund its continuing operations, that the Company will generate positive cash flow from its operations, or that the Company will attain or thereafter sustain profitability in any future period. See "Plan of Operations" and "Business."

         Uncertainty of Market Acceptance of Aircraft; Lack of Established Market for Aircraft. The Company's business is dependent on market acceptance of its proposed aircraft. To date, the Company has made only initial attempts to market its aircraft. There can be no assurance that, after the initiation of significant marketing and sales efforts, the Company's aircraft will be accepted by the marketplace. The Company's ability to successfully market the JETCRUZER 500 and any other aircraft it may develop will depend in part upon the Company convincing potential customers of the price, performance and safety advantages of its aircraft as compared to competitive aircraft having a more conventional design and appearance. The canard design is unusual in the aircraft industry, and there can be no assurance that potential customers will accept such design. Historically, sales of other manufacturers' aircraft having an unconventional design and appearance have been disappointing, although such poor sales may be related to other factors. Further, as a new manufacturer without an established reputation, the Company would be particularly vulnerable to financial and reputational harm in the event of an occurrence that aroused concern regarding the safety or airworthiness of the Company's aircraft, including but not limited to, an accident or other incident involving an aircraft manufactured by the Company. Although the Company has received indications of interest to purchase the JETCRUZER 500 which are supported by nominal deposits, certain of such deposits are refundable prior to the commencement of the manufacture of a customer's aircraft. See "Business-Competition" and "-Marketing, Distribution and Service."

         Regulatory Uncertainty. The Company intends to amend its Type Certificate with respect to the JETCRUZER 450 to include the JETCRUZER 500. In addition, the Company will be required to obtain an amendment to its Type Certificate or a new type certificate if and when it proceeds with development of the JETCRUZER 650. The Company will be required to obtain a new type certificate if and when it proceeds with development of the STRATOCRUZER 1250. Obtaining a new or amended FAA type certificate can be difficult, costly, and time consuming. There can be no assurance that the Company will be successful in obtaining a new type certificate or amendments to its existing Type Certificate for its proposed aircraft, or that, if one or more new or amended type certificates are obtained, they will not be subject to conditions which may adversely affect the use of the proposed aircraft for their intended purpose. In the event that the FAA determines that a new type certificate is required for any of the Company's proposed aircraft, the time and cost of obtaining such certification may be substantial, may render it impossible for the Company to complete such certification and may have an adverse effect on the Company's operations.

         The Company will also need to obtain an FAA production certificate for the commercial production of its aircraft and airworthiness certificates for individual aircraft upon the completion of manufacture. There can be no assurance that the Company will be able to obtain a production certificate for its planned aircraft models, or airworthiness certificates for individual aircraft, and therefore there can be no assurance that the Company will be able to produce and sell aircraft.

         The Company will also be subject to the risk of modification, suspension or revocation of any FAA certificate it holds. Such modification, suspension, or revocation could occur if, in the FAA's judgement, compliance with airworthiness or safety standards by the Company was in doubt. If the FAA were to suspend or revoke the Company's type or production certificate for an aircraft model, sales of that model would be adversely affected or terminated. If, in the FAA's judgement, an unsafe condition developed or was discovered after one or more of the Company's aircraft had entered service, the FAA could issue an "Airworthiness Directive," which could result in a requirement that the Company develop appropriate design changes at the Company's expense. Foreign authorities could impose similar obligations upon the Company as to aircraft within their jurisdiction. Any or all of the above occurrences could expose the Company to substantial additional costs and/or liabilities. See "Business-Government Regulation."

         Limited Production Capabilities; Lack of Manufacturing Experience. The Company has produced only three JETCRUZER 450 aircraft in the course of obtaining its FAA Type Certificate, is in the process of producing a "proof-of-concept" version of the JETCRUZER 500, and has not yet manufactured any other aircraft or any aircraft on a commercial scale. The manufacture of aircraft is a complex and exacting process and will require the Company to attract and retain experienced personnel to develop a manufacturing capability and to comply with extensive government standards with respect to its proposed aircraft and the process by which they are manufactured. There can be no assurance that the
Company will be able to successfully implement large scale production operations, attract and retain experienced personnel or obtain and maintain the necessary regulatory approvals to commence and continue its manufacturing operations. The Company intends to finance a substantial portion of the cost to establish such a manufacturing facility through industrial development bonds. See "Plan of Operations" and "Business."

         Limited Product Line; Fluctuations in Sales of Aircraft. Initially, the JETCRUZER 500 is intended to be the Company's only product available for commercial sale. Accordingly, the operating results of the Company and the future development of additional products will depend substantially upon the successful sale of that aircraft, as to which there can be no assurance. Moreover, if there is a downturn in the market for general aviation aircraft due to economic, political or other reasons, the Company would not be able to rely on sales of other products to offset the downturn. For example, from a peak of approximately 18,000 units delivered by United States manufacturers in 1978, sales of personal and recreational aircraft declined significantly during the 1980's and early 1990's. Since 1986, the number of aircraft delivered per year by United States manufacturers has not exceeded 1,500, and fewer than 1,000 aircraft were delivered in each of 1992, 1993 and 1994. This decrease in sales was caused by several factors, including the cost of aviation fuel, high interest rates, inflation and an increase in negligence and product liability claims arising from accidents involving general aviation piston aircraft and a resulting increase in the price of manufacturers' liability insurance and, therefore, of such aircraft. It is possible that sales of business aircraft could decline in the future for these or other reasons beyond the Company's control. Furthermore, if a potential purchaser is experiencing an economic downturn or is for any other reason seeking to limit its capital expenditures, the high unit selling price of a new aircraft may result in such potential purchaser deferring its purchase or electing to purchase a pre-owned aircraft or a lower priced aircraft. Further, since the Company intends to rely on the sale of a relatively small number of high unit selling price aircraft to provide substantially all of its revenue, small decreases in the number of aircraft delivered in any year may have a material negative effect on the results of operations for that year. In addition, small changes in the number and timing of deliveries of, and receipt of payments on, new aircraft may have a material effect on the Company's liquidity. See "Business-Industry Background" and "-Proposed Products."

         Competition. The Company's aircraft will compete with other aircraft that have comparable characteristics and capabilities. Most of the Company's competitors, including Cessna Aircraft Co. (maker of the Caravan), Socata (maker of the TBM), Pilatus (maker of the PC-12), Raytheon Aircraft Co. (Beechcraft) (maker of the King Air) and New Piper Aircraft Corp. (maker of the Malibu Mirage), are substantially larger in size and have far greater financial, technical, marketing, and other resources than the Company. Certain of the Company's actual and potential competitors may have technological capabilities or other resources that would allow them to modify existing aircraft or develop alternative new aircraft which could compete with the Company's aircraft, and such competitors may introduce such aircraft and aircraft changes prior to the anticipated delivery of the Company's first aircraft, which is not expected until at least the third quarter of 1998. The Company's ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sales and marketing of their products than are available to the Company. In addition, the Company will need to convince potential customers of the advantages of its aircraft as compared to competitors' aircraft having a more conventional design and appearance. There can be no assurance that future technological advances will not result in competitive aircraft with improved characteristics and capabilities that could adversely affect the Company's business. The Company's aircraft may also compete with used aircraft which become available in the resale market at prices sufficiently lower to offset deficits in performance, if any, as compared to the Company's aircraft. See "Business-Competition."

         Need for Additional Financing. The Company believes that the net proceeds from its initial public offering completed in December 1996 (the "IPO") will be sufficient to meet its cash requirements until approximately the third or fourth quarter of 1998; however, there can be no assurance that the Company will not require additional financing prior to that time or that, if required, additional financing will be available on acceptable terms or at all. In addition, if the Company has not completed the development of the JETCRUZER 500 prior to the third or fourth quarter of 1998, received the required regulatory approvals, and successfully commenced sales of its aircraft, the Company may need to obtain additional financing. Further, the Company intends to rely on industrial development bonds in connection with the establishment of a new manufacturing facility. The Company has no binding commitments from any third parties to provide funds to the Company, and there can be no assurance that additional financing will be available on terms acceptable to the Company, if at all. Failure to obtain such additional financing would have a material adverse effect on the Company's business and prospects and could require the Company to severely limit or cease its operations. See "Plan of Operations" and the Financial Statements and the Notes thereto. Additionally, the Company has completed the initial design of the JETCRUZER 650 and has designed and partially constructed the prototype of the STRATOCRUZER 1250. Further development of these aircraft will not be pursued in the near term future and will require substantial financing in addition to that received in the IPO. See "Business-Other Proposed Aircraft."

         Reliance on Single Source Suppliers. The Company will be dependent on certain suppliers of products in order to manufacture its aircraft. In particular, the Company will be dependent on Pratt & Whitney to supply the propjet engine for the JETCRUZER 500. The Company has no contractual right to obtain any specified number of engines from Pratt & Whitney. Should the Company's ability to obtain the requisite number of engines be limited for any lengthy period of time or the cost of such engines increase, the Company's ability to produce and sell aircraft could be materially and adversely affected. In addition, the failure of other suppliers or subcontractors to meet the Company's performance specifications, quality standards or delivery standards or schedules could have a material adverse effect on the Company's operations. Moreover, the Company's ability to significantly increase its production rate following the introduction of the JETCRUZER 500 could be limited by the ability or willingness of its key suppliers to increase their delivery rates. At such time as the Company is ready to commence the manufacture of its aircraft, the prices to obtain materials and components may have changed and a number of suppliers may need to be replaced. The Company's inability to obtain supplies to manufacture its products would have a material adverse effect on the Company's business prospects, operations and financial condition. See "Business-Suppliers."

         Insurance and Product Liability Exposure. Because the failure of an aircraft manufactured by the Company or any other mishap involving such an aircraft may result in physical injury or death to the occupants of the aircraft or others, the Company could be subject to lawsuits involving product liability claims, which lawsuits may involve claims for substantial sums. Although the Company intends to obtain comprehensive product liability insurance prior to the commencement of commercial sales of its aircraft, such insurance can be expensive, subject to various coverage exclusions and may not be obtainable by the Company in the future on terms acceptable to the Company or at all. Further, should the Company become involved in product liability litigation, the expenses and damages awarded could be large and the scope of any coverage may be inadequate. Increased insurance costs and/or liability costs could require an increase in the price of the Company's aircraft and therefore could have a negative impact on sales. See "-Limited Product Line; Fluctuations in Sales of Aircraft" and "Business-Industry Background."

         Fluctuations in Quarterly Operating Results. The Company expects to derive a substantial portion of its revenues from the sale of a relatively small number of aircraft. As a result, a small reduction in the number of aircraft shipped in a quarter due to, for example, unanticipated shipment rescheduling or cancellations, supplier delays in the delivery of component parts or unexpected manufacturing difficulties, could have a material and adverse effect on the Company's financial position and results of operations for that quarter.

         In addition, the Company's intention to expand its manufacturing capabilities and the need for continued investment by the Company in research, development, engineering, and marketing will limit the Company's ability to reduce expenses in response to any such decrease in sales. Moreover, because the indications of interest received by the Company from potential customers will be subject to cancellation or rescheduling by the customer prior to the commencement of construction of the customer's aircraft, a backlog of orders at any particular date will not necessarily be representative of actual sales for any succeeding period. If the Company's anticipated level of revenues is not achieved for a particular period, the Company's operating results could be adversely affected by its inability to reduce costs. The impact of these and other factors on the Company's operating results in any future period cannot be accurately forecast. See "Plan of Operations."

         Substantial Portion of Cash Assets Pledged as Collateral. The Company intends to finance the construction of its manufacturing facility through the issuance of industrial development bonds. The Company will be required to pledge cash as collateral for such bonds in an amount equal to the principal amount of such bonds. The Company currently anticipates that it will issue $8,500,000 aggregate principal amount of such bonds and therefore it will be required to pledge $8,500,000 cash. This cash will be placed in an escrow account and will not be available for the Company's use until such time as other collateral satisfactory to the bank guaranteeing the bonds is obtained. The inability to access the pledged cash could have a material adverse affect on the Company, should such access become necessary.

         Risks of International Operations. The Company intends to market and sell its proposed aircraft to foreign customers. Accordingly, the Company will be subject to all of the risks inherent in international operations, including work stoppages, transportation delays and interruptions, political instability or conflict between countries in which the Company may do business, foreign currency fluctuations, economic disruptions, differences in airworthiness and certification standards imposed by foreign authorities, the imposition of tariffs and import and export controls, changes in governmental policies (including United States trade policy) and other factors, including other foreign laws and regulations, which could have an adverse effect on the Company's business. With respect to international sales that are denominated in U.S. dollars, an increase in the value of the U.S. dollar relative to foreign currencies can increase the effective price of, and reduce demand for, the Company's products relative to competitive products priced in the local currency. These international trade factors may, under certain circumstances, materially and adversely impact demand for the Company's products or the Company's ability to sell its aircraft in particular countries or deliver its products in a timely manner or at a competitive price, which in turn may have an adverse impact on the Company's relationships with its customers. In addition, foreign certification or equivalent approval is required prior to importing an aircraft into a foreign country, and no assurance can be given that the Company will receive such certification or equivalent approval in any country. The Company's success will depend in part upon its ability to obtain and maintain foreign certifications or equivalent approvals and manage international marketing, sales and service operations. See "Business-Marketing, Distribution and Service" and "-Government Regulation-Foreign Certification."

         Dependence on Key Personnel; Need for Additional Management Personnel. The Company's success to date has depended in large part on the skills and efforts of Dr. Carl Chen, the Company's Chairman and Chief Executive Officer, and, to a lesser extent, on the skills and efforts of Mr. Gene Comfort, the Company's Executive Vice President, and Mr. William Leeds, the Company's Senior Vice President - Operations. See "Management-Directors and Executive Officers." The Company has obtained key-man life insurance coverage with respect to Dr. Chen and Mr. Comfort in the face amounts of $2,000,000 and $1,000,000, respectively, naming the Company as beneficiary. The Company's future success will depend to a significant extent on its ability to identify and hire certain other key employees on a timely basis. The Company is seeking to hire personnel to complete its management team in connection with the contemplated expansion of its operations. Competition for highly-skilled business, product development, technical and other personnel is intense, and there can be no assurance that the Company will be successful in recruiting new personnel or in retaining any of its existing personnel. The Company will experience increased costs in order to retain and attract skilled employees. The Company's failure to attract additional qualified employees on a timely basis or at all or to retain the services of key personnel could have a material adverse effect on the Company's operating results and financial condition. See "Management."

         Limited Sales and Marketing Experience. The Company's operating results will depend to a large extent on its ability to successfully market and sell its aircraft. There can be no assurance that the Company will be able to recruit, train or retain qualified personnel to sell and market its products or that it will develop a successful sales and marketing strategy. The Company also has very limited marketing experience. There can be no assurance that any marketing efforts undertaken by the Company will be successful or will result in any significant sales of its products. See "Business-Marketing, Distribution and Service" and "Management."

         Risks of Planned Growth. The Company plans to significantly expand its operations during the third and fourth quarters of 1997, which could place a significant strain on its limited personnel, financial and other resources. The Company intends to expand its manufacturing capabilities and ultimately commence commercial manufacture of its aircraft. There can be no assurance that the Company's efforts to conduct manufacturing activities will be successful or that the Company will be able to satisfy commercial scale production requirements on a timely and cost-effective basis. The Company's ability to manage this growth, should it occur, would require significant expansion of its engineering, production, marketing and sales capabilities and personnel. There can be no assurance that the Company will be able to find qualified personnel to fill such additional engineering, production, and sales and marketing positions or be able to successfully manage a larger sales and marketing organization. See "Business."

         Control by Insiders; Ownership of Shares Having Disproportionate Voting Rights. Dr. Carl Chen, the Company's Chairman and Chief Executive Officer, and C.M. Cheng, a Director of the Company, beneficially own, or have voting control over, shares of the Company's capital stock representing approximately 83% of the total voting power of the Company. Accordingly, they will continue to be able to elect at least a majority of the Company's directors and thereby direct the policies of the Company for the foreseeable future. Furthermore, the disproportionate vote afforded the shares of Class B Common Stock and Class E Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirors may be discouraged from seeking to acquire control of the Company through the purchase of Class A Common Stock, which could have a depressive effect on the market price of the Company's securities. See "Principal Stockholders."

         Limitation on Officers' and Directors' Liabilities under Delaware Law. Pursuant to the Company's Certificate of Incorporation, and as authorized under applicable Delaware law, directors and officers of the Company are not liable for monetary damages for breach of fiduciary duty, except (i) in connection with a breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividend payments or stock repurchases illegal under Delaware law or (iv) for any transaction in which a director has derived an improper personal benefit. See "Management-Limitation of Liability and Indemnification Matters."

         Charge to Income in the Event of Conversion of Performance Shares. The Performance Shares will be subject to redemption by the Company at a price of $.01 per share if the Company does not attain certain earnings or share price levels. In the event the Company attains certain earnings or share price levels, the Performance Shares will be automatically converted into shares of Class B Common Stock. In the event any Performance Shares held by officers, directors, employees or consultants of the Company are converted into Class B Common Stock, the maximum compensation expense recorded for financial reporting purposes will be an amount equal to the fair value of the shares converted at the time of such conversion which value cannot be predicted at this time. Therefore, in the event the Company attains any of the earnings thresholds or the Company's Class A Common Stock meets certain minimum bid prices required for the conversion of the Performance Shares, the Company will recognize a substantial charge to earnings during the period in which such conversion occurs as compensation expense to the Company, which would have the effect of increasing the Company's loss or reducing or eliminating its earnings, if any, at such time. Although the amount of compensation expense recognized by the Company will not affect the Company's cash flow or liquidity, it may have a depressive effect on the market price of the Company's securities. In the event the Company does not attain these earnings thresholds or minimum bid price levels, and no conversion occurs, no compensation expense will be recorded for financial reporting purposes. See "Description of Securities-Common Stock."

         Possible Adverse Effects of Authorization of Preferred Stock; Anti-Takeover Provisions; Enhanced Voting Power of Class B Common Stock and Class E Common Stock. The Company's Certificate of Incorporation authorizes the issuance of a maximum of 5,000,000 shares of preferred stock on terms which may be fixed by the Company's Board of Directors without stockholder action. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of preferred stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids or control of the Company in which stockholders may receive premiums for their shares of Class A Common Stock or otherwise dilute the rights of holders of Class A Common Stock. See "Description of Securities-Preferred Stock." In addition, the Company is subject to Delaware General Corporation Law provisions that may have the effect of delaying, deferring or preventing certain changes of control of the Company. See "Description of Securities-Certain Statutory and Charter Provisions under the Delaware General Corporation Law." Furthermore, the disproportionate vote afforded the Class B Common Stock and Class E Common Stock could also serve to impede or prevent a change in control of the Company. See "-Control by Insiders; Ownership of Shares Having Disproportionate Voting Rights" and "Description of Securities-Common Stock."

          Shares Available for Future Sale; Registration Rights. Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, could have an adverse effect on the price of the Company's securities. The Company has outstanding 16,900,000 shares of Common Stock, 10,400,000 Class A Warrants (including Class A Warrants originally issued to certain Selling Securityholders in December 1996) and 6,900,000 Class B Warrants (excluding the 10,400,000 Class B Warrants issuable upon the exercise of the Class A Warrants). 10,000,000 of the outstanding shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. Pursuant to Rule 144, virtually all of these restricted shares are eligible for resale. However, 2,000,000 of the 10,000,000 outstanding shares are Class B Common Stock and thus may not be sold until January 3, 1998. In addition, 8,000,000 of the restricted shares are Class E Common Stock, which shares are not currently transferable and are subject to redemption by the Company for a nominal consideration if the Company does not meet certain income or stock price levels, and are convertible into Class B Common Stock if the Company does meet such levels. The holders of the Unit Purchase Option have certain demand and "piggyback" registration rights covering their securities. The exercise of such rights could involve substantial expense to the Company. Sales of Common Stock, or the possibility of such sales, in the public market may adversely affect the market price of the securities offered hereby. See "Description of Securities," "Shares Eligible for Future Sale."

         Effect of Outstanding Options and Warrants. Upon completion of the IPO and the exercise by Blair of its over-allotment option, the Company had outstanding 6,900,000 Class A Warrants to purchase 6,900,000 shares of Class A Common Stock and 6,900,000 Class B Warrants for $6.50 per share (subject to adjustment in certain circumstances) and 6,900,000 Class B Warrants to purchase 6,9000,000 shares of Class A Common Stock at $8.75 per share (subject to adjustment in certain circumstances). In addition, the Company had outstanding 3,500,000 Selling Securityholders' Class A

Warrants to purchase 3,500,000 shares of Class A Common Stock and 3,500,000 Class B Warrants (which are exercisable for 3,500,000 shares of Class A Common Stock), the Unit Purchase Option to purchase an aggregate of 2,400,000 shares of Class A Common Stock assuming exercise of the underlying Warrants, and 500,000 shares of Class A Common Stock reserved for issuance under the Option Plan, under which options to purchase 420,000 shares are outstanding at an exercise price of $5.00 per share. Holders of such options and warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. In addition, the Unit Purchase Option contains a provision permitting the holder to elect a cashless exercise of the Option. Moreover, while these options are outstanding, the Company's ability to obtain financing on favorable terms may be adversely affected. See "Management" and "Description of Securities."

         Arbitrary Determination of Warrant Exercise Price; Possible Volatility of Stock Price. The initial exercise prices and other terms of the Warrants have been arbitrarily determined by negotiation between the Company and Blair and do not necessarily bear any relationship to the Company's assets, net worth or other established criteria of value. The exercise and redemption prices of the Warrants should not be construed to imply or predict any increase in the market price of the Class A Common Stock. No assurance can be given that an active trading market in the Company's securities will be sustained. The Company believes factors such as quarterly fluctuations in financial results and announcements of new technology or products or regulatory developments in the aircraft industry may cause the market price of the Company's securities to fluctuate, perhaps substantially. These fluctuations, as well as general economic conditions, such as recessions or high interest rates, may adversely affect the market price of the securities.

         Possible Delisting of Securities from The Nasdaq Stock Market. The Company's Class A Common Stock, Class A Warrants and Class B Warrants are quoted on The Nasdaq National Market and the IPO Units are quoted on the Nasdaq SmallCap Market. The Company will have to maintain certain minimum financial requirements for continued inclusion on Nasdaq. If the Company is unable to satisfy Nasdaq's maintenance requirements, the Company's securities may be delisted from Nasdaq. In such event, trading, if any, in the IPO Units, Class A Common Stock and Warrants would thereafter be conducted in the over-the-counter markets in the so-called "pink sheets" or the NASD's "Electronic Bulletin
Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of the transactions, reductions in the number and quality of security analysts' and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained. The Nasdaq Stock Market has recently proposed more stringent financial requirements for listing on Nasdaq. If adopted, the Company will have to meet and maintain such new financial requirements for continued inclusion on Nasdaq. If the Company is unable to satisfy these new requirements, the Company's securities may be delisted from Nasdaq.

         Risk of Low-Price Stocks. If the Company's securities were to be delisted from Nasdaq, they could become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Offering to sell any of the securities acquired hereby in the secondary market.

         Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

         Current Prospectus and State Registration Required to Exercise Warrants. The Warrants included in the Units offered hereby will be immediately detachable and separately tradeable. Although the Units will not knowingly be sold to purchasers in jurisdictions in which the Units are not registered or otherwise qualified for sale, purchasers who reside in or move to jurisdictions in which the securities underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable may buy Units (or the Warrants included therein) in the aftermarket. In this event, the Company would be unable to issue securities to those persons desiring to exercise their Warrants unless and until the underlying securities could be registered or qualified for sale in the jurisdictions in which such purchasers reside, or unless an exemption from such qualification exists in such jurisdictions. No assurance can be given that the Company will be able to effect any such required registration or qualification.

         Additionally, purchasers of the Units will be able to exercise the Warrants included therein only if a current prospectus relating to the securities underlying the Warrants is then in effect under the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside. Although the Company has undertaken to use reasonable efforts to maintain the effectiveness of a current prospectus covering the securities underlying the Warrants, no assurance can be given that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the securities issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of the Warrants then reside.

         Adverse Effect of Possible Redemption of Warrants. The Warrants are subject to redemption by the Company commencing December 3, 1997, on at least 30 days' prior written notice, if the average closing bid price of the Class A Common Stock for 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given exceeds $12.00 per share with respect to the Class A Warrants and $15.00 per share with respect to the Class B Warrants. If the Warrants are redeemed, holders of Warrants will lose their right to exercise the Warrants, except during such 30-day notice of redemption period. Upon the receipt of a notice of redemption of the Warrants, the holders thereof would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the then current market price (if any) when they might otherwise wish to hold the Warrants, or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities-Redeemable Warrants."

          No Dividends. The Company has paid no dividends to its stockholders since its inception and does not plan to pay dividends in the foreseeable future. The Company intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy."

         Possible Adverse Effect on Liquidity of the Company's Securities Due to Investigation by the Securities and Exchange Commission of D.H. Blair Investment Banking Corp. ("Blair"). The Securities and Exchange Commission (the
"Commission") is conducting an investigation concerning various business activities of Blair and D.H. Blair & Co., Inc. ("Blair & Co."), the underwriter of the Company's IPO and a market maker in the Company's securities. The investigation appears to be broad in scope, involving numerous aspects of Blair's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by Blair or Blair & Co., or in which Blair or Blair & Co. made over-the counter markets, persons associated with Blair or Blair & Co., such issuers and other persons. The Company has been advised by Blair that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. Blair cannot predict whether this investigation will ever result in any type of formal enforcement action against Blair or Blair & Co. or, if so, whether any such action might have an adverse effect on Blair or the securities offered hereby. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities.

         Possible Restrictions on Market Making Activities in the Company's Securities. Blair & Co. makes a market in the Company's securities. Rule 10b-6 under the Exchange Act will prohibit Blair & Co. from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders' Warrants may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event Blair or Blair & Co. is engaged in a distribution of the Selling Securityholders' Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market prices of the Company's securities.

                                 USE OF PROCEEDS

         Holders of Warrants are not obligated to exercise their Warrants and there can be no assurance that the Warrantholders will choose to exercise all or any of their Warrants. In the event that all of the 7,255,721 outstanding Class A Warrants (excluding the Remaining Security Holders and Unit Purchase Option) are exercised, the net proceeds to the Company would be $44,804,077, after deducting the Solicitation Fee. In the event that all of the 14,155,721 Class B Warrants outstanding and issuable upon the exercise of the outstanding Class A Warrants are exercised (excluding the Remaining Security Holders and Unit
Purchase Option), the Company would receive additional net proceeds of $117,669,431, after deducting the Solicitation Fee.

         The Company intends to use the net proceeds received upon the exercise of the Class A Warrants and Class B Warrants, if any, for general corporate purposes and to continue development of the STRATOCRUZER 1250 jet aircraft.


                                 DIVIDEND POLICY

         The Company has not, to date, paid any dividends. The Company has no current plans to pay dividends and intends to retain earnings, if any, for working capital purposes. Any future determination as to the payment of dividends by the Company will depend upon the Company's results of operations, capital requirements, and financial condition and other factors deemed relevant by the Company's Board of Directors.


                       PRICE RANGE OF CLASS A COMMON STOCK

         The Company's Class Common Stock has been quoted on the Nasdaq National Market under the symbol AASI since December 3, 1996.

         The Company estimates there were approximately 300 holders of record and approximately 2,000 beneficial holders on July 14, 1997. The Company has not paid dividends in the past and does not intend to pay cash dividends in the foreseeable future. Declaration of dividends will be at the discretion of the Board of Directors.

         The following table sets forth the range of high and low bid prices for the Class A Common Stock for the periods indicated, as reported by NASDAQ, the principal system or exchange on which such securities are quoted or traded.


                                                  Class A Common Stock
                                                 ---------------------------

                                                 High                   Low
                                                 ---------------------------

For periods noted
   December 3, 1996 to December 31, 1996         $5.25                 $3.50
   Quarter ended March 31, 1997                  $4.75                 $2.50
   Quarter ended June 30, 1997                   $4.3125               $2.375

                             SELECTED FINANCIAL DATA

         The selected financial data presented below for the years ended December 31, 1995 and 1996 and for the period from January 26, 1990 (inception) to December 31, 1996 are derived from the audited financial statements of the Company included elsewhere in this Prospectus. The selected financial data as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 and for the period from January 26, 1990 (inception) through March 31, 1997 have been derived from the Company's unaudited financial statements which, in the opinion of management, reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the results of operations for such periods. The results of the interim periods are not necessarily indicative of the results of a full year. The following selected financial data should be read in conjunction with the financial statements and related notes thereto, and with "Plan of Operations," appearing elsewhere in this Prospectus.





                                                                           Three Month Period Ended    Period from
                             Year Ended December 31,       Period from       March 31, (unaudited)   January 26, 1990
                          ----------------------------- January 26, 1990   ------------------------    (Inception) to
                                                         (Inception) to                               March 31, 1997
                               1995           1996      December 31, 1996      1996          1997       (unaudited)
                          --------------- ------------- -----------------  ------------  -----------  --------------


Statement of Operations Data:

Other income.............         $27,000       $23,000          $710,000                     $1,000         $711,000
                                                110,000           170,000                    289,000          459,000
Interest income..........   ------------- ------------- -----------------  -------------  -----------  ---------------
                                   27,000       133,000           880,000                     290,000       1,170,000
                            ------------- ------------- -----------------  -------------  -----------  ---------------
Cost and expenses:
   Research and development
     costs..............                                       13,636,000                     326,000      13,962,000
   Preoperating costs....                                         282,000                                     282,000
   General and administrative
     expenses...........       1,453,000     1,927,000          7,390,000     $ 268,000       481,000       7,871,000
   Loss on disposal of assets                                     357,000                       2,000         359,000
   Interest expense......        262,000       652,000          1,840,000        73,000                     1,840,000

   In-process research and                                        761,000                                     761,000
     development acquired   ------------- ------------- -----------------  ------------  ------------  ---------------
                               1,715,000     2,579,000        24,266,000       341,000       809,000       25,075,000
                            ------------- ------------- -----------------  ------------  ------------  ---------------
Loss before extraordinary     (1,688,000)   (2,446,000)      (23,386,000)     (341,000)     (519,000)     (23,905,000)
     item
Extraordinary loss on
   retirement of Bridge Notes                 (942,000)         (942,000)                                    (942,000)
                            $(1,688,000)   $(3,388,000)     $(24,328,000)    $(341,000)    $(519,000)    $(24,847,000)
Net loss................. --------------- -------------  ----------------  ------------  ------------  ---------------

Net loss per share(1)....         $(.50)        $(.96)                           $(.10)        $(.06)
Weighted average number of     3,400,000     3,546,000                        3,400,000     8,900,000
   shares outstanding(1).



                                                              March 31, 1997
                                                                (unaudited)
Balance Sheet Data:
Working capital.......................................          $25,422,000
Total assets..........................................           27,588,000
Total liabilities.....................................              309,000
Deficit accumulated during development stage..........          (24,847,000)
Total stockholders' equity............................           27,279,000

-----------

(1) Excludes 8,000,000 Performance Shares, which are redeemable by the Company for a nominal amount in certain circumstances. See "Capitalization," "Plan of Operations-Charge to Income in the Event of Conversion of Performance Shares," "Principal Stockholders" and "Description of Securities." See Note 2 of Notes to Financial Statements for the year ended December 31, 1996, and Note 2 of Notes to Financial Statements for the three months ended March 31, 1997 for explanations of the determination of weighted average number of shares outstanding and shares used in computing net loss per share.

                               PLAN OF OPERATIONS

         The following plan of operations should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus. Certain statements contained in this Prospectus, including statements concerning the Company's future cash and financing requirements, the Company's ability to obtain market acceptance of its aircraft, the Company's ability to obtain regulatory approval for its aircraft, and the competitive market for sales of small business aircraft and other statements contained herein regarding matters that are not historical facts, are forward looking statements; actual results may differ materially from those set forth in the forward looking statements, which statements involve risks and uncertainties.

General

         The Company is a development stage enterprise organized to design, develop, manufacture and market propjet and jet aircraft intended primarily for business use. Since its inception, the Company has been engaged principally in research and development of its proposed aircraft. In January 1990, the Company acquired the assets of Aerodynamics & Structures, Inc. ("ASI"), a New Jersey corporation engaged in the design of an aircraft prototype, in exchange for 139,407 shares of Class B Common Stock, 278,815 shares of Class E-1 Common Stock, and 278,815 shares of Class E-2 Common Stock. In connection with this exchange, the Company assumed liabilities of ASI in the amount of approximately $400,000. In March 1990, the Company made application to the FAA for a Type Certificate for the JETCRUZER 450, which Certificate was ultimately granted in June 1994. As a result, the Company has not generated any operating revenues to date and has incurred losses from such activities. The Company believes it will continue to experience losses until such time as it commences the sale of aircraft on a commercial scale.

     Prior to commencing commercial sales, the Company will need to, among other things, complete the development of the JETCRUZER 500, obtain the requisite regulatory approvals, establish an appropriate manufacturing facility, hire additional engineering and manufacturing personnel and expand its sales and marketing efforts. The Company estimates that the cost to complete development of the JETCRUZER 500 and obtain an amendment of its FAA Type Certificate will be approximately $8,000,000. This amount includes the cost of equipment and tooling (estimated at approximately $1,500,000), static and flight testing of the aircraft (estimated at approximately $2,500,000) and the employment of the necessary personnel to build and test the aircraft (estimated at approximately $4,000,000). The Company estimates that the cost of establishing an appropriate manufacturing facility will be approximately $7,000,000. The Company intends to finance the facility through industrial development bond financing. The Company also intends to use approximately $900,000 for sale and marketing of the aircraft.

         At such time, if ever, as the Company commences the commercial sale of its proposed aircraft, the Company will derive a substantial portion of its revenues from the sale of a relatively small number of aircraft. As a result, a small reduction in the number of aircraft shipped in a quarter could have a material adverse effect on the Company's financial position and results of operations for that quarter. The Company expects to receive progress payments during the construction of aircraft and final payments upon the delivery of aircraft. Therefore, construction or delivery delays near the end of a particular quarter, due to, for example, shipment reschedulings, delays in the delivery of component parts or unexpected manufacturing difficulties experienced by the Company, could cause the financial results of the quarter to fall significantly below the Company's expectations and could materially and adversely affect the Company's financial position and results of operations for the quarter.

         Through the end of the third quarter of 1998, the Company intends to focus its efforts in the following areas:

o To complete the development of the JETCRUZER 500, including, among other things, adding a larger engine, pressurization, environmental systems, de-icing capability and autopilot certification, as well as lengthening its fuselage. See "Business-Proposed Aircraft."

o To obtain an amendment to its Type Certificate to include the JETCRUZER 500, including the manufacture of FAA conformed models of the JETCRUZER 500 and static and flight testing. See "Business-Government Regulation."

o To establish an appropriate manufacturing facility capable of producing the JETCRUZER 500 on a commercial scale, including the establishment of a production line in such facility and the acquisition of production inventory and additional items of equipment, tooling and computer hardware and software systems. See "Business-Facilities."

o To obtain a production certificate from the FAA and commence commercial production of the JETCRUZER 500. See "Business-Government Regulation."

o To expand its sales and marketing staff and increase its marketing efforts with respect to the JETCRUZER 500. See "Business-Marketing, Distribution and Service."

o To increase its engineering, manufacturing and administrative staff in anticipation of increased development and production activities. See "Business-Employees."

         The Company believes that the net proceeds of the Offering will be sufficient to finance its plan of operations through approximately the third quarter of 1998, based upon the current status of its business operations, its current plans and current economic and industry conditions. If the Company's estimates prove to be incorrect, however, then during such period the Company may have to seek additional sources of financing, reduce operating costs and/or curtail growth plans. See "-Liquidity and Capital Resources."

Liquidity and Capital Resources

         Since its inception in January 1990, the Company has experienced continuing negative cash flow from operations. Prior to mid-1994, the activities of the Company were financed primarily by (i) equity contributions from Mr. Song Gen Yeh and members of his immediate family, who were at that time directors and principal stockholders of the Company, in the aggregate amount of $7,280,000 and
(ii) loans in the aggregate amount of $10,728,000 from Mr. Yeh. The loans made by Mr. Yeh were repaid through the issuance of 598,011 shares of Class B Common Stock, 1,196,021 shares of Class E-1 Common Stock, and 1,196,021 shares of Class E-2 Common Stock of the Company in June 1996. Additionally, in October 1993, the Company received a loan of $60,000, bearing interest at a rate of 12%, from SIDA Corporation ("SIDA"), a corporation then affiliated with Dr. Carl Chen, the President and Chief Executive Officer and a Director of the Company; and, in February and July 1994, the Company received loans in an aggregate amount of $565,000, bearing interest at a rate of 12%, from four individuals who were at the time not affiliated with the Company. One of such persons, C.M. Cheng, became a Director of the Company in June 1996. These loans were repaid in September 1996 with the proceeds of the Bridge Financing described below. See "Certain Transactions."

         In the second half of 1994, the Company's expenditures decreased because capital constraints required a reduction of the Company's development activities. The Company's capital requirements during that period were satisfied primarily by a loan from General Bank in the principal amount of approximately $550,000, bearing interest at the prime rate plus 1 1/2%, which loan was guaranteed by the Small Business Administration, the California Export Finance Office and Dr. Chen and secured by substantially all of the Company's assets. The Company also received an additional $50,000 loan from SIDA.

         During 1995 and 1996, the Company's capital requirements were met by additional advances of $350,000 pursuant to the bank loan described above and loans by Dr. Chen, bearing interest at a rate of 12%, in the aggregate principal amount of $562,000. In June 1996, $336,000 of indebtedness owed by the Company to Dr. Chen was converted into 187,118 shares of Class B Common Stock, 374,236 shares of Class E-1 Common Stock, and 374,236 shares of Class E-2 Common Stock.

         In September 1996, the bank loan, in the aggregate principal amount of $900,000 plus $15,000 in accrued interest, $226,000 of the principal amount owed to Dr. Chen, together with interest thereon of $36,000, and the loan from SIDA, in the aggregate principal amount of $110,000 plus $31,000 in accrued interest, were repaid with the proceeds of the Bridge Financing described below. See "Certain Transactions."

          In August 1996, the Company completed the Bridge Financing of $7,000,000 principal amount of Bridge Notes and 3,500,000 Bridge Warrants. See "Concurrent Securities Offering." The net proceeds of the Bridge Financing were approximately $6,195,000 after deducting commissions and a non-accountable expense allowance aggregating $805,000 paid to the placement agent and other expenses of the Bridge Financing. The net proceeds of the Bridge Financing were used to repay bank and other outstanding indebtedness, loans from officers and directors, accrued compensation and past due accounts payable and as working capital.

          In December of 1996, the Company completed its IPO, realizing net proceeds of approximately $30,411,000. The Company used a portion of the net proceeds of the IPO to repay the Bridge Notes. See "Certain Transactions". Additionally, the Company recognized a charge to operations of approximately $942,000, representing the combined unamortized debt discount and issuance costs arising from the Bridge Financing, in the quarter in which the Bridge Notes were repaid.

         During 1997, the Company's cash requirements have increased, and the Company expects such requirements to continue to increase, due to higher expenses associated with product development, the scale-up of production (including capital investment in production equipment), intensification of the Company's sales and marketing program, the hiring of personnel and other anticipated operating activities. The Company also expects to continue to incur losses until such time, if ever, as it obtains regulatory approval for the JETCRUZER 500 and related production processes and market acceptance for its proposed aircraft at selling prices and volumes which provide adequate gross profit to cover operating costs and generate positive cash flow. The Company's working capital requirements will depend upon numerous factors, including the level of resources devoted by the Company to the scale-up of manufacturing and the establishment of sales and marketing capabilities and the progress of the Company's research and development program for the JETCRUZER 500 and other proposed aircraft. See "Business-Marketing, Distribution and Service."

         The Company expects that the net proceeds of the IPO will enable it to meet its liquidity and capital requirements at least through the third quarter of 1998, by which time the Company expects to have received a type certificate and a production certificate for the JETCRUZER 500 and commenced commercial production and sale of the JETCRUZER 500. Such proceeds are being, and will be, used primarily for amendment of the Type Certificate, the purchase of equipment and tooling, the establishment of a manufacturing facility, and sales and marketing. The Company's capital requirements are subject to numerous contingencies associated with development stage companies. Specifically, if the Company has not completed the development of the JETCRUZER 500 or received the required regulatory approvals and successfully commenced commercial sales of its aircraft by the third quarter of 1998, the Company may require additional funding to fully implement its proposed business plan. The Company has no commitments from any third parties for any future funding, and there can be no assurance that the Company will be able to obtain financing in the future from bank borrowings, debt or equity financings or other sources on terms acceptable to the Company or at all. In the event necessary financing were not obtained, the Company would be materially and adversely affected and might have to cease or substantially reduce operations.

          The Company had no material capital commitments at June 30, 1997. However, the Company intends to hire a number of additional employees and to establish a larger manufacturing facility, both of which will require substantial capital resources. The Company anticipates that it will hire approximately 10 employees over the next six months and 150 employees over the next 21 months, including engineers and manufacturing technicians necessary to produce its aircraft. See "Business-Employees." Additionally, the Company plans to acquire, build and/or improve a larger manufacturing facility. The Company estimates that the total cost of such facility will be approximately $7,000,000 and anticipates funding that amount through the issuance of industrial development bonds. The bonds will require cash collateralization for a stand-by letter of credit in the aggregate principal amount of the outstanding borrowing under the bonds and therefore will not have a positive effect on the Company's available liquidity until such time as the stand-by letter of credit expires (five years from the initial date of funding) or noncash collateral is used to collaterize the bonds.

Charge to Income in the Event of Conversion of Performance Shares

         In the event the Company attains certain earnings thresholds or the Company's Class A Common Stock meets certain minimum bid price levels, the Class E Common Stock will be converted into Class B Common Stock. In the event any such converted Class E Common Stock is held by officers, directors, employees or consultants, the maximum compensation expense recorded for financial reporting purposes will be an amount equal to the fair value of the shares converted at the time of such conversion which value cannot be predicted at this time. Therefore, in the event the Company attains such earnings thresholds or stock price levels, the Company will recognize a substantial charge to earnings during the period in which such conversion occurs, which would have the effect of increasing the Company's loss or reducing or eliminating its earnings, if any, at that time. In the event the Company does not attain these earnings thresholds or minimum bid price levels, and no conversion occurs, no compensation expense will be recorded for financial reporting purposes. See "Description of Securities-Common Stock."


                                    BUSINESS

Overview

         The Company is a development stage company organized to design, develop, manufacture and market propjet and jet aircraft intended primarily for business use. The Company has obtained a type certificate ("Type Certificate") from the Federal Aviation Administration ("FAA") with respect to a non-pressurized, single-engine aircraft powered by a Pratt & Whitney propjet engine (the "JETCRUZER 450"). The Company intends to modify the JETCRUZER 450 to develop a six-seat (including pilot), pressurized version of such aircraft for commercial sale (the "JETCRUZER 500") which, the Company anticipates, will takeoff and land in less than 1,000 feet, be able to fly at approximately 30,000 feet above sea level, and have a high cruise speed of approximately 350 mph and a range of approximately 1,600 miles.

         The Company began development of the JETCRUZER 450 in 1990 and obtained the Type Certificate in 1994. Throughout this period, the Company engaged in design and engineering of the aircraft, as well as production of the jigs, forms, tools, dies and molds necessary to manufacture the aircraft. The first FAA conformed JETCRUZER 450 was completed in 1992. This aircraft was used by the Company and the FAA to perform static (nonflight) testing. In late 1992 and 1993, two flight test aircraft were completed. These aircraft were flight tested by the Company and the FAA from 1992 through 1994. The Company received the Type Certificate for the JETCRUZER 450 on June 14, 1994.

         Although the Company received preliminary written indications of interest to purchase the aircraft, the Company has decided that it will not obtain a production certificate with regard to the JETCRUZER 450 or otherwise pursue commercialization of that aircraft in part because the Type Certificate is subject to certain limitations which the Company believes reduce the commercial viability of the JETCRUZER 450. See "-Proposed Aircraft-JETCRUZER(TM)500." Instead, the Company has decided to amend the Type Certificate to develop the JETCRUZER 500 for commercial sale, which is a modified version of the JETCRUZER 450 that the Company anticipates will not be subject to the limitations imposed by the existing Type Certificate. See "-Proposed Aircraft."

         Based on the limited scope of the changes to be made to the JETCRUZER 450 and the experience of other manufacturers that have modified certificated aircraft, the Company believes it will need to amend its Type Certificate, rather than obtain a new type certificate, to develop the JETCRUZER 500 for commercial sale. The Company currently anticipates that it can obtain an amendment to its Type Certificate by approximately the third quarter of 1998 and obtain a production certificate and commence commercial production of such aircraft within the same time frame. There can be no assurance, however, that obtaining the amendment will not take longer than anticipated, or that the Company will not experience unforeseen expense or delay in certifying and commercializing its proposed aircraft.

Industry Background

         The general aviation industry comprises essentially all nonmilitary aviation activity other than scheduled and charter commercial airlines licensed by the FAA and the Department of Transportation. General aviation aircraft are frequently classified by their type and number of engines and include aircraft with fewer than 20 seats. There are three different types of engines: piston, propjet and turbofan (jet). Piston aircraft use an internal combustion engine to drive a propeller. There may be one or two engines and propellers. Propjet aircraft combine a jet turbine powerplant with a propeller geared to the main shaft of the turbine. There may be one or two engines and propellers. Turbofan aircraft use jet propulsion to power the aircraft. There are generally two engines on general aviation turbofan aircraft, although there may also be one or three.

         Purchasers of general aviation aircraft include (i) corporations, (ii) governments, (iii) the military, (iv) the general public and (v) fractional interest entities. A corporation may purchase a general aviation aircraft for transporting its employees and property. Many companies use an aircraft in their line of business, including on-demand air taxi services, air ambulance services and freight and delivery services. Governments and military organizations may purchase an aircraft for the transportation of personnel, freight and equipment. Members of the general public may purchase an aircraft for personal and/or business transportation and pleasure use. Fractional interest entities purchase one or more aircraft and then sell interests in each aircraft to several persons or entities. Each entity pays for its share of maintenance and operating costs and its access to and use of the aircraft. Increased corporate earnings may encourage corporations to acquire an aircraft. An aircraft must qualify under FAA regulations in order to be used for certain purposes, and the ability of an aircraft to so qualify will have a material affect on the potential market for such aircraft. See "Business-Government Regulation."

         Currently, there are fewer than ten major manufacturers of general aviation aircraft based in the United States. Piston aircraft make up the numerical majority of aircraft delivered by these manufacturers, whereas propjets and jet aircraft account for the majority of billings. In 1996, approximately 600 piston aircraft, approximately 289 propjets and approximately 243 jet aircraft were delivered, generating total billings of approximately $3.1 billion.

         Total shipments of general aviation aircraft manufactured in the United States reached a peak in 1978, when approximately 18,000 aircraft were shipped. The number of units delivered annually has decreased since that time as a result of a number of factors, such as the cost of aviation fuel, high interest rates, inflation and, most importantly, an increase in negligence and product liability claims arising from accidents involving small, personal/recreational piston aircraft and a resulting increase in the price of manufacturer's liability insurance. Since 1986, the number of units delivered per year from United States manufacturers has not exceeded 1,500, and fewer than 1,000 aircraft were delivered from United States manufacturers in each of 1992, 1993 and 1994.

         Although the total number of general aviation aircraft manufactured in the United States declined from 1978 to 1994, deliveries of more expensive propjet and jet aircraft manufactured in the United States increased, resulting in a less substantial decline in the total dollar value of shipments of aircraft during such period and a substantial increase in the average price of each such aircraft delivered from 1978 through 1994. Deliveries of more costly corporate aircraft powered by propjet or jet engines were affected to a lesser extent by the liability and insurance coverage problems encountered by piston aircraft. In addition, on August 17, 1994, Congress enacted the General Aviation
Revitalization Act of 1994 ("GARA"). The GARA imposes an 18-year statute of limitations on product liability suits involving airplane manufacturers and suppliers. Although product liability suits will not disappear, nor is it likely that settlements will be smaller, the Company believes that the reduction to 18 years of an original equipment manufacturer's exposure to lawsuits may lower insurance costs for the industry which may result in increased sales of aircraft and a corresponding increase in the number of licensed pilots. Shipments of all types of general aviation aircraft manufactured in the United States increased from 918 units in 1994, to 1,077 units in 1995, and to 1,132 units in 1996.

Strategy

         The Company's objective is to become a worldwide market leader in the sale of small business aircraft. To achieve this objective, the Company intends to focus on the performance, efficiency and safety of its proposed aircraft. The Company's strategy is to capitalize on a perceived current lack in the marketplace of low-priced, high-performance aircraft.

The Company believes that its ability to offer an aircraft which outperforms competitive aircraft at a reduced cost will enable the Company to penetrate the business, private and government aircraft markets. Additionally, the Company intends to expend substantial resources on a worldwide sales and marketing program to position itself with potential customers.

         The Company believes that aircraft sales are heavily dependent on the quality and safety of a company's products. Accordingly, the Company intends to maintain high quality and safety standards in all aspects of the design and manufacture of its proposed aircraft. For example, the Company believes that certain design features of the JETCRUZER 500, such as the canard wing, will make the aircraft spin resistant and that the absence of wing flaps will make the operation of the aircraft less susceptible to pilot error. In addition, the Company believes that the reliability of the Company's component suppliers, such as Pratt & Whitney, will be viewed favorably by potential customers.

         The Company believes that it will be able to offer aircraft at a comparatively low price by containing the costs of obtaining FAA certification and amendments to such certification as well as the costs of manufacturing. The Company believes that it was able to obtain its Type Certificate for the JETCRUZER 450 at a significantly lower cost than its competitors with regard to comparable aircraft due, in part, to the Company's smaller size as compared to its competitors, resulting in the Company's ability to contain administrative costs and the overhead expenses allocable to the development process. Additionally, the Company's Southern California location is home to a number of workers from recently downsized defense and aerospace companies who the Company was able to hire to assist in the certification of the JETCRUZER 450. These employees provided the Company with experience in testing, certifying, tool and jig manufacturing and other aspects of the certification process that would not otherwise have been available to the Company. The Company expects that certain of these key employees will return to the Company.

         The Company believes that it will be able to control manufacturing costs by producing most of the tooling, jigs, dies and molds required for the manufacture of its aircraft in-house. Also, because the Company will produce the airframe and most of the associated components of its aircraft in-house, it will have greater control over the production process; and the Company believes that this control will also help keep construction and certification costs at reduced levels.

Proposed Aircraft

         General.

         The Company's proposed aircraft are based on a canard wing design in which a smaller wing (the "canard") is installed in front of the aircraft's main wing. The Company believes that this design provides for improved safety margins and performance, including spin resistance and increased lift, and increased ride comfort as compared to more conventional aircraft designs.

         The Company believes that the JETCRUZER provides increased safety margins, in part, because it has been certified under the latest safety regulations adopted by the FAA. Additionally, the canard design, which provides dual lifting surfaces, makes the JETCRUZER resistant to spins. An airplane may enter a spin when one main wing stalls (i.e., stops producing lift) before the other. On the JETCRUZER, the canard wing will stall before the main rear wing, thereby automatically lowering the aircraft's nose and increasing its airspeed, thus preventing a stall of either of the main wings. Since the main wing of the JETCRUZER does not stall, it does not lose lift on one side before the other and thus the aircraft is resistant to spins. The JETCRUZER has increased lift in part because the graphite composite fuselage of the JETCRUZER is lighter than a fuselage made of aluminum, as is used by most of the Company's competitors, and the canard wing design provides an additional lifting surface as compared to conventional aircraft. Generally, lighter weight and additional lifting surfaces result in greater lifting capacity. Increased lift can provide increased fuel efficiency and thus increased range.

         Management also believes that the Company's aircraft will provide performance advantages over competitors' models, including better stall and handling characteristics, increased speed, greater fuel efficiency and lower operating expenses. Based on the reports of its test pilots, the Company also believes that the JETCRUZER provides increased ride comfort, and a quieter ride, than aircraft of a conventional design. The JETCRUZER will not require pilot licensing beyond that required for other single-engine propjet aircraft. See "Business-Competition."

         The fuselage of each aircraft will be made of an advanced graphite composite/nomex honeycomb sandwich with embedded aluminum and copper screen mesh for lightning protection, which is processed in the Company's (30 foot long by 10 foot diameter) nitrogen-pressurized autoclave. The canard wing on the JETCRUZER will be constructed of aircraft aluminum; and the canard wing on the STRATOCRUZER, if that aircraft is developed, will be constructed of the graphite composite. The main rear wing and the ailerons of all of the aircraft will be constructed of aircraft aluminum skin and spar and rib construction. Flaps are not required on the JETCRUZER because of the design and high lift capabilities of the canard and the main wing. The engine and propeller of the Company's JETCRUZER aircraft are located at the rear of the fuselage, thus providing passengers with a quieter ride.

         JETCRUZER(TM) 500.

     The JETCRUZER 500 is intended to be a six-seat (including pilot), high performance single engine propjet with conventionally constructed wings made from aluminum attached to a fuselage formed from a high-strength graphite nomex honeycomb composite material. The aircraft is intended to have a canard configuration with two lift-producing surfaces and no conventional wing flaps. The JETCRUZER 500 will be powered by a Pratt & Whitney PT6A-64, 1572 ESHP propjet engine located at the rear of the aircraft. The JETCRUZER 500 is intended to be a modified version of the JETCRUZER 450.

         In June 1994, the FAA awarded the Company a Type Certificate for the JETCRUZER 450, which is a non-pressurized propjet aircraft powered by a smaller Pratt & Whitney engine. However, the Type Certificate is subject to a number of FAA limitations which were imposed as a result of the aircraft's early stage of development. For example, the maximum number of occupants is presently limited to five, as compared to the six passenger (including pilot) design configuration of the JETCRUZER 500, and the maximum operating speed is presently limited to 178 mph, as compared to the 350 mph design speed of the JETCRUZER 500. The Company intends to amend the Type Certificate to remove these limitations in the course of further development and certification of the JETCRUZER 500.

         In order to amend the Type Certificate to include the JETCRUZER 500, additional work remains to be performed on the aircraft by the Company, including adding pressurization, environmental systems, de-icing capability, test retractable landing gear and autopilot certification, as well as lengthening the fuselage to provide for additional interior space and improved aesthetics, all of which will be necessary to produce the JETCRUZER 500 for commercial sale. The Company currently anticipates obtaining the amendment to its Type Certificate during approximately the third quarter of 1998. The Company has recently submitted its application for amendment to the FAA. There can be no assurance, however, that obtaining such an amendment will not take longer than anticipated or that any of the FAA limitations will be removed, thereby causing unforeseen expense and delay in certifying the JETCRUZER 500. See "-Government Regulation."

         Although no assurance can be given as to the performance characteristics of any aircraft in its design phase, based on the performance of the JETCRUZER 450, the Company believes that the JETCRUZER 500 will carry six passengers (including pilot) and have a cruise speed of approximately 350 mph. The Company also believes that such aircraft should be able to climb at approximately 2,600 feet per minute, cruise at an altitude of approximately 30,000 feet above sea level, have a range of approximately 1,600 miles and takeoff and land in less than 1000 feet. The interior of the aircraft will be built either to a customer's specifications or in accordance with one of the Company's standard configurations. These statistics reflect the overall anticipated performance of the JETCRUZER 500. However, interior configuration, optional equipment, weather conditions and flying weight will affect the performance of an individual aircraft.

         Although there can be no assurance, the Company currently anticipates that the JETCRUZER 500 will be available for commercial sale at a price of approximately $1,300,000 during approximately the third quarter of 1998. However, since the Company has not yet completed development of the JETCRUZER 500 and has not yet established a facility for manufacturing it on a commercial scale, both of which may be subject to unforeseen delays, the date on which the JETCRUZER 500 is actually available for sale and its initial purchase price could change materially.

         To date, the Company has made only initial marketing attempts to sell its aircraft. Notwithstanding these limitations, the Company has received more than 30 written indications of interest to purchase the JETCRUZER 500. Generally, written indications of interest are supported by a $10,000 deposit. However, each such deposit is refundable at the request of the purchaser at any time until the commencement of construction of the purchaser's particular aircraft. Accordingly, there can be no assurance that any such indications of interest will lead to the sale of an aircraft.

Other Proposed Aircraft

         JETCRUZER(TM) 650.

         The Company currently intends to develop the JETCRUZER 650. This aircraft will be based on the JETCRUZER 450/500 design and will have the same engine and components as the JETCRUZER 500. However, it is intended to have a longer fuselage which will accommodate up to twelve passengers plus a pilot. To produce the JETCRUZER 650, the Company will need either to amend its Type Certificate or obtain a new type certificate, as determined by the FAA.

         The Company anticipates that the cruise speed of the JETCRUZER 650 will be approximately 300 miles per hour, that it will takeoff in approximately 1,800 feet, climb at a rate of 1,200 to 1,600 feet per minute and have a maximum range of approximately 1,250 miles. The Company currently plans to offer two versions of the JETCRUZER 650: a pressurized corporate and on-demand charter passenger aircraft, which will cruise at approximately 30,000 feet above sea level and have a maximum passenger seating capacity of twelve, and a non-pressurized version for use as a utility/freight aircraft which will cruise at a lower altitude than the pressurized version.

         Although it incorporates certain components and systems approved as part of the JETCRUZER 450 certification process, the JETCRUZER 650 is in a very early stage of engineering and design, and the completion of the development of the JETCRUZER 650 and the certification of such aircraft will require substantial capital resources in addition to the proceeds obtained by the Company in the Offering. There can be no assurance that the Company will obtain the resources necessary to continue the development of the JETCRUZER 650 or, if such resources are obtained, to successfully develop and certify the JETCRUZER
650. Further, the Company will not continue development of the JETCRUZER 650 until it has solicited orders for the aircraft and obtained adequate indications of interest to justify the completion of its design, prototyping, and static and flight testing. Accordingly, the Company cannot predict when, if ever, the JETCRUZER 650 will be available for commercial sale.

         STRATOCRUZER(R) 1250.

         The Company also currently intends to develop a twin engine jet aircraft to be called the STRATOCRUZER 1250. The STRATOCRUZER, if developed, is expected to be a canard aircraft with three flying surfaces powered by two Williams/Rolls Royce FJ44-2 fanjets. It will be able to seat up to 12 passengers, plus the pilot. Based on its design and preliminary testing, it is anticipated that the STRATOCRUZER will have a maximum cruise speed of approximately 500 mph, a range of approximately 3,700 miles and a pressurized ceiling of approximately 42,000 feet. The STRATOCRUZER will be able to takeoff in less than 3,200 feet and land in less than 3,000 feet. The instrumentation of the STRATOCRUZER will consist of digital electronic avionics, including EFIS (an Electronic Flight Instrumentation System, which includes color monitors on which flight instrument data, weather radar, maps and other navigation information are available) and GPS (Global Positioning System) navigation. The aircraft will be of lightweight construction. The Company believes that the STRATOCRUZER's comparatively light weight, combined with, among other things, its additional lifting surfaces, fuel efficient engines and aerodynamic design, will give the STRATOCRUZER superior range and fuel efficiency compared to other twin jets. The Company will be required to obtain a new FAA type certificate for the STRATOCRUZER.

         The STRATOCRUZER is in a very early stage of development, and the completion of such development will also require substantial capital resources beyond those to be obtained by the Company in the Offering. Therefore, there can be no assurance that the Company will obtain the resources necessary to continue the development of the STRATOCRUZER or, if such resources are obtained, successfully develop and certify the STRATOCRUZER. Accordingly, the Company cannot predict when, if ever, the STRATOCRUZER will be available for commercial sale.

Manufacturing

         The Company has designed and produced or procured most of the equipment necessary for production of the JETCRUZER 450 and has used that equipment to certify the aircraft. The Company intends to obtain or produce additional sets of the equipment necessary for production of the JETCRUZER 500 with the proceeds of the IPO and build a manufacturing facility capable of producing the JETCRUZER
500. See "-Facilities." The Company intends to produce in-house nearly all of the tooling necessary for the production of its aircraft, from master models to major jigs and fixtures. The Company believes it achieves cost savings by manufacturing tooling itself. Additionally, nearly all airframe assemblies and parts are intended to be produced in-house, except for special tasks such as hydroforming, spar milling and painting. The manufacturing process for the Company's aircraft is highly technical and requires skilled assembly technicians. The Company intends to rehire a number of employees who assisted the Company in the development of the JETCRUZER 450 as well as a number of additional employees. However, no assurance can be given that former employees of the Company or other personnel with the required skills will in fact be available to the Company. See "Business-Employees."

          The equipment and procedures used by the Company for manufacturing must be certified, and are subject to inspection and continuing oversight by the FAA. See "Business-Government Regulation."

         The Company has a complete in-house computer design system, with interactive, computer-aided design ("CAD") capabilities. The Company maintains an Aircraft Quality Control System ("AQCS") designed to meet the requirements of the military, the National Aeronautics and Space Administration ("NASA") and the FAA. An AQCS is a system mandated and approved by the FAA to assure the integrity and traceability of aircraft components, parts, and systems. It is required as a condition to obtaining a type certificate and a production certificate. All of the Company's precision tools and gauges are certified by the National Bureau of Standards.

         The Company intends to manufacture the advanced graphite composite fuselage structure used in the construction of its aircraft in its own computer-controlled, nitrogen-pressurized autoclave. Although not operational at this time, the autoclave was purchased new in 1990 and was used in the construction of the certification aircraft. It can achieve temperatures of up to 650 degrees Fahrenheit and pressure of 150 pounds per square inch. The graphite material is very strong and lightweight and in the course of certifying the JETCRUZER 450, the Company believes it has demonstrated to the FAA that the graphite material meets or exceeds all standards set by the FAA for aircraft construction material. Use of the graphite composite material simplifies the manufacturing process, as opposed to metal construction, because it eliminates most riveting, which is a labor intensive, time consuming process. The graphite sections are bonded together through a process which provides strength equal to or greater than riveting. The metal wings of the aircraft are attached to the composite portions of the airframe through a manufacturing technique developed by the Company.

Marketing, Distribution and Service

         Marketing and Distribution.

         To date, the Company has conducted initial marketing activity through advertisements, news releases in trade publications and participation in an air show. The Company intends to develop an in-house sales organization and market its aircraft in a number of different territories in the United States and abroad through trade publications, aircraft trade shows, and independent distributors and agents.

         The Company's efforts will emphasize aircraft trade shows, from which it believes a significant amount of new aircraft sales are generated. The Company intends to participate in, among others, the Paris Air Show, the National Business Aircraft Association USA Show and the Singapore Aerospace Show. Management believes that, in addition to sales generated directly from such events, participation in trade shows will help introduce the Company's aircraft to other potential purchasers and help increase overall awareness of the Company's products. The Company also intends to promote general knowledge of the Company's products by issuing press releases to aviation magazines and newspapers. The Company will also use paid advertising in trade magazines, general interest flying magazines and international business magazines to promote its products.

         Management anticipates that most of the Company's aircraft will be sold to corporations for transportation of their personnel, guests and company property. The Company intends to develop direct marketing programs to target such corporations. The Company believes that its aircraft will also be attractive to customers other than corporations and intends to address these markets. These markets include current owners of single and twin engine aircraft who operate their own aircraft for business purposes, governmental entities that use aircraft for surveillance or mapping photography, forest fire detection, and other purposes, and fractional use entities who purchase one or more aircraft and sell interests in each aircraft to several persons or entities. The Company believes that the relatively low purchase price, performance, safety and cost of operations of its aircraft will make them attractive to such purchasers. Other potential specialty markets may include air freight and delivery services, on-demand air taxi services and/or charter and air ambulance use.

         The Company intends to provide assistance to customers who require financing to complete the purchase of an aircraft from the Company. Overseas sales may be financed through the United States Export/Import Bank ("EXIM"), which may provide loans to qualified overseas customers, and several domestic banks, of which at least one provides 20-year loans for corporate aircraft. Additionally, EXIM may provide low-cost working capital loans to the Company upon the receipt of evidence of export sales commitments.

         Service.

         The Company's aircraft will be serviced primarily by fixed base operations ("FBO's") authorized by the Company. FBO's are established aircraft maintenance companies located at airports throughout the world which service general aviation aircraft produced by virtually all major aircraft manufacturers. If and when customers in a particular region or country begin to acquire aircraft manufactured by the Company, an appropriate FBO for that area will be identified and authorized by the Company after consultation with the agent and/or distributor for that area. The Company will provide training and a service manual to the employees of its authorized FBO's. Required parts and repair materials will be air freighted to the FBO's as required. Maintenance and repair of major systems included in the Company's aircraft, such as engines and avionics, will be provided by the manufacturers of those systems.

Suppliers

         The Company will rely on certain suppliers of products necessary to manufacture its aircraft, including a number of different suppliers of materials and components. In particular, the engines and the avionics will be provided by outside manufacturers. These suppliers also produce equipment for aircraft manufacturers other than the Company. Engines for the JETCRUZER will be manufactured by Pratt & Whitney. Engines for the STRATOCRUZER, if that aircraft is developed, will be manufactured by Williams/Rolls Royce. The Company has no contractual right to obtain any specified number of engines from Pratt & Whitney or any other manufacturer. Should the Company's ability to obtain the requisite number of engines be limited for any lengthy period of time or the cost of such engines increase, the Company's ability to produce and sell aircraft could be materially and adversely affected. In addition, the failure of other suppliers or subcontractors to meet the Company's performance specifications, quality standards or delivery standards or schedules could have a material adverse effect on the Company's operations. Moreover, the Company's ability to significantly increase its production rate following the introduction of the JETCRUZER 500 could be limited by the ability or willingness of its key suppliers to increase their delivery rates.

Competition

         The JETCRUZER 500 will compete against several other types of aircraft, including new and used single and multi-engine propjets and high-end piston powered aircraft. Management believes that competition will be based primarily on the aircraft's price, performance and operating cost. Single engine propjets have only recently come into use in the general aviation industry, and there are not many competitors in this category. Twin engine propjets are far more common and vary significantly in size.

         The following table lists the number of seats (including pilot), estimated price and high cruise speed of the aircraft which the Company considers to be the principal competitors of the JETCRUZER 500.


NAME AND MODEL                                                                 High Cruise
(Number and type of                                      Approximate Base    Speed-Miles Per
engines noted in parenthesis)                    Seats         Price               Hour
-----------------------------                    -----   ----------------     --------------

JETCRUZER 500 (1) (Propjet).........................6          $1,295,000                350
Cessna Caravan 208B(1) (Propjet)....................9          $1,493,000                210
Socata TBM 700 (1) (Propjet)........................6          $2,607,000                345
Pilatus PC - 12 (1) (Propjet)......................10          $2,315,000                310
Raytheon/Beech King Air C-90B (2) (Propjet)........ 7          $2,488,000                284
Piper Malibu Mirage (1) (Piston)................... 6            $755,000                267

         There are currently only three single engine propjet aircraft on the market in the JETCRUZER 500 category: the Socata TBM 700, the Pilatus PC-12 and the Cessna Caravan. The TBM 700 is a pressurized, single engine propjet of conventional design with a Pratt & Whitney engine. It is made in France and has passenger capacity and performance similar to the JETCRUZER 500. Its base price is approximately $2,607,000. The Pilatus PC-12 is also a single engine propjet of conventional design with a Pratt & Whitney engine. The Pilatus PC-12 is made in Switzerland, has an airspeed of 310 mph and has a base price of approximately $2,315,000. The Cessna Caravan 208B has a base price of approximately $1,493,000 and is designed primarily for hauling freight at low altitude. Its high speed is 210 mph, its landing gear does not retract, and it is not pressurized. Each of these competitive products is a standard, one lifting-wing aircraft built primarily from aircraft aluminum, rather than graphite.

         Additional competition to the JETCRUZER 500 may be provided by the Malibu Mirage. The Malibu Mirage is a single engine piston powered aircraft, rather than a propjet. It is manufactured in the United States by The New Piper Aircraft Corp. It has an airspeed of 267 miles per hour and a range of approximately 1,200 miles. Its approximate base price is $755,000. The Company believes that piston aircraft such as the Mirage and propjet aircraft such as the JETCRUZER 500 compete for different customers based on performance (particularly speed) and reliability. However, the price differential may induce certain purchasers to select the lower-priced piston aircraft.

         The Company believes that the JETCRUZER 500, and the proposed JETCRUZER 650, if developed, may compete with and compare favorably to various twin engine propjets, such as the King Air C-90B, in airspeed and passenger seating at a significantly lower purchase price and operating cost. The King Air C-90B is a twin engine propjet of conventional design which is manufactured in the United States by Raytheon Aircraft Co. (Beechcraft). It has an airspeed of approximately 284 miles per hour and has seven seats. Its approximate base price is $2,488,000. However, certain customers may be reluctant to purchase a single-engine aircraft due to the perception of additional safety associated with twin-engine aircraft. Additionally, single-engine aircraft are not permitted by FAA regulations to be used for commercial passenger revenue-paying flights (whether on-demand charter or scheduled) in instrument conditions. However, single engine aircraft may currently be used for revenue-paying on-demand charter and scheduled flights under VFR (visual flight rules) provided the pilot and aircraft meet certain FAA certification, proficiency, maintenance and additional equipment and airworthiness requirements. See "-Government Regulation."

         Most of the Company's competitors are substantially larger in size and have far greater financial, technical, marketing, and other resources than the Company. Certain of the Company's actual and potential competitors may have technological capabilities, or other resources that would allow them to modify existing aircraft or develop alternative new aircraft which could compete with the Company's aircraft. Therefore, there can be no assurance that the Company's ability to market its proposed aircraft will not be materially adversely affected by future technological changes or marketing initiatives on the part of its competitors.

         Additionally, indirect competition and potential sales will come from the used aircraft market, both propjets and jets, which have sales prices near that anticipated for the JETCRUZER 500. As the prices of new aircraft have increased, buyers have turned in greater numbers to the used aircraft market. The Company, however, believes that it may be able to attract purchasers who might otherwise acquire a used aircraft by emphasizing the price, performance, technology, fuel efficiency and operational costs advantages of the Company's aircraft.

         Product Liability and Insurance.

         The failure of an aircraft manufactured by the Company or any other mishap involving such an aircraft may result in physical injury or death to the occupants of the aircraft or others, and therefore, the Company could be subject to lawsuits involving product liability claims. The Company intends to obtain product liability insurance with regard to aircraft purchased by customers commencing on the delivery of the first customer's aircraft. However, such insurance is expensive, subject to various exclusions and, although the product liability insurance for manufacturers of general aviation aircraft has become somewhat more available and less costly over the last three years, there can be no assurance that such coverage will be available to the Company on acceptable terms or at all. Further, should the Company become involved in product liability litigation, the expenses and damages awarded could be large and the scope of any coverage may be inadequate. In the past it has obtained other insurance as needed, including flight test insurance for the pilots and aircraft used during the FAA certification process.

Government Regulation

         The manufacture of aircraft is subject to extensive regulation by the Federal Aviation Administration ("FAA"). Both the finished product and the process of manufacturing itself must be certified by the FAA, as must the type design. Failure to obtain or maintain all required FAA certifications would have a material adverse effect on the Company's operations.

         Certification.

         On June 14, 1994, the Company obtained a Type Certificate from the FAA for the JETCRUZER 450. For an aircraft model to be manufactured for sale, the FAA must issue a type certificate and production certificate for that model; for an individual aircraft to be operated, the FAA must issue an airworthiness certificate for that aircraft. Type certificates are issued by the FAA when an aircraft model is determined to meet applicable performance, safety, environmental, and other technical criteria. In the case of aircraft such as the Company's which have one or more unconventional design characteristics for which there are no applicable criteria, such criteria are developed and applied in the course of the type certification process. More stringent airworthiness criteria and additional equipment requirements become applicable if the aircraft will be used in commercial passenger operations, whether on-demand charter or scheduled. Production certificates are issued by the FAA after it determines that the type certificate holder (or its licensee) has the facilities and quality control capability to manufacture aircraft that will meet the design provisions of the applicable type certificate. An airworthiness certificate is issued by the FAA for a particular aircraft when it is certified to have been built in accordance with specifications approved under the type certificate for that model; the airworthiness certificate remains in effect so long as required maintenance, repairs and upkeep are performed.

         The Company intends to amend its Type Certificate with respect to the JETCRUZER 450 to include the JETCRUZER 500. In addition, the Company will be required to obtain a further amendment to its Type Certificate or a new type certificate if and when it proceeds with development of the JETCRUZER 650. The Company will be required to obtain a new type certificate if and when it proceeds with development of the STRATOCRUZER 1250.

         Obtaining a new or amended FAA type certificate can be difficult, costly, and time consuming. In either case, the Company must accomplish, to the extent deemed necessary by the FAA, among other things, (a) the filing of an appropriate application with the FAA, (b) development and submission to the FAA of an appropriate design and substantiating data and receipt of FAA approval that such design and data comply with applicable FAA airworthiness standards,
(c) development and receipt of FAA approval of a flight test plan, (d) successful completion of conformity inspections requested by the FAA from time to time to ensure compliance of the aircraft with the type design, (e) modification and reassembly of an existing JETCRUZER 450 for use for initial flight testing, (f) modification and reassembly of an additional JETCRUZER for flight and static testing, (g) completion of Company flight tests and receipt of precertification approval from the FAA, (h) completion of additional flight tests under FAA supervision, (i) development and receipt of FAA approval of an airplane flight manual, and (j) development and receipt of FAA approval of maintenance and inspection requirements for the aircraft. Although the time required to obtain a new or amended type certificate may vary, the Company believes that it can obtain a new or amended certificate for the JETCRUZER 500 during the third quarter of 1998. There can be no assurance that the Company will be successful in obtaining a new type certificate or amendments to its existing Type Certificate for its planned aircraft models, or, if the Company is successful in obtaining a type certificate for its planned aircraft, that the new or amended type certificate will not be subject to conditions which may adversely affect the use of the planned aircraft models for their intended purpose or the Company's operations. In the event that the FAA determines that a new type certificate is required for any of the Company's planned aircraft models (including the JETCRUZER 500), the time and cost of obtaining such certification may be substantial, may render it impossible for the Company to complete such certification and may have an adverse effect on the Company's operations.

         The Company will also need to obtain an FAA production certificate for the commercial production of its aircraft. In order to obtain a production certificate, the Company must commence production of an aircraft and make application for the certificate. The FAA will regularly inspect the Company's facilities and procedures during the production process. When the initial aircraft is nearly complete, the Company must have submitted all required materials, including a copy of the applicable quality assurance manual. The FAA will then review the materials submitted and the results of its inspections and will either issue the production certificate or require that the Company modify either or both of its quality assurance manual or the manufacturing process. While production does not necessarily stop during the review process, a failure to receive a production certificate would likely delay the manufacturing process. The time required to obtain a production certificate is identical to and concurrent with the time required to manufacture the first commercially-produced applicable aircraft; which the Company believes will be five to six months in the case of the JETCRUZER 500. The Company expects to obtain the production certificate during the third quarter of 1998.

         There can be no assurance that the Company will not encounter a delay in obtaining a production certificate for its planned aircraft models, or airworthiness certificates for individual aircraft.

         The Company will also be subject to the risk of modification, suspension or revocation of any FAA certificate it holds. Such modification, suspension, or revocation could occur if, in the FAA's judgement, compliance with airworthiness or safety standards by the Company was in doubt. If the FAA were to suspend or revoke the Company's type or production certificates for an aircraft model, sales of that model would be adversely affected or terminated. If, in the FAA's judgement, an unsafe condition developed or was discovered after one or more of the Company's aircraft had entered service, the FAA could issue an "Airworthiness Directive," which could result in a regulatory obligation upon the Company to develop appropriate design changes at the Company's expense. Foreign authorities could impose similar obligations upon the Company as to aircraft within their jurisdiction. Any or all of the above occurrences could expose the Company to substantial additional costs and/or liability.

         Government Assistance.

         The Company has negotiated with local and state governments regarding incentives for locating the Company's facilities in a certain state or locality, including facility construction, tax incentives and employee training. One city in which the Company may locate its facilities has informed the Company that the city would assist the Company by providing coordinated permit processing and possibly matching funds for federal job training subsidies. The city has also informed the Company that the potential site being considered by the Company would cause the Company to be eligible for enterprise zone, state revitalization zone and manufacturers' investment tax credits. If the Company is able to obtain such assistance or financing, the Company may be subject to certain restrictions on its operations, including an inability to relocate or to obtain certain types of financing.

         Product Liability.

         In 1994, the United States Congress passed and the President signed the General Aviation Revitalization Act of 1994 ("GARA"). GARA provides protection for manufacturers of general aviation aircraft against certain lawsuits for wrongful death or injuries resulting from an aircraft accident. Except as set forth in GARA, and provided a period of 18 years has passed from the date of delivery of the aircraft to the original purchaser or retailer, no claim for damages resulting from personal injury or wrongful death may be brought against the manufacturer of a general aviation aircraft. Although GARA will not directly affect the Company until eighteen years from the date it delivers its first aircraft, management believes that GARA will indirectly benefit the Company immediately, in that it may encourage increased manufacturing and sales of general aviation aircraft and this increased activity may in turn result in an increased number of licensed pilots. Management believes that a greater number of licensed pilots may provide an increased market for the Company's aircraft. However, there can be no assurance that Management's view of GARA's effects will prove to be correct.

         Foreign Certification.

         In order for the Company to sell its aircraft in foreign countries, it must comply with each country's aircraft certification process. Certain countries will accept as adequate the certification issued by the FAA, while others impose additional requirements. In countries which do require additional certification, the FAA certification often provides a starting point from which such country begins its certification process. The Company intends to begin certification processes in foreign countries once it has received the amendment to the Type Certificate for the JETCRUZER 500 and has finalized a sale or distributorship in that country. The Company has not yet determined which foreign markets it will first address. Priorities in this area will be established by the levels of interest in the Company's products of dealers and distributors in the various foreign markets.

Facilities

          The Company's executive offices and research and limited manufacturing facilities are located in an approximately 23,000 sq. ft. building on Long Beach, California airport property pursuant to a one-year lease which commenced January 1, 1997, at a monthly rent of $15,000. Additionally, the Company leases an approximately 4,200 square feet of office space near the Long Beach, California airport for use by its design team pursuant to a nine-month lease which commenced July 1, 1997 at a monthly rate of approximately $1,800 and a eight-month lease which commenced August 1, 1997, at a monthly rate of approximately $1,400. The Company also leases an approximately 7,750 square foot industrial warehouse space in Long Beach pursuant to a one-year lease which commenced March 15, 1997, at a monthly rent of $2,000. The Company intends to establish a larger facility to enable the Company to expand its manufacturing capabilities. The Company presently has no other facilities.

         The Company has located property for the establishment of its manufacturing facility and believes it will successfully complete negotiations for the lease. The Company has obtained an initial commitment from the State of California to provide Industrial Development Bonds ("IDB's") for the construction of the manufacturing facility, subject to standard contingencies, including satisfactory completion of due diligence and documentation prior to the funding deadline.

          The Company believes it will issue approximately $8,500,000 principal amount of IDB's, which will have a term of 30 years at a variable percentage rate of interest. The Company must provide cash collateral for a stand-by letter of credit in the aggregate principal amount of the outstanding borrowing under the IDB's, which stand-by letter will expire five years from the date of the initial funding under the IDB's. As a result, cash which is used to collateralize the stand-by letter of credit will not be available for the Company's use until such time as the stand-by letter of credit expires (five years from the initial funder under the IDB's) or noncash collateral is used to collateralize the bonds.

     The Company believes the cost of establishing the facility will be approximately $7,000,000. The Company may use any additional IDB financing to purchase production equipment for the new facility. The total anticipated size of the facility will be approximately 200,000 square feet, with approximately 20,000 square feet of office space and approximately 180,000 square feet of manufacturing space. See "Plan of Operations."

Employees

         As of July 14, 1997, the Company had 79 full-time employees and 19 independent contractor technical consultants. The Company believes that its relations with its employees are good. The Company is not a party to any collective bargaining agreement.

         The Company will require highly skilled engineers and manufacturing technicians to complete the design of and produce the JETCRUZER 500. The Company believes that a number of such individuals are available in Southern California in general, and the Long Beach area in particular, as a result of recent downsizings by large aerospace and defense contractors. In the past, the Company has obtained the majority of its employees from this pool. However, there can be no assurance that these individuals will remain available or that the Company will be able to fill all necessary positions with qualified personnel.

          The Company believes that it will require a total of approximately 300 employees by the fourth quarter of 1998 to produce, manufacture, market and sell the JETCRUZER 500.

Legal Proceedings

         In the ordinary course of business the Company is generally subject to claims, complaints, and legal actions. The Company is not currently a party to any material lawsuit.

         In connection with the Recapitalization in July 1996, the stockholders of the Company had the right, within thirty days of receiving notice of the merger which was a part of the Recapitalization, to exercise dissenters' rights and make written demand upon the Company to purchase their shares at fair market value. The Company did not receive any such demands within such thirty-day period. However, one stockholder, who presently owns slightly less than 3% of the Company's outstanding Common Stock, forwarded a letter to the Company claiming that he did not receive sufficient information in order to exercise his rights and that therefore the time to exercise his rights should be extended. In addition, such stockholder has asserted that his ownership interest in the Company has been improperly diluted. Such stockholder threatened to commence litigation against the Company and has requested information to determine whether his interest was improperly diluted. Additionally, such shareholder has notified the SEC of his concerns and the SEC has requested that the Company reply to his comments. The Company has responded to the SEC's request and has received no communication from the SEC on this matter since such response.

         The Company believes that it has complied with the statutory requirements with respect to the Recapitalization as well as with respect to all issuances of its capital stock. However, there can be no assurance as to whether such stockholder will in fact assert any such claims against the Company or whether any such claims will be successful. The Company does not believe, however, that any adverse outcome of claims asserted against the Company by such stockholder would have a material adverse effect on the Company.

                                   MANAGEMENT

Directors and Executive Officers

         The following are the executive officers and directors of the Company:


Name                     Age                       Position

Carl Leei Chen, Ph.D...   51   Chairman of the Board, President, Chief Executive
                               Officer and Director
Gene Comfort...........   54   Executive Vice President, General Manager,
                               Secretary and Director
William V. Leeds.......   54   Senior Vice President-Operations
David M. Turner........   61   Vice President-Finance and Chief Financial
                               Officer
George E. Hysore. . . .   64   Vice President - Manufacturing
C.M. Cheng.............   51   Director(1)(2)
Steve Gorlin...........   60   Director(1)
James A. Lovell........   68   Director(1)(2)

-----------

(1)      Member of Audit Committee

(2)      Member of Compensation Committee


         Dr. Carl L. Chen is the founder of the Company and has been its President and a director since the Company's incorporation in January 1990 and the Chief Executive Officer of the Company since December 1994. From January 1992 to October 1995, Dr. Chen served as President, and since January 1992 has been a minority stockholder, of Union China Investment and Development Group, Inc. ("Union China"), a company located in Monterey Park, California, which was formed to invest in commercial real estate. Union China confirmed a plan of reorganization pursuant to Chapter 11 of the Federal bankruptcy laws in August 1995. The bankruptcy case for Union China was closed in May 1996 pursuant to a Final Decree and Order Closing Case entered by the Bankruptcy Court for the Central District of California. Since January 1992, Dr. Chen has served as the President of California Aerospace Technology, Inc., a consulting company for the satellite industry, located in Monterey Park, California. Dr. Chen was Chairman of SIDA Corporation, a high technology trading company located in Monterey Park, California, from 1989 to May 1996. Prior to founding the Company in 1990, Dr. Chen was a Satellite System Engineering Manager at Hughes Space and Communications, Inc. for 15 years. Dr. Chen has a Ph.D. in Engineering from the California Institute of Technology and Masters Degrees in Control Engineering and Aerospace Engineering from UCLA and West Virginia University, respectively. Dr. Chen is a graduate of the Owner/President Management program at the Graduate School of Business Administration of Harvard University.

         Gene Comfort has been the Executive Vice President and General Manager of the Company since September 1995 and a director since May 1996. From July 1993 to September 1995, Mr. Comfort was the Vice President-Marketing of the Company, and he was the Director of Marketing of the Company from April 1991 to July 1993. Mr. Comfort has been involved in the aircraft industry for over 25 years in a variety of marketing, sales and management positions. Mr. Comfort is a single and multi engine rated pilot.

         William V. Leeds served as the Senior Vice President of the Company from 1991 to September 1994 and rejoined the company as an officer in January of 1997. He was one of the key employees responsible for obtaining the Type Certificate for the JETCRUZER 450. From October 1994 until January 1997, Mr. Leeds served as the General Manager of Aerostar Corporation, a private company located in the State of Washington engaged in the development and sale of small aircraft. From February 1986 to January 1990, Mr. Leeds was the General Manager of Quiet Nacelle Corp., a private company which retrofits aircraft engine nacelles for noise reduction. Mr. Leeds has an Aeronautical Engineering Degree from

Northrop Institute of Technology and is an FAA Structure Designated Engineering Representative (DER). He is a single engine, instrument rated pilot.

         David M. Turner, CPA joined the Company in January 1997. Prior to that, from 1994, he served as the Chief Financial Officer of Taitron Incorporated, a publicly-held company that distributes discrete semiconductors. From 1991 to
1994,  Mr.  Turner  was  President  and  sole  owner  of  Maynard   Enterprises,
Incorporated, of Manassas, Virginia, a privately held consulting business working primarily in the health care industry. From 1988 to 1991, Mr. Turner was the Chief Financial Officer and Corporate Vice President of Finance of the Greater Southeast Management Company, a Washington D.C. company that operated an inner city health care system, which included two hospitals, three nursing homes and several subsidiary health care companies in the Mid Atlantic area. During the same period, Mr. Turner was President and a Director of Greater Southeast Asset Management Company, the asset-holding subsidiary of the Greater Southeast Healthcare System. Mr. Turner received a Master of Business of Administration from the University of Cincinnati.

         George E. Hysore has served as the Vice President of Manufacturing for the Company since February 1997. From 1970 to 1990, Mr. Hysore served in various capacities for McDonnell Douglas Helicopter Company until his retirement in 1990. After his retirement from McDonnel Douglas, from July 1990 to December 1993, he served as Vice President- General Manager of Star of Phoenix Aircraft Inc., located in Mesa, Arizona, a company engaged in the manufacture of small aircraft. From January 1994 to December 1994, he served as Vice President-General Manager of General Aviation Industries, Inc., an Oklahoma company engaged in the manufacture of aircraft. From January 1995 to December 1995, he was a consultant for Stroud Aerotech, Inc., located in the State of Oklahoma, where he worked on the certification of the engineering and manufacturing operations of the Kestrel Aircraft. From January 1996 to December 1996, he served as Vice President of Operations of Hydrogiene, a San Diego company that manufactures a variety of hygienic products. Mr. Hysore has received a Bachelor of Science Certificate in Computer Science from the State of Missouri University.

         C.M. Cheng has served as a director of the Company since June 1996. Since April 1996, Mr. Cheng has been a Vice President of Eurotai International, Ltd., a private company located in Taipei, Taiwan, which distributes health food products. From 1984 to April 1996, Mr. Cheng served as a Vice President, Director of the Office of the President, and Manager of Corporate Planning with Taiwan Yeu Tyan Machinery, Mfg Co. Ltd., a public company located in Taipei, Taiwan, which manufactures automobiles and heavy equipment. From 1980 to 1983, Mr. Cheng was an Associate Professor of Economics and Management at Taiwan National Sun-Yet-Sen University. Mr. Cheng is the director of Harpa Limited, a corporation organized under the laws of the Cayman Islands ("Harpa"), a principal stockholder of the Company. See "Certain Transactions" and "Principal Stockholders."

         Steve Gorlin has served as a director of the Company since July 1996. Over the past twenty-five years, Mr. Gorlin has founded several biotechnology and pharmaceutical companies, including Hycor Biomedical, Inc., Theragenics Corporation, CytRx Corporation, and Medicis Corporation, which are public companies, and SeaLite Sciences, Inc., which is a private company. Mr. Gorlin founded, and served as Chairman of the Board of, EntreMed Inc., a public company, from its inception in 1991 until December 1995 (EntreMed was privately held during his tenure). He founded, and is a member of the Board of Directors of, Perma-Fix Environmental Services, Inc., a public company involved in the disposal of hazardous waste. Mr. Gorlin also established the Touch Foundation, a non-profit organization for the blind. He is a single and multi-engine pilot.

         James A. Lovell Jr. is the former spacecraft commander of the Apollo 13 mission. He currently is the President of Lovell Communications, a business devoted to disseminating information about the United States Space Program. Prior to that he was Executive Vice President of Centel Corporation. Mr. Lovell is a Fellow in the Society of Experimental Test Pilots and a member of the Golden Eagles. He has been granted many honors and awards, including the Presidential Medal for Freedom, the French Legion of Honor and the Congressional Space Medal of Honor. In 1994 he and Jeff Kluger wrote Lost Moon, the story of the Apollo 13 mission. He has served as a director of the Company since March 1997.

         Directors serve until the next annual meeting or until their successors are elected or appointed. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among the officers or directors of the Company.

Board Committees and Designated Directors

         The Board of Directors has a Compensation Committee, which makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. The members of the Compensation Committee are Messrs. Cheng, Gorlin and Lovell. The Board of Directors also has an Audit Committee which reviews the results and scope of the audit and other accounting related matters. The members of the Audit Committee are currently Messrs. Cheng and Lovell.

         The Company has agreed to nominate a designee of the Underwriter who is reasonably acceptable to the Company for election to the Company's Board of Directors, if so requested by the Underwriter, for a period of five years from the date of this Prospectus.

Director Compensation

         Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee Directors serving on the Company's Board receive $1,000 per meeting plus out of pocket expenses for attending such meetings. In addition, non-employee Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor.

         Directors are also eligible to participate in the Company's Stock Option Plan. It is a policy of the Company that each Director who is not an employee of the Company receive options to purchase 25,000 shares of Class A Common Stock upon joining the Board. As of the date of this Prospectus, Messrs. Comfort, Cheng and Gorlin each had received 25,000 shares of Class A Common Stock at an exercise price of $5.00 per share. The options vest in equal annual installments over five years. See "-Stock Option Plan."

Executive Compensation

         The following table sets forth certain information as to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 1996 exceeded $100,000:


                           SUMMARY COMPENSATION TABLE

                                                                                    Longterm Compensation
                                                                                  -------------------------
                                       Annual Compensation(1)                     Shares of Class A Common
                                    ---------------------------        Other          Stock Underlying
Name and Principal Position         Year      Salary      Bonus    Compensation         Options/SARS
                                    -----------------------------------------------------------------------
Carl L. Chen, Ph.D.                 1996     $273,076               $242,000(2)
   Chairman and Chief Executive     1995     $53,000(3)             $242,000(2)
   Officer                          1994     $0                     $0
Gene Comfort                        1996     $131,538               $31,000(4)               25,000
   Executive Vice President         1995     $90,000                $0
                                    1994     $55,000                $0

------------------

(1) The compensation described in this table does not include medical insurance, retirement benefits and other benefits which are available generally to all employees of the Company and certain perquisites and other personal benefits, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's compensation in the table.

(2) Represents the approximate fair market value of 135,416 shares of Class B Common Stock, 270,832 shares of Class E-1 Common Stock, and 270,832 shares of Class E-2 Common Stock issued to Dr. Chen in June 1996 and earned by him under the New Management Agreement during 1995. See "Certain Relationships and Related Transactions."

(3) Pursuant to the New Management Agreement, which became effective on January 29, 1995 (the "New Management Agreement"), Dr. Chen was entitled to receive a salary of $323,000 in 1995. This amount was accrued and unpaid as of December 31, 1995. In May 1996, Dr. Chen agreed to convert $300,000 of such accrued amount into 16,724 shares of Class B Common Stock, 33,448 shares of Class E-1 Common Stock and 33,448 shares of Class E-2 Common Stock and to receive the remainder in cash. See "Certain Transactions" and Note 6 of Notes to Financial Statements for the year ended December 31, 1996. $30,000 of the amount stated reflects the approximate fair value of such shares. In May 1996, the New Management Agreement was terminated, and Dr. Chen's annual salary was changed to $200,000 per year. See "Employment Agreement."

(4) Represents the approximate fair market value of 17,460 shares of Class B Common Stock, 34,919 shares of Class E-1 Common Stock, and 34,919 shares of Class E-2 Common Stock issued to Mr. Comfort in May 1996 in exchange for services rendered.

Employment Agreement

         The Company entered into an eight-year employment agreement (the "Chen Employment Agreement") with Dr. Carl Chen, the Company's, Chairman, Chief Executive Officer and President, commencing in May 1996. The Chen Employment Agreement provides that, in consideration for Dr. Chen's services, he is to be paid an annual salary of $200,000. He will receive increases in salary and bonuses as deemed appropriate by the Board of Directors. The Company will maintain life insurance coverage on Dr. Chen, and Dr. Chen may name the beneficiary of such policy. The Chen Employment Agreement also provides that he will not compete with the Company during the term of the Agreement and for eighteen months thereafter and that, if Dr. Chen's employment is terminated by the Company without cause (as defined therein), he will receive up to eighteen months' salary as severance, payable monthly commencing on the thirtieth day following such termination without cause.

Stock Option Plan

         The Board of Directors and the stockholders of the Company have adopted and approved the 1996 Stock Option Plan ("Stock Option Plan"). The Stock Option Plan provides for the grant of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQSOs") to certain employees, officers, directors, consultants and agents of the Company. The purpose of the Stock Option Plan is to attract and retain qualified employees, agents, consultants, officers and directors.

         The total number of shares of Class A Common Stock with respect to which options may be granted under the Stock Option Plan is 500,000. The shares subject to, and available under, the Stock Option Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. Any shares subject to an option that terminates, expires or lapses for any reason, and any shares purchased upon exercise of an option and subsequently repurchased by the Company pursuant to the terms of the option, become available for grant under the Stock Option Plan.

         The Stock Option Plan is administered by the Board of Directors of the Company, which determines, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NQSOs, or a combination thereof, and the number of shares of Class A Common Stock to be subject to such option. The Board may, in its discretion, delegate its power, duties and responsibilities under the Stock Option Plan to a committee consisting of two or more directors. The exercise price for ISOs must be at least 100% of the fair market value per share of Class A Common Stock on the date of grant, as determined by the Board. ISOs are not transferable, other than by will or the laws of descent and distribution. NQSOs may be transferred to the optionee's spouse or lineal descendants, subject to certain restrictions. Options may be exercised during the holder's lifetime only by the holder or his or her guardian or legal representative.

         Options may be exercisable for a term determined by the Board, which may not be less than one year or greater than 10 years from the date of grant. Options may be exercised only while the original optionee has a relationship with the Company which confers eligibility to be granted options or within 90 days after termination of such relationship with the Company, or up to six months after death or total and permanent disability. In the event the Company terminates its relationship with the original optionee for cause (as defined in the Stock Option Plan), all options granted to the optionee terminate immediately.

         The Stock Option Plan contains certain limitations applicable only to ISOs granted thereunder to satisfy specific provisions of the Internal Revenue Code. For example, the aggregate fair market value, as of the date of grant, of shares as to which an ISO becomes exercisable for the first time by an optionee during any calendar year may not exceed $100,000. In addition, if an optionee owns more than 10% of the Company's stock at the time the individual is granted as ISO, the exercise price per share cannot be less than 110% of the fair market value per share and the term of the option cannot exceed five years.

         Options may be paid for in cash, by check or, in certain instances, by delivering an assignment of shares of Class A Common Stock having a value equal to the option price, or any combination of the foregoing, as stipulated in the option agreement entered into between the Company and the optionee. At the discretion of the Board, the Company may loan to the optionee some or all of the purchase price of the shares acquired upon exercise of an option granted under the Stock Option Plan.

         The Board may modify, suspend or terminate the Stock Option Plan; provided, however, that certain material modifications affecting the Stock Option Plan must be approved by the stockholders, and any change in the Stock Option Plan that may adversely affect an optionee's rights under an option previously granted under the Stock Option Plan requires the consent of the optionee.

As of the date of this Prospectus, the Company had granted options to purchase 420,000 shares of Class A Common Stock at an exercise price of $5.00 per share under the Stock Option Plan. See "-Director Compensation" and "Certain Transactions."

                        Option Grants in Last Fiscal Year

         The following table sets forth information regarding options granted to the named officers and directors during the fiscal year ended December 31, 1996.


                                                   Percentage of Total
                                                   Options Granted to
                            Number of Shares          Employees and
                           Underlying Options         Directors in          Exercise or Base
         Name                    Granted               Fiscal Year           Price Per Share         Expiration Date
--------------------------------------------------------------------------------------------------------------------

Gene Comfort                      25,000                  22.73%                  $5.0                July 15, 2006
C.M. Cheng                        25,000                  22.73%                  $5.0                July 15, 2006
Steve Gorlin                      25,000                  22.73%                  $5.0                July 15, 2006
William V. Leeds                  25,000                  22.73%                  $5.0            September 3, 2006


-------------------

(1) None of the reported options were in-the-money at the end of the fiscal year as a result of the closing price of the Common Stock as reported on the NASDAQ System on December 31, 1996 ($3.875/share) being less than the exercise price of those options ($5.00/share).

Limitation of Liability and Indemnification Matters

         The Company's Certificate of Incorporation eliminates in certain circumstances the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) for transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company has entered into indemnification agreements ("Indemnification Agreement(s)") with each of its directors and officers. Each such Indemnification Agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgements, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreements also require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement permits the director or officer that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such suit if he is successful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that it is the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              CERTAIN TRANSACTIONS

         From January 1990 through December 1993, Mr. Song Gen Yeh, who was at that time a principal stockholder and director of the Company, advanced funds to the Company in the aggregate amount of $10,478,000. In December 1993, the Company entered into an agreement with Mr. Yeh to repay such advances through the issuance of 584,074 shares of Class B Common Stock, 1,168,148 shares of Class E-1 Common Stock, and 1,168,148 shares of Class E-2 Common Stock of the Company. Such shares were issued to Mr. Yeh in June 1996. From 1994 through 1995, Mr. Yeh provided additional advances to the Company aggregating $250,000. In June 1996, such advances were repaid by the Company through the issuance of 13,937 shares of Class B Common Stock, 27,873 shares of Class E-1 Common Stock, and 27,873 shares of Class E-2 Common Stock. Such shares were subsequently transferred to Harpa Limited ("Harpa"), a Cayman Islands corporation the voting stock of which is controlled by two of Mr. Yeh's children. C.M. Cheng, a director of the Company, is the Director of Harpa and, as such, has the power to vote the shares of the Company's Common Stock held by Harpa. See "Principal Stockholders."

         In January 1990, the Company entered into a five-year agreement (the "Management Agreement") with SIDA Corporation ("SIDA"). Dr. Carl L. Chen, the Chairman, Chief Executive Officer and President of the Company, was, at that time, a principal stockholder of SIDA, and the other two stockholders of SIDA were also, at that time, stockholders of the Company. The Management Agreement provided for annual payments to SIDA of $140,000 for management services consisting essentially of those customarily performed by the President of a company. The SIDA agreement expired by its terms in January 1995. As of June 30, 1996, SIDA was owed $259,000 of unpaid management fees. This amount, together with accrued interest of $64,000 through August 30, 1996, was paid from the proceeds of the Bridge Financing in September 1996. In October 1993 and February 1994, the Company obtained loans from SIDA in the aggregate principal amount of $110,000, bearing interest at 12%. These loans, together with accrued interest of $31,000, were repaid from the proceeds of the Bridge Financing in September 1996.

         In February and July 1994, the Company received loans in an aggregate principal amount of $565,000, bearing interest at a rate of 12%, from four individuals who were at the time not affiliated with the Company. One of such persons, C.M. Cheng, became a director of the Company in June 1996. These loans, together with accrued interest of $161,000, were repaid with the proceeds of the Bridge Financing in September 1996.

         In December 1994, the Company entered into a New Management Agreement (the "New Management Agreement") with Dr. Chen which took effect in January 1995. Pursuant to the New Management Agreement, Dr. Chen agreed to serve as the Company's President and Chief Executive Officer. The New Management Agreement had a term of 10 years and provided that Dr. Chen was to receive a signing bonus of 139,365 shares of Class B Common Stock, 278,730 shares of Class E-1 Common Stock, and 278,730 shares of Class E-2 Common Stock, an annual salary of $350,000, and additional annual compensation payable in 147,727 shares of Class B Common Stock, 295,454 shares of Class E-1 Common Stock, and 295,454 shares of Class E-2 Common Stock. In May 1996, Dr. Chen agreed to terminate the New Management Agreement. Pursuant to the New Management Agreement and in connection with its termination, the Company issued a total of 577,823 shares of Class B Common Stock, 1,155,647 shares of Class E-1 Common Stock, and 1,155,647 shares of Class E-2 Common Stock to Dr. Chen. At June 30, 1996, $144,000 remained accrued and unpaid under the New Management Agreement. This amount was paid to Dr. Chen with the proceeds of the Bridge Financing in September 1996.

         In May 1996 the Company entered into an Employment Agreement with Dr. Chen pursuant to which he agreed to serve as its Chairman, Chief Executive Officer and President. See "Management-Employment Agreement." As of August 31, 1996, compensation of $69,000 was accrued and unpaid under this Agreement. This amount was paid from the proceeds of the Bridge Financing in September 1996.

         From September 1995 through August 1996, Dr. Chen made loans bearing interest at a rate of 12% to the Company in the aggregate principal amount of $562,000. In May 1996, Dr. Chen agreed to convert $336,000 of these loans into 187,118 shares of Class B Common Stock, 374,236 shares of Class E-1 Common Stock, and 374,236 shares of Class E-2 Common Stock. The remaining $226,000 principal amount of these loans, together with $36,000 of accrued interest, was repaid with the proceeds of the Bridge Financing in September 1996.

         In 1994 and 1995, the Company obtained loans from General Bank in the aggregate principal amount of $900,000. This loan bore interest at the prime rate plus 1.5% and had a maturity date of October 1996. Repayment of the loan was guaranteed by the Small Business Administration, the California Export Finance Office and Dr. Chen and was secured by substantially all the assets of the Company. The total outstanding balance of the loan of approximately $915,000 (including accrued interest) was repaid from the proceeds of the Bridge Financing in September 1996.

         In May 1996, the Company issued 17,460 shares of Class B Common Stock, 34,919 shares of Class E-1 Common Stock, and 34,919 shares of Class E-2 Common Stock to Gene Comfort, its Executive Vice President, as partial consideration for marketing and general administrative services performed by Mr. Comfort for the Company. In September 1996, $34,000 of accrued but unpaid salary was paid to Mr. Comfort from the proceeds of the Bridge Financing.

     In September 1996, the Company granted options to purchase 25,000 shares of Class A Common Stock to each of C.M. Cheng and Steve Gorlin, directors of the Company, and Gene Comfort, an officer and director of the Company, and 5,000 shares of Class A Common Stock to Sandra Andre, a former officer of the Company, at an exercise price of $5.00 per share. In March 1997, the Company granted options to purchase 25,000 shares of Class A Common Stock to James A. Lovell, a director of the Company, at an exercise price of $5.00 per share. In March 1997, the Company granted options to purchase 70,000 shares of Class A Common Stock to William Leeds and options to purchase 30,000 shares of Class A Common Stock to David Turner, officers of the Company, at an exercise price of $5.00 per share. The options vest in equal annual installments over five years.

         The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 1, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group.


                                                    Common Stock              Percent of           Percent of Total
  Name and Address of Beneficial Owner(1)      Beneficially Owned(2)           Ownership            Voting Power(3)
-------------------------------------------------------------------------------------------------------------------

Dr. Carl L. Chen(4)........................         4,133,757                      24.46%                  36.32%
Gene Comfort(5)............................           305,001                       1.78                    2.64
C.M. Cheng(5)(6)...........................         5,072,860                      30.01                   44.54
Steve Gorlin(7)............................            15,000                        .09                     .03
James A. Lovell Jr.(8).....................             1,000                       0                       0
Harpa Limited(9)...........................         5,067,860                      29.99                   44.53
Shih Jen Yeh(9)............................         5,067,860                      29.99                   44.53
Chyao Chi Yeh(9)...........................         5,067,860                      29.99                   44.53
David Turner(10)...........................                 0                       0                       0
William Leeds(11)..........................                 0                       0                       0
All executive officers and directors as a
group (5 persons)..........................         9,517,618                      56.32                   83.52


----------------------

(1) Except as otherwise indicated, the address of each principal stockholder is c/o the Company at 3501 Lakewood Blvd., Long Beach, California 90808. The Company believes that all persons named have sole voting power and sole investment power, subject to community property laws where applicable.

(2) Except as otherwise noted, all shares beneficially owned are 20% Class B Common Stock and 80% Class E Common Stock, which shares of Class E Common Stock are subject to redemption by the Company if the Company does not achieve certain income or market price levels.

(3) The Common Stock of the Company is divided into four classes. Each share of Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock is entitled to five votes per share, and Class A Common Stock is entitled to one vote per share.

(4) Includes 200,000 shares of Class E-2 Common Stock held by Julie C. Chen, as trustee of the Eric F. Chen Trust under Declaration of Trust dated August 31, 1996, for the benefit of Eric F. Chen, Dr. Chen's son. Julie Chen is Dr. Chen's sister-in-law. Dr. Chen disclaims beneficial ownership of the 200,000 shares held by the Trust for the benefit of his son. Does not include 25,031 shares of Class E-1 Common Stock and 25,031 shares of Class E-2 Common Stock, the beneficial ownership of which Dr. Chen transferred to Gene Comfort in May 1997. Dr. Chen disclaims beneficial ownership of the shares the beneficial ownership of which was transferred to Mr. Comfort.

(5) Includes 5,000 shares of Class A Common Stock issuable upon the exercise of options exercisable within 60 days of the date of this Prospectus. Excludes 20,000 shares of Class A Common Stock issuable upon the exercise of options not exercisable within 60 days of this Prospectus.

(6) Includes 5,067,860 shares of Common Stock held by Harpa Limited, a Cayman Island corporation ("Harpa"). C.M. Cheng is a director of Harpa and has sole voting and investment control over the shares of Common Stock held by Harpa and thus may be deemed to beneficially own such shares. Mr. Cheng disclaims beneficial ownership of such shares. The address of Harpa is c/o Coutts Co. (Cayman) Ltd., Coutts House, P.O. Box 707, West Bay Road, Grand

          Cayman, Cayman Islands. Excludes 60,000 shares of Class E-1 Common Stock and 60,000 shares of Class E-2 Common Stock, the beneficial ownership of which was transferred to Gene Comfort in May 1997. Harpa disclaims beneficial ownership of the shares the beneficial ownership of which was transferred to Mr. Comfort.

(7) Common Stock beneficially owned is Class A Common Stock which was contained in Units purchased by Mr. Gorlin in March and April 1997 in broker transactions.

(8) Common Stock beneficially owned is Class A Common Stock purchased by Mr. Lovell in December 1996 in a broker transaction. Excludes 25,000 shares of Class A Common Stock issuable upon the exercise of options not exercisable within 60 days of this Prospectus.

(9) The voting stock of Harpa is currently held equally by Shih Jen Yeh and Chyao Chi Yeh, who are children of Song Gen Yeh, the former Chairman and principal stockholder of the Company. See "Certain Transactions." The address of Mr. Shih Jen Yeh and Mr. Chyao Chi Yeh is 14th Floor, No. 55, Section 2, Chung-Cheng Road, Shih-Lin District, Taipei, Taiwan. Excludes 60,000 shares of Class E-1 Common Stock and 60,000 shares of Class E-2 Common Stock, the beneficial ownership of which was transferred to Gene Comfort in May 1997. Mr. Yeh and Mr. Yeh each disclaims beneficial ownership of the shares the beneficial ownership of which was transferred to Mr. Comfort.

(10) Excludes 30,000 shares of Class A Common Stock issuable upon the exercise of options not exercisable within 60 days of the date of this Prospectus.

(11) Excludes 70,000 shares of Class A Common Stock issuable upon the exercise of options not exercisable within 60 days of the date of this Prospectus.


                         CONCURRENT SECURITIES OFFERING

         An additional 3,500,000 redeemable Class A Warrants (the "Selling Securityholders' Class A Warrants") have been registered pursuant to the Registration Statement under the Securities Act of which this Prospectus is a part for sale by the holders thereof (the "Selling Securityholders") of which approximately 3,144,279 are still owned by the Selling Securityholders (the "Remaining Selling Securityholders"). The Remaining Selling Securityholders' Class A Warrants are identical to the Class A Warrants included in the IPO Units and were being issued to the Selling Securityholders on the closing of the IPO upon the automatic conversion of all of the Company's outstanding Bridge
Warrants. All of the Selling Securityholders' Class A Warrants issued upon conversion of the Bridge Warrants, the Class A Common Stock and Class B Warrants issuable upon exercise of such Class A Warrants and the Class A Common Stock issuable upon exercise of the Class B Warrants were registered, at the Company's expense, under the Securities Act and become tradeable on or about the closing of the IPO, subject to a contractual restriction agreed to with the Company that such Selling Securityholders' Class A Warrants and underlying securities could not be sold for at least 90 days after the closing of the IPO; and, during the period from 91 to 270 days after such closing, only certain specified percentages of such securities may be sold. See "Shares Eligible For Future Sale." The Selling Securityholders have also agreed with the Company not to exercise their Selling Securityholders' Class A Warrants for a period of one year following the closing of the IPO; provided, however, that purchasers of such Selling Securityholders' Class A Warrants are not subject to such restrictions on exercise. After the one-year period following the closing of the IPO, the Selling Securityholders may exercise the Selling Securityholders' Class A Warrants and sell the Class B Warrants and Class A Common Stock issuable upon exercise of their warrants without restriction if a current prospectus relating to such Class A Common Stock is in effect and the securities are qualified for sale. The Company will not receive any proceeds from the sale of the Selling Securityholders' Class A Warrants. Sales of Selling Securityholders' Class A Warrants or the securities underlying such Class A Warrants or even the potential of such sales could have an adverse effect on the market prices of the Units, the Class A Common Stock and the Warrants. See "Shares Eligible For Future Sale."

         There are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by Blair that there are no agreements between Blair and any Selling Securityholder regarding the distribution of the Selling Securityholders' Warrants or the underlying securities.

         The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

         Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders' Class A Warrants may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event Blair or Blair & Co. is engaged in a distribution of the Selling Securityholders' Class A Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither Blair nor Blair & Co. has agreed to, nor is either of them obligated to, act as a broker-dealer in the sale of the Selling Securityholders' Class A Warrants, and the Selling Securityholders may be required, and in the event Blair & Co. is a market maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules l0b-6 and l0b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

         The Selling Securityholders and broker-dealers, if any, acting in connection with sales of the Selling Securityholders' Class A Warrants or the securities underlying such Warrants may deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act.


                            DESCRIPTION OF SECURITIES

         The following description of the capital stock of the Company and certain provisions of the Company's Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

         The authorized capital stock of the Company currently consists of 60,000,000 shares of Class A Common Stock, $.0001 par value, 10,000,000 shares of Class B Common Stock, $.0001 par value, 4,000,000 shares of Class E-1 Common Stock, $.0001 par value, 4,000,000 shares of Class E-2 Common Stock, $.0001 par value, and 5,000,000 shares of Preferred Stock, $.0001 par value. As of the date of this Prospectus, there were outstanding 2,000,000 shares of Class B Common Stock (held of record by four stockholders), 4,000,000 shares of Class E-1 Common Stock (held of record by four stockholders), 4,000,000 shares of Class E-2 Common Stock (held of record by four stockholders), no shares of Class A Common Stock and no shares of Preferred Stock.

IPO Units

         The Company has outstanding IPO Units which are currently listed on the Nasdaq SmallCap Market. Each IPO Unit consists of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. At any time until December 3, 2001, each Class A Warrant will be exercisable to purchase one share of Class A Common Stock and one Class B Warrant and each Class B Warrant will be exercisable to purchase one share of Class A Common Stock. The Common Stock and Warrants included in the Units were transferable separately immediately upon issuance.

Common Stock

         The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock are substantially identical, except that the holders of Class A Common Stock have the right to cast one vote, and the holders of Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock have the right to cast five votes, for each share held of record on all matters submitted to a vote of the holders of Common Stock, including the election of directors. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when voting by class is required by applicable law. Holders of the Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of Common Stock are, and those shares of Class A Common Stock offered hereby will be duly authorized, validly issued, fully paid and nonassessable.

         As a consequence of their ownership of Common Stock and the enhanced voting power of the Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company for the foreseeable future and, accordingly, will be able to elect all of the Company's directors. This difference in voting rights and consequent increase in the voting power of the Class E-1 Common Stock, Class E-2 Common Stock and Class B Common Stock has an anti-takeover effect, in that the existence of the Class E-1 Common Stock, Class E-2 Common Stock and Class B Common Stock may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by the stockholders of the Company other than the holders of Class E-1 Common Stock, Class E-2 Common Stock and Class B Common Stock. Thus, the stockholders of the Company may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire the Company through a business combination will be compelled to consult first with the holders of the Class E-1 Common Stock, Class E-2 Common Stock and Class B Common Stock in order to negotiate the terms of such a business combination. Additionally, any such proposed business combination would have to be approved by the Board of Directors, which may be under the control of the holders of the Class E-1 Common Stock, Class E-2 Common Stock and Class B Common Stock; and, if stockholder approval were required, the approval of the holders of the Class E-1 Common Stock, Class E-2 Common Stock and Class B Common Stock would be necessary before any such business combination could be consummated.

 Performance Shares

         The Company's Certificate of Incorporation provides that the Class E-1 and the Class E-2 Common Stock is redeemable by the Company at a price of $.01 per share unless the Company meets certain income or share price thresholds. If the thresholds are met, the Performance Shares will be automatically converted into shares of Class B Common Stock. The Performance Shares are not assignable or transferable other than upon death, by operation of law, or to related parties who agree to be bound by the restrictions on the Performance Shares set forth in the Company's Certificate of Incorporation.

         (a) The 4,000,000 shares of outstanding Class E-1 Common Stock will be automatically converted into Class B Common Stock if, and only if, one or more of the following conditions are met:

               (i) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings as audited and determined by the Company's independent public accountants (the "Minimum Pretax Income") amounts to at least $17.5 million for the fiscal year ending December 31, 1998;

               (ii) the Minimum Pretax Income amounts to at least $22.5 million for the fiscal year ending December 31, 1999;

               (iii) the Minimum Pretax Income amounts to at least $28.5 million for the fiscal year ending December 31, 2000;

               (iv) the Minimum Pretax Income amounts to at least $36.0 million for the fiscal year ending on December 31, 2001;

               (v) the Minimum Pretax Income amounts to at least $45.0 million for the fiscal year ending on December 31, 2002;

               (vi) the Minimum Pretax Income amounts to at least $56.0 million for the fiscal year ending on December 31, 2003;

               (vii) commencing on December 3, 1996 and ending June 3, 1998, the Bid Price (as defined herein) of the Company's Class A Common Stock averages in excess of $14.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days; or

               (viii) commencing June 4, 1998 and ending December 3, 1999, the Bid Price (as defined herein) of the Company's Class A Common Stock averages in excess of $18.50 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days.

         (b) The 4,000,000 shares of outstanding Class E-2 Common Stock will be converted into Class B Common Stock if, and only if, at least one of the following conditions is met.

               (i) the Minimum Pretax Income amounts to at least $21.875 million for the fiscal year ending on December 31, 1998;

               (ii) the Minimum Pretax Income amounts to at least $28.125 million for the fiscal year ending on December 31, 1999;

               (iii) the Minimum Pretax Income amounts to at least $35.625 million for the fiscal year ending on December 31, 2000;

               (iv) the Minimum Pretax Income amounts to at least $45.0 million for the fiscal year ending on December 31, 2001

               (v) the Minimum Pretax Income amounts to at least $56.25 million for the fiscal year ending on December 31, 2002;

               (vi) the Minimum Pretax Income amounts to at least $69.5 million for the fiscal year ending on December 31, 2003;

               (vii) commencing December 3, 1996 and ending June 3, 1998, the Bid Price (as defined herein) of the Company's Class A Common Stock averages in excess of $18.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days; or

               (viii) commencing June 4, 1998 and ending December 3, 1999, the Bid Price (as defined herein) of the Company's Class A Common Stock averages in excess of $23.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 30 consecutive business days.

         The Minimum Pretax Income amounts set forth above (i) shall be calculated exclusive of any extraordinary earnings or charge, including, but not limited to, any charge to income resulting from conversion of the Performance Shares and (ii) shall be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of the IPO. The bid price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

         If none of the applicable Minimum Pretax Income or bid price levels set forth above have been met by March 31, 2004, the Performance Shares will be redeemable by the Company at a price of $.01 per share. The Company expects that the conversion of Performance Shares owned by officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings equal to the fair market value of such shares on the date of conversion. Such charge could substantially increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period or periods during which such shares are, or become probable of being, converted. Therefore, although the amount of compensation expense recognized by the Company will not affect the Company's cash flow, it may have a negative effect on the market price of the Company's securities.

         The restrictions on the Class E-1 Common Stock and Class E-2 Common Stock were required by Blair as a condition to the IPO. The Minimum Pretax Income and bid price levels set forth above were determined by negotiation between the Company and Blair and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

         Bid Price shall mean the closing bid price of the Class A Common Stock as quoted on the Nasdaq SmallCap Market or as reported by the National Quotation Bureau, Inc. or the closing sales price of the Class A Common Stock if it is listed on the Nasdaq National Market or a national stock exchange.

         The "Minimum Pretax Income" amounts set forth above assume the conversion into Class B Common Stock of all of the shares of Class E Common Stock and the conversion into Class A Common Stock of any outstanding Class B Common Stock and any other securities which are convertible into Class A or Class B Common Stock solely upon surrender of such convertible securities without the payment of any additional consideration, but shall be increased proportionally to reflect the issuance of any other additional shares, including any shares that may be issued upon the exercise of any warrants or options presently outstanding or hereafter granted, provided, however, that, with respect to any shares of Class A Common Stock issued upon exercise of warrants subject to a registration statement covering shares of Class A Common Stock (the "Registration Statement") filed with the Commission (provided such Registration Statement is filed on or before September 30, 1996), so long as any portion of the net proceeds received by the Company upon such exercise is not utilized by the Company, but such proceeds (the "Invested Proceeds") are instead invested in short-term high interest bearing securities or accounts or securities issued or guaranteed by the United States government, then the adjustment to the Minimum Pretax Income amounts set forth above with respect to that number of warrants which generated such Invested Proceeds shall be equal to 8% per annum multiplied by such amount of Invested Proceeds. The Minimum Pretax Income shall be calculated exclusive of any extraordinary earnings or extraordinary charges including, but not limited to, any charge to income resulting from the conversion of shares of Class E Common Stock.

 Class B Common Stock

          Each share of Class B Common Stock is convertible at any time commencing thirteen months following the date of this Prospectus at the option of the holder into one share of Class A Common Stock. Shares of Class B Common Stock will also automatically convert into an equivalent number of fully paid and non-assessable shares of Class A Common Stock after such period upon the sale or transfer of such shares of Class B Common Stock (other than a transfer to another holder of Class B Common Stock) by the original record holder thereof or upon the death of the holder thereof unless and to the extent that such shares are acquired by another holder of Class B Common Stock.

Redeemable Warrants

         The following is a brief summary of the material provisions of the Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company, the Underwriter, and American Stock Transfer and Trust Company (the "Transfer and Warrant Agent"). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

 Class A Warrants

         The holder of each Class A Warrant is entitled, upon payment of the exercise price of $6.50, to purchase one share of Class A Common Stock and one Class B Warrant. Unless previously redeemed, the Class A Warrants are exercisable at any time after their issuance until December 3, 2001, provided that at such time a current prospectus relating to the Class A Common Stock and the Class B Warrants underlying the Class A Warrants is in effect and the underlying Class A Common Stock and the Class B Warrants are qualified for sale or exempt from qualification under applicable state securities laws. The Class A Warrants included in the IPO Units were immediately transferable separately from the Class A Common Stock and the Class B Warrants issued with such Class A
Warrants as part of the IPO Units. The Class A Warrants are subject to redemption, as described below.

 Class B Warrants

         The holder of each Class B Warrant is entitled, upon payment of the exercise price of $8.75, to purchase one share of Class A Common Stock. Unless previously redeemed, the Class B Warrants are exercisable at any time after their issuance until December 3, 2001, provided that at such time a current prospectus relating to the underlying Class A Common Stock is then in effect and the Class A Common Stock underlying the Warrants is qualified for sale or exempt from qualification under applicable state securities laws. The Class B Warrants included in the IPO Units offered hereby are transferable separately from the Class A Common Stock and Class A Warrants issued with such Class B Warrants as part of the IPO Units, and the Class B Warrants underlying the Class A Warrants will be transferable separately from the Class A Common Stock received upon exercise of the Class A Warrants. The Class B Warrants are subject to redemption, as described below.

 Redemption

         Commencing December 3, 1997, the Class A Warrants are subject to redemption by the Company, upon 30 days written notice, at a price of $.05 per Warrant, if the average closing bid price of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given shall have exceeded $12.00 per share. The Class B Warrants are subject to redemption by the Company commencing December 3, 1997, upon 30 days written notice, at a price of $.05 per Warrant, if the average closing bid price of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given shall have exceeded $15.00 per share. Holders of Warrants will automatically forfeit their rights to purchase the shares of Class A Common Stock and/or Class B Warrants issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All of the outstanding Warrants of a class, except for those underlying the Unit Purchase Option, must be redeemed if any of that class are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Warrants by first class mail, postage prepaid, upon 30 days' notice before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise the Warrants shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption.

 General

         The Warrants may be exercised upon surrender of the certificate or certificates therefor on or prior to the expiration or the redemption date (as explained above) at the offices of the Company's warrant agent (the "Warrant Agent") with the subscription form on the reverse side of the certificate or certificates completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised.

         The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including issuances of Class A Common Stock (or securities convertible, exchangeable or exercisable into Class A Common Stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things, (i) the issuance or exercise of options or other securities under the Company's Stock Option Plan or other employee benefit plans or (ii) the sale or exercise of outstanding options or warrants or the Warrants offered hereby.

         The Company is not required to issue fractional shares of Class A Common Stock and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a stockholder of the Company unless and until he or she exercises the Warrants.

Preferred Stock

         The Preferred Stock may be issued in series, and shares of each series will have such rights, preferences, and privileges as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board of Directors may, without further action by the holders of Common Stock, fix the number of shares constituting the series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of Preferred Stock. The holders of any series of Preferred Stock, when and if issued, are expected to have priority claims to dividends and to any distributions upon liquidation of the Company, and they may have other preferences over the holders of the Common Stock.

         The Board of Directors may issue series of Preferred Stock without action by the holders of the Common Stock. Accordingly, the issuance of Preferred Stock may adversely affect the rights of the holders of the Common Stock. In addition, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the holders of the Common Stock. The issuance of Preferred Stock may also dilute the voting power of the holders of Common Stock, in that a series of Preferred Stock may be granted enhanced per share voting rights and the right to vote on certain matters separately as a class, and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interest. The Company has no current plans to issue any Preferred Stock.

Unit Purchase Option

         Upon the closing of IPO, the Company granted to the Underwriter the Unit Purchase Option to purchase up to 600,000 Units. The Units issuable upon exercise of the Unit Purchase Option will, when so issued, be identical to the IPO Units. The Unit Purchase Option cannot be transferred, sold, assigned or hypothecated for three years, except to any officer of Blair or members of the selling group or their officers. The Unit Purchase Option is exercisable during the two-year period commencing December 3, 1999 at an exercise price of $6.50 per Unit (130% of the initial public offering price) subject to adjustment under certain circumstances. The holders of the Unit Purchase Option have certain demand and piggyback registration rights.

Registration Rights

          The Company has granted certain demand and piggyback registration rights to the holder of the Unit Purchase Option relating to their options and the underlying securities. See "Underwriting."

Transfer Agent and Warrant Agent

         American Stock Transfer & Trust Company, New York, New York, will serve as Transfer Agent for the shares of Common Stock and Warrant Agent for the Warrants.

Certain Statutory and Charter Provisions Under the Delaware General Corporation Law

         Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a publicly-held Delaware corporation subject to the statute (an "Interested Stockholder") may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) upon consummation of the Business Combination, the Interested Stockholder owns 85% or more of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock option plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) the Business Combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

         Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

         These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to the Certificate of Incorporation or Bylaws of the Company, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the Certificate of Incorporation nor the Bylaws of the Company currently excludes the Company from the restrictions imposed by Section 203.

         The Delaware General Corporation Law permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, and improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of June 30, 1997, the Company has outstanding 6,900,000 shares of Class A Common Stock , 2,000,000 shares of Class B Common Stock, 4,000,000 shares of Class E-1 Common Stock and 4,000,000 shares of Class E-2 Common Stock. All of the shares of Class A Common Stock offered in the IPO will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act, as described below.

         All of the 10,000,000 shares of Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock currently outstanding (and the shares of Class A Common Stock or Class B Common Stock, as the case may be, into which they are convertible) are "restricted securities" within the meaning of Rule 144 under the Securities Act and, in general, may not be sold unless they are registered under the Securities Act or sold pursuant to Rule 144 or another exemption from registration. Pursuant to Rule 144, virtually all of these restricted shares would be eligible for resale commencing 90 days following the date of this Prospectus. However, 2,000,000 of the 10,000,000 outstanding shares are Class B Common Stock and thus may not be sold until thirteen months after the date of this Prospectus. In addition, the remaining 8,000,000 of the outstanding shares are Class E Common Stock, which shares are not currently tradeable and are subject to redemption by the Company for a nominal consideration if the Company does not meet certain income or stock price levels, and are convertible into Class B Common Stock if the Company does meet such levels. See "Description of Securities."

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, is entitled to sell, within any three month period, the number of shares beneficially owned for at least two years that does not exceed the greater of
(i) one percent of the number of the then outstanding shares of Class A Common Stock, or (ii) the average weekly trading volume of the Class A Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to manner of sale, notice and the availability of current public information about the Company. Furthermore, a person who is not deemed to have been an affiliate of the Company during the ninety days preceding a sale by such person and who has beneficially owned such shares for at least three years is entitled to sell such shares without regard to the volume, manner of sale and notice requirements.

         In addition, Rule 701 under the Securities Act provides an exemption from the registration requirements of the Act for offers and sales of securities issued pursuant to certain compensatory benefit plans or written contracts of a company not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Securities issued pursuant to Rule 701 are defined as restricted securities for purposes of Rule 144. However, 90 days after the issuer becomes subject to the reporting provisions of the Exchange Act, the Rule 144 resale restrictions, except for the broker's transaction requirements, are inapplicable for nonaffiliates. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without the Rule 144 holding period requirement.

         Holders of the Class A Warrants included in the IPO Units will be entitled to purchase an aggregate of 6,900,000 shares of Class A Common Stock upon exercise of the Class A Warrants and holders of the Class B Warrants and underlying the Class A Warrants will be entitled to purchase an aggregate of 13,800,000 additional shares of Class A Common Stock upon exercise of the Class B Warrants, in each case at any time December 3, 2001, provided that the Company satisfies certain securities registration requirements with respect to the securities underlying the Warrants.

         Up to 2,400,000 additional shares of Class A Common Stock may be purchased by Blair through the exercise of the Unit Purchase Option and the Class A Warrants and Class B Warrants contained in and underlying the Unit Purchase Option. Any and all of such shares of Class A Common Stock will be tradeable without restriction, provided that the Company satisfies certain securities registration requirements in accordance with the terms of the Unit Purchase Option. Blair also has demand and "piggyback" registration rights with respect to the securities underlying the Unit Purchase Option.

         The Company has also registered on behalf of the Selling Securityholders an aggregate of 3,500,000 Selling Securityholders' Class A Warrants and the securities underlying such Class A Warrants. The Selling
Securityholders have agreed not to sell their Selling Securityholder Class A Warrants or the securities issuable on exercise thereof except pursuant to the restrictions set forth below:


                                                         Percentage Eligible
Lock-Up Period                                                for Resale

Up to 90 days after closing of IPO...............................  0%
Between 91 and 150 days after closing of IPO..................... 25%
Between 151 and 210 days after closing of IPO.....................50%
Between 211 and 270 days after closing of IPO.....................75%
After 270 days after closing of IPO..............................100%

         The Selling Securityholders have also agreed with the Company not to exercise the Selling Securityholders' Class A Warrants until December 3, 1997; provided, however, that purchasers of such Selling Securityholders' Class A Warrants are not subject to this restriction on exercise.

         The Company has adopted a Stock Option Plan and reserved 500,000 shares of Class A Common Stock for issuance under the Plan. As of the date of this Prospectus, the Company has granted options under the Plan to purchase 420,000 shares of Class A Common Stock. Such options vest in equal annual installments over five years. See "Management-Stock Option Plan."

                              PLAN OF DISTRIBUTION

         The securities offered hereby are being offered directly by the Company pursuant to the terms of the Warrants. No underwriter is being utilized in connection with this offering.

         The Company has agreed to pay to Blair a Solicitation Fee of 5% of the aggregate exercise price of each Warrant which is exercised, if (i) the market price of the Class A Common Stock on the date of the Warrant is exercises is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and
(v) the solicitation of exercise of the Warrants was not in violation of Rule 10b-6 as promulgated under the Exchange Act or respective state blue sky laws. Any costs incurred by the Company in connection with the exercising of the Warrants shall be borne by the Company.

         Blair acted as the underwriter of the Company's IPO in December 1996. Other than the securities underlying the Unit Purchase Option granted to Blair in connection with the IPO, the Company is not aware of any other securities of the Company owned by Blair. In connection with the IPO, the Company and Blair agreed to indemnify each other against certain liabilities in connection with the IPO and this offering including liabilities under the Act.

         In connection with the IPO, the Company sold to Blair, for nominal consideration, the Unit Purchase Option to purchase up to 600,000 IPO Units at an exercise price of $6.50 per IPO Unit. The Unit Purchase Options and the underlying securities cannot be transferred, sold, or assigned until December 3, 1999, except to officers of Blair or to any NASD member participating in the IPO and its exercisable during the period commencing December 4, 1999 and ending December 3, 2001.

         The Company entered into an agreement with Blair providing for the payment of a fee to Blair, in the event that Blair is responsible for a merger or other acquisition transaction to which the Company is a party. The fee is based on a percentage of the consideration paid in the transaction ranging from 7% of the first $1,000,000 to 2.5% of any consideration in excess of $9,000,000.

         Unless granted an exemption by the Commission from Rule 10b-6, Blair will be prohibited from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation of the exercise of Warrants until the later of the termination of such solicitation of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair may be unable to continue to make a market in the Company's securities during certain periods while the Warrants are exercisable.

         The warrant prices and other terms of the Warrants have been determined by negotiation between the Company and Blair and are not necessarily related to the Company's asset value, net worth or other established criteria of value.

         Blair acted as a placement agent in connection with the Private Placement of the Bridge Notes and warrants completed in August 1996.

         Blair has informed the Company The Securities and Exchange Commission is conducting an investigation concerning various activities of Blair. The investigation appears to be broad in scope, involving numerous aspects of Blair's compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by Blair, or in which Blair made over-the-counter markets, persons associated with Blair, such issuers and other persons. The Company has been advised by Blair that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. Blair cannot predict whether this investigation will ever result in any type of formal enforcement action against Blair, or, if so, whether any such action might have an adverse effect on Blair or the securities offered hereby. Blair intends to make a market in the securities following the IPO. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.


                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Luce, Forward, Hamilton & Scripps LLP, San Diego, California. The statements herein relating to federal aviation regulatory matters will be passed upon by Boros & Garofalo, P.C., Washington, D.C.


                                     EXPERTS

     The financial statements of Advanced Aerodynamics & Structures, Inc. at December 31, 1996 and for the years ended December 31, 1996 and 1995 and the period from January 26, 1990 (inception) to December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company has filed with the Washington D.C. office of the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act, with respect to the Units offered by this Prospectus. This Prospectus, which is part of the Registration Statement, omits certain information contained in the Registration Statement and the exhibits thereto, as permitted by the Rules and Regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith, which may be examined without charge at the Washington, D.C. office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 Madison (Suite 1400), Chicago, Illinois 60661. Copies of all or any part thereof may be obtained from the Public Reference Section of the Commission upon payment of the fees prescribed by the Commission. The Company is an electronic filer, and the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at www.sec.gov/edgarhp.htm. Statements contained in this Prospectus as to the contents of any contract or other document referred to are materially complete, but in each instance such statement is qualified by reference to each such contract or document.

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                        (A Development Stage Enterprise)

                          INDEX TO FINANCIAL STATEMENTS





                                                                         Page
                                                                        Number
                                                                        ------
FINANCIAL STATEMENTS

Report of Independent Accountants.................................        F-1
Balance Sheet at December 31, 1996................................        F-2
Statement of Operations for the years ended December 31, 1995 and
 1996 and for the period from January 26, 1990 (inception) to December
 31, 1996.........................................................        F-3
Statement of Stockholders' Equity (Deficit) for the years ended
 December 31, 1995 and 1996 and for the period from January 26, 1990
 (inception) to December 31, 1996.................................        F-4
Statement of Cash Flows for the years ended December 31, 1995 and
 1996 and for the period from January 26, 1990 (inception) to December
 31, 1996.........................................................        F-6
Notes to Financial Statements.....................................        F-7

UNAUDITED FINANCIAL STATEMENTS

Balance sheet at March 31, 1997...................................        F-15
Statement of Operations for the three months ended March 31, 1996 and
 1997 and for the period from January 26, 1990 (inception) to March
 31, 1997.........................................................        F-16
Statement of Cash Flows for the three months ended March 31, 1996 and
 1997 and for the period from January 26, 1990 (inception) to March 31,
 1997.............................................................        F-17
Notes to Financial Statements.....................................        F-20

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Advanced Aerodynamics & Structures, Inc. (a Development Stage Enterprise) at December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 and for the period from January 26, 1990 (inception) to December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP

Los Angeles, California
March 26, 1997

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                        (A Development Stage Enterprise)

                                  BALANCE SHEET


                                                         December 31, 1996
                                                         -----------------
Assets
Current Assets:
   Cash and cash equivalents                                 $24,222,000
   Marketable securities                                       2,026,000
   Certificate of deposit                                         12,000
   Prepaid expenses and other current assets                     155,000
                                                         -----------------

         Total current assets                                 26,415,000
Property and equipment, net (Note 3)                           1,686,000
                                                         -----------------

         Total assets                                        $28,101,000
                                                         -----------------


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                              145,000
   Accrued liabilities                                           158,000
                                                         -----------------

         Total current liabilities                               303,000
                                                         -----------------

Commitments and contingencies (Note 6)
Stockholders' equity (Notes 1, 7 and 8):
   Preferred stock, par value $.0001 per share;
   5,000,000 shares authorized; no shares issued
   and outstanding                                                 --
   Class A Common Stock, par value $.0001 per share;
        60,000,000 shares authorized; 6,900,000 shares
        issued and outstanding                                    1,000
   Class B Common Stock, par value $.0001 per share;
       10,000,000 shares authorized; 2,000,000 shares
       issued and outstanding                                      --
   Class E-1 Common Stock, par value $.0001 per share;
       4,000,000 shares authorized; 4,000,000 shares
       issued and outstanding                                      --
   Class E-2 Common Stock, par value $.0001 per share;
       4,000,000 shares authorized; 4,000,000 shares
       issued and outstanding                                      --
   Warrants to purchase common stock:
       Public Warrants                                          473,000
       Class A Warrants                                      11,290,000
       Class B Warrants                                       4,632,000
   Additional paid-in capital (Note 5)                       35,730,000
   Deficit accumulated during the development stage          24,328,000)
                                                        -----------------

         Total stockholders' equity                          27,798,000
                                                        -----------------

         Total liabilities and stockholders' equity         $28,101,000
                                                        -----------------




                 See accompanying notes to financial statements.

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS



                                                                                                    Period from
                                                                                                  January 26, 1990
                                                                                                   (inception) to
                                                                 Year Ended December 31,             December 31,
                                                         ---------------------------------------------------------------
                                                                1995                1996                 1996
                                                         ---------------------------------------------------------------
Other income                                                  $27,000             $23,000             $710,000
Interest income                                                                   110,000              170,000
                                                         ---------------------------------------------------------------
                                                               27,000             133,000              880,000
                                                         ---------------------------------------------------------------
Costs and expenses:
   Research and development costs                                                                   13,636,000
   Preoperating costs                                                                                  282,000
   General and administrative expenses                      1,453,000           1,927,000            7,390,000
   Loss on disposal of assets                                                                          357,000
   Interest expense                                           262,000             652,000            1,840,000
   In-process research and development acquired                                                        761,000
                                                         ----------------------------------------------------------------
                                                            1,715,000           2,579,000           24,266,000
                                                         ----------------------------------------------------------------
Loss before extraordinary item                             (1,688,000)         (2,446,000)         (23,386,000)
Extraordinary loss on retirement of Bridge Notes                                 (942,000)            (942,000)
                                                         ----------------------------------------------------------------
         Net loss                                         ($1,688,000)        ($3,388,000)        ($24,328,000)
                                                         ----------------------------------------------------------------
Loss per share before extraordinary item                        $(.50)              $(.69)
Extraordinary loss per share on retirement of
   Bridge Notes                                                     --               (.27)
                                                         ----------------------------------------------------------------
Net loss per share                                              $(.50)              $(.96)
                                                         ----------------------------------------------------------------
Weighted average number of shares outstanding               3,400,000           3,546,000
                                                         ----------------------------------------------------------------




                 See accompanying notes to financial statements.

Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Statement of Stockholders' Equity (Deficit)
-------------------------------------------------------------------------------



                                                                             Common Stock
                                         ------------------------------------------------------------------------------------------
                       Preferred Stock
                     --------------------------------------------------------------------------------------------------------------

                                      Class A              Class B             Class E-1             Class E-2
                               ----------------------------------------------------------------------------------------------------

                      Shares    Amount     Shares      Amount    Shares    Amount    Shares     Amount     Shares     Amount
                     --------------------------------------------------------------------------------------------------------------

Common stock issued                                               418,094 $     - -    836,189    $   --     836,189    $   --
Common stock issued in
   exchange for in-
   process research and
   development                                                    201,494        --    402,988        --     402,988        --
Imputed interest on
   advances from
   stockholder (Note 5)
Net loss from inception
   to December 31, 1994
                     --------------------------------------------------------------------------------------------------------------

Balance at December 31
  1994                                                            619,588        --  1,239,177        --   1,239,177        --
Imputed interest on
   advances from
   stockholder (Note 5)
Net loss
                     --------------------------------------------------------------------------------------------------------------

Balance at December
   31, 1995                                                       619,588        --  1,239,177       ---   1,239,177        --

Conversion of
  stockholder advances
   (Note 5)                                                       598,011        --  1,196,021        --   1,196,021        --
Conversion of officer
   loans (Note 5)                                                 187,118        --    374,236        --     374,236        --
Stock issued in
   consideration for
   services in 1994,
   1995, and 1996                                                 595,283        --  1,190,566        --   1,190,566        --
   (Note 6)
Imputed interest on
  advances from
   stockholder (Note 5)
Net proceeds from initial
   public offering of
   Units (Note 8)                          6,000,000     $1,000
Net proceeds from
   exercise of over-
   allotment option
   (Note 8)                                  900,000         --
Warrants issued in
   connection with
   issuance of Bridge
   Notes (Note 8)
Net loss
                     --------------------------------------------------------------------------------------------------------------

Balance at December
   31, 1996                 -- $      --   6,900,000     $1,000 2,000,000 $      --  4,000,000   $    --   4,000,000  $     --
                     --------------------------------------------------------------------------------------------------------------





                 See accompanying notes to financial statements.

Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Statement of Stockholders' Equity (Deficit)
-------------------------------------------------------------------------------




                                                                      Deficit
                                                                    Accumulated
                                                                    During the
                       Public    Class A    Class B    Additional   Development
                      Warrants   Warrants   Warrants  Paid-In Capital  Stage         Total
                     --------------------------------------------------------------------------------------------------------------



Common stock issued                                     $7,500,000                 $7,500,000
Common stock issued in
   exchange for in-
   process research and
   development                                             361,000                    361,000
Imputed interest on
   advances from                                           776,000                    776,000
   stockholder (Note 5)
Net loss from inception
   to December 31, 1994                                              $(19,252,000)(19,252,000)
                     --------------------------------------------------------------------------------------------------------------

Balance at December 31
  1994                                                   8,637,000    (19,252,000)(10,615,000)
Imputed interest on
   advances from
   stockholder (Note 5)                                     23,000                     23,000
Net loss                                                               (1,688,000) (1,688,000)
                     --------------------------------------------------------------------------------------------------------------

Balance at December
   31, 1995                                              8,660,000    (20,940,000)(12,280,000)

Conversion of
  stockholder advances
   (Note 5)                                             10,728,000                 10,728,000
Conversion of officer
   loans (Note 5)                                          336,000                    336,000
Stock issued in
   consideration for
   services in 1994,
   1995, and 1996                                        1,507,000                  1,507,000
   (Note 6)
Imputed interest on
  advances from
   stockholder (Note 5)                                     11,000                     11,000
Net proceeds from initial
   public offering of
   Units (Note 8)               $9,583,000 $4,166,000   12,566,000                 26,316,000
Net proceeds from
   exercise of over-
   allotment option
   (Note 8)                      1,707,000    466,000    1,922,000                  4,095,000
Warrants issued in
   connection with
   issuance of Bridge
   Notes (Note 8)      $473,000                                                       473,000
Net loss                                                               (3,388,000) (3,388,000)
                     --------------------------------------------------------------------------------------------------------------
Balance at December
   31, 1996            $473,000 $11,290,000$4,632,000  $35,730,000   $(24,328,000)$27,798,000
                     --------------------------------------------------------------------------------------------------------------





                 See accompanying notes to financial statements.

Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Statement of Cash Flows
------------------------------------------------------------------------------

                                                                                                         Period from
                                                                                                         January 26,
                                                                    Year Ended December 31,          1990 (inception) to
                                                            -------------------------------------        December 31,
                                                                   1995                1996                  1996
                                                            ------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                    $(1,688,000)         $(3,388,000)       $(24,328,000)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
       Depreciation and amortization                               325,000              327,000           1,814,000
       Extraordinary loss on retirement of Bridge Notes                                 942,000             942,000
       Noncash stock compensation expense                          367,000              590,000           1,207,000
       Noncash interest expense                                                         336,000             336,000
       Loss on disposal of assets                                                                           357,000
       Cost of in-process research and development
           acquired                                                                                         761,000
       Imputed interest on advances from stockholder                23,000               11,000             810,000
       Changes in assets and liabilities:
             Increase in prepaid expenses and other current
                 assets                                                                  (5,000)           (155,000)
             (Decrease) increase in accounts payable               (86,000)            (107,000)            145,000
             Increase (decrease) in accrued liabilities            403,000             (403,000)             58,000
             Increase (decrease) in interest payable               150,000             (235,000)
                                                            -----------------------------------------------------------
                  Net cash used in operating activities           (506,000)          (1,932,000)        (18,053,000)
                                                            -----------------------------------------------------------
Cash flows from investing activities:
    Capital expenditures                                                                 (6,000)         (3,847,000)
    Proceeds from insurance claims upon loss of aircraft                                                     30,000
    Purchase of marketable securities                                                (2,026,000)         (2,026,000)
    Purchase of certificate of deposit                                                   (2,000)            (12,000)
                                                             ----------------------------------------------------------
         Net cash used in investing activities                                       (2,034,000)         (5,855,000)
                                                             ----------------------------------------------------------
Cash flows from financing activities:
   Advances from stockholder                                                                             10,728,000
   Proceeds from issuance of common stock prior to
       initial public offering                                                                            7,500,000
   Net proceeds from initial public offering and exercise
       of over-allotment option                                                      30,411,000          30,411,000
   Net proceeds from bridge financing                                                 6,195,000           6,195,000
   Repayment of bridge financing                                                     (7,000,000)         (7,000,000)
   Repayment of obligation under capital leases                     (4,000)             (19,000)            (40,000)
   Proceeds from (repayment of) bank notes                         350,000             (900,000)                 --
   Net proceeds from loans from officer                            160,000              176,000             336,000
   Repayment of loans from SIDA Corporation                                            (110,000)
   Repayment of other short-term loans                                                 (565,000)
                                                            -----------------------------------------------------------
         Net cash provided by financing activities                 506,000           28,188,000          48,130,000
                                                            -----------------------------------------------------------
Net increase in cash and cash equivalents                               --           24,222,000          24,222,000
Cash and cash equivalents at beginning of period                        --                   --                  --
                                                            ------------------------------------------------------------
Cash and cash equivalents at end of period                              --          $24,222,000         $24,222,000
                                                            ------------------------------------------------------------
Supplemental cash flow information:
   Cash paid for interest                                                              $540,000            $694,000
                                                            ------------------------------------------------------------
Supplemental disclosure of noncash investing and
financing activities:
   Stockholder advances converted to common stock                                   $10,728,000         $10,728,000
                                                            ------------------------------------------------------------
   Loans from officer converted to common stock                                        $336,000            $336,000
                                                            ------------------------------------------------------------
   Common stock issued for noncash consideration
       and compensation                                                              $1,507,000          $1,507,000
                                                            ------------------------------------------------------------
   Liabilities assumed from ASI                                                                            $400,000
                                                            ------------------------------------------------------------
   Common stock issued for in-process research
        and development acquired                                                                           $361,000
                                                            ------------------------------------------------------------
   Equipment acquired under capital leases                                                                  $40,000
                                                            ------------------------------------------------------------
   Deposit surrendered as payment for rents due                    $80,000                                  $80,000
                                                            ------------------------------------------------------------

                 See accompanying notes to financial statements.

Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
-------------------------------------------------------------------------------



         1.       The Company

         Advanced Aerodynamics & Structures, Inc. (the "Company" or "AASI") was incorporated in California on January 26, 1990. The Company is in the development stage of designing a multi-purpose light aircraft. The present design of the aircraft is based on Pratt & Whitney-designed engines; the Company's ability to manufacture aircraft to its present design is dependent on its having access to such engines.

         Upon formation of AASI, an aircraft prototype and related proprietary technology were contributed by Aerodynamics and Structures, Inc. ("ASI") in exchange for 2,500,764 AASI common shares with a fair value of $250,000. In connection with this exchange, the Company also assumed ASI's liabilities of approximately $400,000. Three other individuals contributed technical information in exchange for 1,113,740 AASI common shares with a fair value of $111,000. Such technology and prototype acquired were immediately expensed as in- process research and development. Finally, certain investors contributed $7,500,000 in cash in exchange for 7,500,000 shares of convertible preferred stock of AASI. ASI was subsequently liquidated and its sole asset, investment in AASI common shares, was distributed to ASI's stockholders. Upon reincorporation of the Company, the Company's aforementioned common and preferred shares were converted into approximately 619,588, 1,239,177 and 1,239,177 shares, respectively, of Class B, Class E-1 and Class E-2 Common Stock as part of the July 1996 recapitalization described below.

         In July 1996, the Company reincorporated by merging with a newly formed corporation in Delaware (the "reincorporation"). In connection with the reincorporation, the Company: (i) increased the authorized capital of the Company to 63,000,000 shares of $.0001 par value common stock, of which 45,000,000 were designated Class A Common Stock, 10,000,000 were designated Class B Common Stock, 4,000,000 were designated Class E-1 Common Stock and 4,000,000 were designated Class E-2 Common Stock (Note
         7); and (ii) authorized 5,000,000 shares of $.0001 par value preferred stock. Each issued and outstanding share of common and preferred stock at the time of the reincorporation was exchanged into approximately .0557 share of Class B common stock, approximately .1115 share of Class E-1 common stock and approximately .1115 share of Class E-2 common stock (the "recapitalization"). All share and per share data have been retroactively restated to reflect the recapitalization.

         In November 1996, the Company increased the number of authorized shares of Class A Common Stock to 60,000,000.

         The Company is a development stage enterprise. On December 3, 1996 the Company successfully completed an initial public offering (Note 8) to finance the continued development, manufacture and marketing of its product to achieve commercial viability. The net proceeds of the offering were and will be used to amend its Federal Aviation Administration ("FAA") Type Certificate for technical revisions to its product, to obtain a FAA Production Certificate for its product, to repay borrowings under a bridge loan (Note 8), to expand the Company's sales and marketing efforts, to establish a new manufacturing facility, and to acquire production materials and additional tooling and equipment.

         2.       Summary of significant accounting policies

         Research and development costs

         All costs incurred in the design, testing, and certification of aircraft being developed by the Company (including cost of in-process research and development acquired) are expensed as incurred.

 Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
-------------------------------------------------------------------------------



         Preoperating costs

         Preoperating costs are expensed as incurred.

         Cash equivalents

         Cash equivalents represent short-term, highly liquid instruments that have original maturities of three months or less and are readily convertible to cash. Such investments consist primarily of a money market account and U.S. Treasury Bills. The cost of such investments approximates fair value at December 31, 1996.

         Marketable securities and other financial instruments

         Company's investment in marketable securities is classified as "available-for-sale" and is reported at fair market value. Any unrealized holding gains or losses are reported as a separate component of stockholders' equity. The Company's investment strategies consider safety of principal, availability of funds and maximum return on investment. The Company's marketable securities portfolio at December 31, 1996 consists of investments in U.S. Treasury Bills. The carrying value of these marketable securities approximates fair value at December 31, 1996.

         The Company's other financial instruments consist primarily of cash and cash equivalents, a certificate of deposit, accounts payable and accrued liabilities. The carrying value of these financial instruments approximates fair value due to their short-term nature.

         Property and equipment

         Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of five to ten years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

         Income taxes

         Income taxes are accounted for under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that all or some portion of such deferred tax assets will not be realized.

         Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Net loss per share

         The Company's net loss per share was computed based on the weighted average number of shares of common stock outstanding during the years ended December 31, 1995 and 1996 and excludes all outstanding shares of Class E-1

 Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
-------------------------------------------------------------------------------



         and Class E-2 Common Stock because the conditions for the lapse of restrictions on such shares have not been satisfied (Note 7).

         Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, certain common stock equivalents issued by the Company from July 1, 1995 through September 30, 1996 have been included as outstanding in net loss per share computations. Common stock equivalents were not included in the net loss per share computation subsequent to September 30, 1996 as their effect on net loss per share is antidilutive.

         3.       Property and equipment

         Property and equipment consist of the following:


                                                        December 31, 1996
                                                        -----------------

Office furniture and equipment                              $  129,000
Machinery and equipment                                      3,063,000
                                                        -----------------
                                                             3,192,000
Accumulated depreciation and amortization                   (1,506,000)
                                                        -----------------
                                                            $1,686,000
                                                        -----------------



         Effective January 1, 1996, the Company adopted Statement on Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of'". SFAS No. 121 establishes accounting standards for the impairment of long-lived assets to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, SFAS No. 121 requires that certain long-lived assets be reported at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material impact on the Company's financial position, results of operations or liquidity.

         4.       Income taxes

         The temporary differences and carryforwards which give rise to the Company's net deferred tax assets at December 31, 1996 of $9,467,000 were subject to a full valuation allowance because their realization is not likely. The primary components of the temporary differences consist of net operating loss and research and development credit carryforwards.

         At December 31, 1996, the Company had Federal tax net operating loss ("NOL") carryforwards of approximately $22 million which will, if unused, expire in varying amounts in the years 2004 through 2010. The Company also had California franchise tax NOL carryforwards of approximately $4 million which will, if unused, expire in various amounts in the years 1997 through 2000.

         At December 31, 1996, the Company had Federal and California research and development ("R&D") credit carryforwards of approximately $1,356,000 and $542,000, respectively. The Federal R&D credit carryforwards will expire in the years 2004 through 2009. The California R&D credit carryforwards can be carried forward indefinitely.

 Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
-------------------------------------------------------------------------------



         Utilization of the net operating loss and tax credit carryforwards may be subject to an annual limitation if a change in the Company's ownership should occur as defined by Section 382 and Section 383 of the Internal Revenue Code.

          As a result of the Company's operating losses, no income tax provision has been recorded.

         5.       Debt and related party transactions

         In 1993 and 1994, the Company obtained loans from SIDA Corporation (Note 6) in the aggregate principal amount of $110,000, bearing interest at 12% per annum. These loans, together with accrued interest of $31,000, were repaid from the proceeds of the Bridge Notes (Note 8).

         In 1994, the Company received loans in the aggregate principal amount of $565,000, bearing interest at 12% per annum, from four individuals who were at the time not affiliated with the Company. One such individual became a director of the Company in June 1996. These loans, together with accrued interest of $161,000, were repaid with the proceeds of the Bridge Notes (Note 8).

         In 1994 and 1995, the Company obtained loans from a bank in the aggregate principal amount of $900,000, bearing interest of prime rate plus 1.5%. These loans, together with accrued interest of $15,000, were repaid with the proceeds of the Bridge Notes (Note 8).

         In 1995 and through August 1996, an officer of the Company made loans to the Company in the aggregate principal amount of $562,000 bearing interest at 12% per annum. In May 1996, $336,000 of such loans were converted into 187,118 shares of Class B Common Stock and 374,236 shares each of Class E-1 and Class E-2 Common Stock. The remaining $226,000 principal amount of these loans, together with accrued interest of $36,000, was repaid with the proceeds of the Bridge Notes (Note 8).

         On December 23, 1993, the Company entered into an agreement with a stockholder to convert the advances from such stockholder aggregating $10,478,000 at that date into 584,074 shares of Class B Common Stock, and 1,168,148 shares each of Class E-1 and Class E-2 Common Stock. The Company issued these shares in June 1996. Interest expense was not recorded on these advances subsequent to December 23, 1993 due to the intent to convert the advances into stockholders' equity. In 1994, the stockholder provided additional advances aggregating $250,000, which were converted into 13,937 shares of Class B Common Stock and 27,873 shares each of Class E- 1 and Class E-2 Common Stock in June 1996. Based on prevailing market rates, imputed interest of $11,000 in 1996, $23,000 in 1995 and $810,000 for the period from January 26, 1990 (inception) to December 31, 1996 on the advances was charged to expense and credited to additional paid-in capital.

         6.       Commitments, contingencies and employment agreements

         In January 1990, the Company entered into a five-year management services agreement (the "1990 Agreement") with SIDA Corporation, the stockholders of which were also minority stockholders of the Company. During the period from January 26, 1990 (inception) to December 31, 1996, the Company incurred $700,000 of service fees (including $12,000 in 1995) pursuant to this agreement. Unpaid service fees of $259,000, together with accrued interest of $64,000, were repaid from the proceeds of the Bridge Notes (Note 8).

         In January 1995, the 1990 Agreement expired and was replaced by a new management services agreement (the "1995 Agreement") entered into with the Company's President on December 29, 1994 for an original term of ten

 Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
-------------------------------------------------------------------------------



         years. The 1995 Agreement provided for an annual base compensation of $350,000 to be paid to the Company's President, a $250,000 signing incentive payable in shares of common stock and additional common stock to be earned for services performed. Base compensation of $300,000 and the signing incentive of $250,000 were subsequently converted to shares of Class B, Class E-1 and Class E-2 Common Stock as discussed below.

         In May 1996, the 1995 Agreement was terminated and renegotiated (see below). The following shares of Class B, Class E-1 and Class E-2 Common Stock were issued to the Company's President pursuant to the terms of the 1995 Agreement and in consideration of the termination thereof:

                                                  Class B           Class E-1          Class E-2
                                             ------------------------------------------------------

Consideration for termination
   of the 1995 Agreement                          237,076            474,152            474,152

Partial settlement of $300,000 of accrued
   1995 base compensation                          16,724             33,448             33,448

Signing incentive provided per the
   1995 Agreement                                 139,365            278,730            278,730

Shares earned for services performed
   per the 1995 Agreement                         184,658            369,317            369,317


         Stock compensation cost of $367,000 and $559,000 in 1995 and 1996, respectively, was charged to expense based on the fair value of the stock awarded by reference to an independent appraisal.

         In May 1996, the Company entered into an employment agreement with the Company's President, which replaced the terminated 1995 Agreement. This employment agreement extends to April 30, 2004 and provides for an annual salary of $200,000. If the employment agreement is terminated by the Company without cause, the President may be entitled to receive up to eighteen months' salary as severance payment.

         Also in May 1996, an officer of the Company was awarded 17,460 shares of Class B Common Stock and 34,919 shares each of Class E-1 and Class E-2 Common Stock for services rendered. Compensation cost of $31,000 was charged to expense in 1996 based on the fair value of the stock awarded by reference to an independent appraisal.

         The Company leases its office and warehouse facility for $15,000 per month with a lease term expiring on December 31, 1997.

         In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. The Company is not currently a party to any material lawsuits.

 Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
-------------------------------------------------------------------------------



         7.       Stockholders' equity

         Common stock

         The rights and privileges of holders of Class A, Class B, Class E-1 and Class E-2 Common Stock are substantially the same on a share-for-share basis, except that: (i) the holder of each outstanding share of Class A Common Stock is entitled to one vote and the holder of each outstanding share of Class B, Class E-1 and Class E-2 Common Stock is entitled to five votes; and (ii) Class B Common Stock cannot be transferred or sold for thirteen months following the effective date of the initial public offering, after which time the Class B Common Stock may be converted at any time at the option of the holder into one share of Class A Common Stock.

         Class E-1 and E-2 Common Stock

         All shares of Class E-1 and Class E-2 Common Stock ("Performance Shares") are not transferable or assignable and may be converted into shares of Class B Common Stock in the event income before provision for income taxes, exclusive of any extraordinary earnings or losses, reaches certain targets over the next seven years, or if the market price of the Class A Common Stock reaches specified levels over the next three years. With respect to targeted earnings, Class E-1 Common Stock shares may be converted if pretax income exceeds $17.5 million in 1998, $22.5 million in 1999, $28.5 million in 2000, $36.0 million in
         2001, $45.0 million in 2002 and $56.0 million in 2003. Class E-2 Common Stock shares may be converted if pretax income exceeds $21.875 million in 1998, $28.125 million in 1999, $35.625 million in 2000, $45.0 million in 2001, $56.25 million in 2002 or $69.5 million in 2003. With respect to market price levels, the Class E-1 Common Stock shares may be converted if, commencing on December 3, 1996 and ending 18 months thereafter, the bid price of the Company's Class A Common Stock averages in excess of $14.00 per share for 30 consecutive business days, or commencing 18 months after December 3, 1996 and ending 36 months thereafter, the bid price averages $18.50 per share for 30 consecutive business days. Class E-2 Common Stock shares may be converted if commencing at December 3, 1996 and ending 18 months thereafter, the bid price of the Company's Class A Common Stock averages in excess of $18.00 per share for 30 consecutive business days or commencing 18 months after December 3, 1996 and ending 36 months thereafter, the bid price averages in excess of $23.00 for 30 consecutive business days.

         All Performance Shares that have not been converted by March 31, 2004 may be redeemed by the Company for $.01 per share. For accounting purposes, the Performance Shares are treated in a manner similar to a variable stock option award. As a consequence, a compensation charge will be recorded in an amount equal to the then fair value of any Performance Shares that are ultimately converted into Class B Common Stock.

         Stock option plan

         In July 1996, the Company's Board of Directors approved the Stock Option Plan (the "Plan"). The Plan provides for the grant of incentive and non-qualified stock options to certain employees, officers, directors, consultants, and agents of the Company. Under the Plan, the Company may grant options with respect to 500,000 shares of the Class A Common Stock. The options are to be granted at not less than fair market value, vest in equal annual installments over five years and may be exercised for a period of one to ten years as determined by the Board of Directors. In September 1996, options to purchase 110,000 shares of Class A Common Stock were granted at an exercise price of $5 per share.

Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
-------------------------------------------------------------------------------



         Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plan and does not recognize compensation expense for its stock-based compensation plan based on the fair market value method prescribed by SFAS No. 123. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this Plan consistent with the methodology prescribed by SFAS No. 123, the pro forma impact on the Company's 1996 net loss and loss per share would not be material.

         The weighted average fair value of options granted during 1996 for which the exercise price equals the market price on the grant date was $.73, based on the Black-Scholes option-pricing model. The weighted average exercise price is $5.00. No shares were exercisable at December 31, 1996. The weighted average remaining contractual life of options outstanding is 9.67 years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

         At December 31, 1996, options to purchase 390,000 shares of Class A Common Stock were available for future grants and 110,000 shares of Class A Common Stock were reserved for the exercise of options. Transactions under the Plan during the year ended December 31, 1996 are summarized as follows:


                                                                Weighted Average
                                               Shares            Exercise Price
                                        ---------------------------------------

Outstanding at December 31, 1995                 --                     --
Granted                                       110,000                 $5.00
Exercised                                        --                     --
Canceled                                         --                     --
                                        ---------------------------------------

Outstanding at December 31, 1996              110,000                  $5.00
                                        ---------------------------------------

 Advanced Aerodynamics & Structures, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
-------------------------------------------------------------------------------



         On March 4, 1997, options to purchase 310,000 shares of Class A Common Stock were granted by the Company's Board of Directors to certain employees, officers, consultants, and agents of the Company. The grant is subject to obtaining the approval of the underwriter of the initial public offering (Note 8) in accordance with the Underwriting Agreement.

         8.       Initial public offering

         On December 3, 1996, the Company completed an initial public offering of 6,000,000 units (the "Units) at an initial public offering price of $5 per Unit. Each Unit is composed of one share of the Company's Class A Common Stock, one Class A Warrant and one Class B Warrant. The Company realized net proceeds of $26,316,000 from this offering. Upon exercise, the Class A Warrants entitle the holder to purchase one share of Class A Common Stock and one Class B Warrant. Each Class B Warrant entities the holder to purchase one share of Class A Common Stock. Class A Warrants and Class B Warrants may be exercised at an exercise price of $6.50 and $8.75, respectively, at anytime until December 3, 2001. Commencing one year from December 3, 1996, Class A Warrants are subject to redemption by the Company, upon 30 days written notice, at a price of $.05 per Warrant, if the average closing bid price of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given shall have exceeded $12.00 per share. Class B Warrants are subject to redemption by the Company commencing one year from December 3, 1996, upon 30 days written notice, at a price of $.05 per Warrant, if the average closing bid price of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the date on which the notice of redemption is given shall have exceeded $15.00 per share. For purposes of these financial statements, the Class A and Class B Warrants have been valued at their relative closing prices on the first day they were traded.

         On December 23, 1996, the underwriter in the initial public offering exercised its over-allotment option to purchase 900,000 additional Units at the initial public offering price of $5 per Unit, resulting in net proceeds of $4,095,000 to the Company.

         On August 30, 1996, the Company completed a private placement of an aggregate of $7,000,000 principal amount of notes payable (the "Bridge Notes") bearing interest at the rate of 10% per annum and 3,500,000 warrants (the "Bridge Warrants") in which it received net proceeds of approximately $6,195,000 (after expenses of issuance). The Bridge Notes were fully repaid upon the closing of the initial public offering and the Company recognized an extraordinary loss on extinguishment of debt of $942,000.

         Each Bridge Warrant was converted on the closing date of the public offering into one Class A Warrant ("Public Warrant") which is identical in all respects to the Class A Warrant sold in the public offering, except that purchasers of the Bridge Notes acquiring the Bridge Warrants have agreed: (i) not to exercise the Public Warrants for a period of one year from December 3, 1996; and (ii) not to sell publicly the Public Warrants except as provided in certain lock-up provisions which expire between 90 and 270 days after December 3, 1996. The fair value of the Bridge Warrants ($473,000), together with the cost of issuance (approximately $805,000), has been treated as additional interest expense over the term of the Bridge Notes.

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                        (A Development Stage Enterprise)

                                  Balance Sheet
                                   (unaudited)

                                                             March 31, 1997
                                                             --------------
Assets
Current Assets:
   Cash and cash equivalents                                   $24,048,000
   Marketable securities                                           501,000
   Certificate of deposit                                        1,012,000
   Prepaid expenses and other current assets                       160,000
                                                             --------------
         Total current assets                                   25,721,000
Property and equipment, net                                      1,867,000
                                                             --------------
         Total assets                                          $27,588,000
                                                             --------------












                 See accompanying notes to financial statements.

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                        (A Development Stage Enterprise)

                            Balance Sheet (continued)
                                   (unaudited)

                                                               March 31, 1997
                                                               --------------
Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                                $76,000
   Accrued liabilities                                             223,000
                                                               --------------
         Total current liabilities                                 299,000
Advance deposit                                                     10,000
                                                                -------------
         Total liabilities                                         309,000
                                                                -------------
Commitments and contingencies
Stockholders' equity:
   Preferred stock, par value $.0001 per share;
      5,000,000 shares authorized; no shares
      issued and outstanding
   Class  A  Common  Stock,  par  value  $.0001  per  share;
   60,000,000  shares authorized; 6,900,000 shares
   issued and outstanding                                            1,000
   Class B Common Stock, par value $.0001 per share;
      10,000,000 shares authorized; 2,000,000 shares
      issued and outstanding
   Class E-1  Common  Stock,  par  value  $.0001  per  share;
      4,000,000  shares authorized; 4,000,000 shares
      issued and outstanding
   Class E-2  Common  Stock,  par  value  $.0001  per  share;
   4,000,000  shares authorized, 4,000,000 shares
   issued and outstanding
   Warrants to purchase common stock:
      Public Warrants                                              473,000
      Class A Warrants                                          11,290,000
      Class B Warrants                                           4,632,000
   Additional paid-in capital                                   35,730,000
   Deficit accumulated during the development stage            (24,847,000)
                                                               --------------

         Total stockholders' equity                             27,279,000
                                                               --------------

         Total liabilities and stockholders' equity            $27,588,000
                                                               --------------






                 See accompanying notes to financial statements.

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                        (A Development Stage Enterprise)

                             Statement of Operations
                                   (unaudited)

                                                                                                       Period from
                                                                                                    January 26, 1990
                                                                 Three Months Ended                  (inception) to
                                                                      March 31,                         March 31,
                                                     -------------------------------------------------------------------
                                                             1996                  1997                   1997
                                                     -------------------------------------------------------------------
Other income                                             $                    $     1,000             $     711,000
Interest income                                                                   289,000                   459,000
                                                     -------------------------------------------------------------------
                                                                                  290,000                 1,170,000
                                                     -------------------------------------------------------------------
Costs and expenses:
   Research and development costs                                                 326,000                13,962,000
   Preoperating costs                                                                                       282,000
   General and administrative expenses                      268,000               481,000                 7,871,000
   Loss on disposal of assets                                                       2,000                   359,000
   Interest expense                                          73,000                                       1,840,000
   In-process research and development acquired                                                             761,000
                                                     -------------------------------------------------------------------
                                                            341,000               809,000                25,075,000
                                                     -------------------------------------------------------------------
Loss before extraordinary item                             (341,000)             (519,000)              (23,905,000)
Extraordinary loss on retirement of Bridge Notes                                                           (942,000)
                                                     -------------------------------------------------------------------
         Net loss                                         ($341,000)            ($519,000)             ($24,847,000)
                                                     -------------------------------------------------------------------
Net loss per share                                            ($.10)                ($.06)
                                                     -------------------------------------------------------------------

Weighted average number of shares outstanding             3,400,000             8,900,000
                                                     -------------------------------------------------------------------















                 See accompanying notes to financial statements.

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
                        (A Development Stage Enterprise)

                             Statement of Cash Flows
                                   (unaudited)

                                                                                                      Period from
                                                                                                    January 26, 1990
                                                                    Three Months Ended               (inception) to
                                                                         March 31,                      March 31,
                                                           -----------------------------------------------------------------
                                                                  1996               1997                 1997
                                                           -----------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                    $(341,000)         $(519,000)          $(24,847,000)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation and amortization                               82,000             79,000              1,893,000
      Extraordinary loss on retirement of Bridge Notes                                                     942,000
      Noncash stock compensation expense                                                                 1,207,000
      Noncash interest expense                                                                             336,000
      Loss on disposal of assets                                                      2,000                359,000
      Cost of in-process research and development
         acquired                                                                                          761,000
      Imputed interest on advances from stockholder                5,000                                   810,000
      Changes in assets and liabilities:
          Increase in prepaid expenses and other current
              assets                                                                 (5,000)              (160,000)
          Increase (decrease) in accounts payable                 12,000            (69,000)                76,000
          Increase in accrued liabilities                         91,000             65,000                123,000
          Increase in interest payable                            29,000
          Increase in advance deposit                                                10,000                 10,000
                                                           -----------------------------------------------------------------

         Net cash used in operating activities                  (122,000)          (437,000)           (18,490,000)
                                                           -----------------------------------------------------------------
Cash flows from investing activities:
   Capital expenditures                                                            (265,000)            (4,112,000)
   Proceeds from disposal of assets                                                   3,000                  3,000
   Proceeds from insurance claims upon loss of aircraft                                                     30,000
   Proceeds from sale of marketable securities                                    1,525,000              1,525,000
   Purchase of marketable securities                                                                    (2,026,000)
   Purchase of certificate of deposit                                            (1,000,000)            (1,012,000)
                                                           ----------------------------------------------------------------
         Net cash proceeds provided by (used in)
                investing activities                                                263,000             (5,592,000)
                                                           -----------------------------------------------------------------
Cash flows from financing activities:
   Advances from stockholder                                                                            10,728,000
   Proceeds from issuance of common stock prior to
      initial public offering                                                                            7,500,000
   Net proceeds from initial public offering and
      exercise of over-allotment option                                                                 30,411,000
   Net proceeds from bridge financing                                                                    6,195,000
   Repayment of bridge financing                                                                        (7,000,000)
   Repayment of obligation under capital leases                   (3,000)                                  (40,000)
   Net proceeds from loans from officer                          125,000                                   336,000
                                                           ----------------------------------------------------------------
         Net cash provided by financing activities               122,000                                48,130,000
                                                           ----------------------------------------------------------------


                 See accompanying notes to financial statements.

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
                        (A Development Stage Enterprise)

                      Statement of Cash Flows (continued)
                                  (unaudited)


                                                                                                       Period from
                                                                                                    January 26, 1990
                                                                    Three Months Ended               (inception) to
                                                                         March 31,                      March 31,
                                                           --------------------------------------------------------------
                                                                  1996               1997                 1997
                                                           --------------------------------------------------------------

Net (decrease) increase in cash and cash
   equivalents                                                     --               (174,000)          24,048,000
Cash and cash equivalents at beginning of period                   --             24,222,000                --
                                                           --------------------------------------------------------------
Cash and cash equivalents at end of period                    $    --            $24,048,000          $24,048,000
                                                           --------------------------------------------------------------

Supplemental cash flow information:
   Cash paid for interest                                                                                $694,000
                                                                                              ---------------------------
Supplemental disclosure of noncash investing and
   financing activities:
   Stockholder advances converted to common stock                                                     $10,728,000
                                                                                              ---------------------------
   Loans from officers converted to common stock                                                         $336,000
                                                                                              ---------------------------
   Common stock issued for noncash consideration
       and compensation                                                                                $1,507,000
                                                                                              ---------------------------
   Liabilities assumed from ASI                                                                          $400,000
                                                                                              ---------------------------
   Common stock issued for in-process research and
       development acquired                                                                              $361,000
                                                                                              ---------------------------
   Equipment acquired under capital leases                                                                $40,000
                                                                                              ---------------------------
   Deposit surrendered as payment for rents due                                                           $80,000
                                                                                              ---------------------------












                 See accompanying notes to financial statements.

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                        (A Development Stage Enterprise)

                          Notes to Financial Statements


         1.       General

         In the opinion of the Company's management, the accompanying unaudited financial statements include all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position of the Company at March 31, 1997 and the results of operations and cash flows for the three months ended March 31, 1997 and 1996. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Results of operations for interim periods are not necessarily indicative of results of operations to be expected for any other interim period or the full year.

         The financial information in this quarterly report should be read in conjunction with the audited December 31, 1996 financial statements and notes thereto included in the Company's annual report filed on Form 10-KSB.

         The Company is a development stage enterprise. On December 3, 1996, the Company successfully completed an initial public offering to finance the continued development, manufacture and marketing of its product to achieve commercial viability. The net proceeds of the offering were and will be used to amend its Federal Aviation Administration ("FAA") Type Certificate for technical revisions to its product, to obtain a FAA Production Certificate for its product, to repay borrowings under a bridge loan, to expand the Company's sales and marketing efforts, to establish a new manufacturing facility, and to acquire production materials and additional tooling and equipment.

         2.       Net Loss Per Share

         The Company's net loss per share was computed based on the weighted average number of shares of common stock outstanding during the three months ended March 31, 1996 and 1997 and excludes all outstanding shares of Class E-1 and Class E-2 Common Stock because the conditions for the lapse of restrictions on such shares have not been satisfied.

         Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, certain common stock equivalents issued by the Company have been included as outstanding in net loss per share computations for the quarter ended March 31, 1996. Common stock equivalents were not included in the net loss per share computation for the quarter ended March 31, 1997 as their effect on net loss per share is antidilutive.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and supersedes APB Opinion No. 15, "Earnings per Share." It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS No. 128 will become effective for the Company for the year ending December 31, 1997. The impact of the adoption of SFAS No. 128 on the Company's financial statements is not expected to be material.

         3.       Stock Option Plan

         On March 4, 1997, options to purchase 210,000 shares of Class A Common Stock were granted at an exercise price of $5 per share, by the Company's Board of Directors to certain employees, officers, consultants and agents of the Company.

         No dealer, salesman or any                 7,255,721 Units
other person has been authorized by
the Company to give any information                       and
or to make any representations other
than those contained in this Propsectus,            14,155,721 Shares
Prospectus, and, if given or made, such          of Class A Common Stock
information or representations must not
be relied upon as having been authorized
by the Company or the Underwriter.  This
Prospectus does not constitute an offer                ADVANCED
to sell, or a soliciation of an offer to             AERODYNAMICS &
buy, any securities offered hereby by               STRUCTURES, INC.
anyone in any jurisdiction in which such
offer or solicitation is not authorized
or in which the person making such offer
or solicitation is not qualified to do so
or to anyone to whom it is unlawful to
make such offer or solicitation.  Neither
the delivery of this Prospectus nor any
sale made hereunder shall, under any
circumstances, create any implication that
the information herein contained is correct
as of any time subsequent to the date of          Each Unit Consisting of
this Prospectus.                           One Share of Class A Common Stock and
       ______________________                 One Redeemable Class B Warrant,
                                                issuable upon the exercise of
         TABLE OF CONTENTS                  Redeemable Class A Warrants; and
                                          14,155,721 Shares of Class A Common
                                     Page       stock issuable upon the
Prospectus Summary...................        Warrants exercise of outstanding
Risk Factors.........................         Class B Warrants and Class B
Use Of Proceeds......................        Warrants contained in the Units
Dividend Policy......................
Dilution ............................
Capitalization.......................
Selected Financial Data..............           _________________________
Plan of  Operations..................
Business ............................                   PROSPECTUS
Management...........................           _________________________
Certain Transactions.................
Principal Stockholders...............
Concurrent Securities Offerings......
Description Of Securities............
Shares Eligible For Future Sale......
Underwriting.........................
Legal Matters........................
Experts  ............................
Additional Information...............
Index to Financial Statements........F-1

         -----------------


         Until   _______________,   1997
(25  days   after  the  date  of  this
Prospectus),  all dealers effecting
transactions in the registered  securities,
whether or not participating in this
distribution,  may be required to deliver
a Prospectus.  This is in  addition  to
the  obligation  of  dealers  to deliver a
Prospectus  when  acting  as  Underwriters
and with  respect  to  their  unsold
allotments or subscriptions.                          ____________, 1997


========================================    ===================================

              SUBJECT TO COMPLETION DATED __________________, 1997
PROSPECTUS

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                      3,144,279 Redeemable Class A Warrants
                    3,144,279 Redeemable Class B Warrants and
                    6,288,558 Shares of Class A Common Stock

         This Prospectus relates to 3,144,279 redeemable Class A Warrants (the "Selling Securityholders' Warrants" or the "Class A Warrants") of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), issued to certain investors upon the conversion of warrants issued to such investors (the "Remaining Selling Securityholders") in a private placement by the Company completed in August 1996 (the "Bridge Financing"), the 3,144,279 redeemable Class B Warrants (the "Class B Warrants") issuable upon exercise of the Class A Warrants, and the 6,288,558 shares of Class A Common Stock, $.0001 par value, of the Company (the "Class A Common Stock") underlying the Class A Warrants and Class B Warrants. See "Selling Securityholders and Plan of Distribution." Each Class A Warrant entitles the holder to purchase one share of Class A Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, December 3, 2001. Each Class B Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $8.75, subject to adjustment, until December 3, 2001. The Class A Warrants and the Class B Warrants are subject to redemption, commencing December 3, 1997, by the Company at $.05 per Warrant on 30 days' written notice if the closing bid price of the Class A Common Stock for 30 consecutive trading days ending within 15 days of the notice of redemption of the Warrants averages in excess of $12.00 per share with respect to the Class A Warrants and $15.00 per share with respect to the Class B Warrants (subject to adjustment in each case). See "Description of Securities."

         The Remaining Selling Securityholders have agreed not to exercise the Selling Securityholders' Warrants until December 3, 1997. An aggregate of 75% of the Selling Securityholders' Warrants have become freely tradable as of July 2, 1997 and the remaining 25% will become freely tradable on August 30, 1997. Purchasers of such warrants in permitted sales will be entitled to exercise such warrants immediately.

         The securities offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by their transferees. The distribution of the securities offered hereby may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

         The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commission received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

          The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Warrants are fully exercised, the Company will receive gross proceeds of $75,252,697. See "Selling Securityholders."

         On December 3, 1996, the Company filed a registration statement under the Securities Act with the Securities and Exchange Commission (the "Commission") relating to a public offering by the Company (the "IPO") of 6,900,000 Units, each Unit consisting of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. The Company received approximately $30,411,000 in net proceeds from the sale of the Units (including the exercise of the Underwriter's over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the IPO.

         The Company has agreed to pay to the underwriter of the IPO, D.H. Blair Investment Banking Corp. ("Blair"), a solicitation fee (the "Solicitation Fee") equal to 5% of the exercise prices in connection with the exercise of Warrants under certain conditions. See "Plan of Distribution." The exercise prices of the Warrants were determined by negotiation between the Company and Blair, and are not necessarily related to the Company's asset value, net worth or other criteria of value.

                           --------------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

                           --------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      The date of this Prospectus is , 1996

                             SELLING SECURITYHOLDERS

         An aggregate of up to 3,135,529 Class A Warrants, 3,135,529 shares of Class A Common Stock and 3,500,000 Class B Warrants issuable upon exercise of the Class A Warrants, and 3,135,529 shares of Class A Common Stock issuable upon exercise of the Class B Warrants may be offered by certain securityholders who received their Class A Warrants in connection with the Bridge Financing or by their transferees.

         The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering securities for resale to the public. The Company will not receive any of the proceeds from the sale of these securities. Except as described below, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.


                                                           Number of Class A
                                                         Warrants Beneficially
                                                           Owned and Maximum
Selling Securityholder                                   Number to be Sold (1)
------------------------------------------------------------------------------

Magid Abraham...................................................       37,500
Leonard J. Adams................................................       12,500
Agent 17, Inc...................................................       37,500
Carmine Agnello.................................................       75,000
L.S. Agrawal....................................................        6,250
James L. Alderman...............................................        6,250
Keith Alliotts..................................................       12,500
Amore Perpetuo, Inc.............................................       75,000
Eric C. Appolonia...............................................        6,250
Earl M. and Bonnie B. Baldwin, JTROS............................        6,250
Robert S. and Sonia T. Benach, JTROS............................        6,250
Milan Beres.....................................................        6,250
Morde Bernfeld..................................................       12,500
Mitchell J. and Kathryn W. Birzon, JTROS........................        6,300
William H. Boyce................................................        6,250
Harry Bram......................................................        6,250
Robert D. Burke, M.D............................................        3,250
James Paul Clay.................................................        6,250
CLFS Equities Ltd...............................................        6,250
Richard P. Cole.................................................       12,500
David Cymrot....................................................       12,500
Daryl Lee Scot, LLC.............................................       12,500
Ronald L. and Carolyn C. Drake, JTROS...........................       12,500
Allen D. and Carole J. Drewes, JTROS............................       12,500
Isaac R. Dweck..................................................       12,500
Edara Partnership...............................................      100,000
EDN Equities #2.................................................      100,000
Jonathan and Irene Elias, TBE...................................       12,500
Factory Direct Ind., Inc........................................        6,250
David B. Falk...................................................       12,500
Bruce F. and D'Arbra L. Fetzer, JTROS...........................        6,250
Gary B. Flom....................................................        6,250
Neil C. Friess..................................................       12,500
Lawrence Frisina................................................       12,500
Larry P. and Connie P. Galloway.................................       12,500
Lisa Susan Gatschet.............................................       50,000
Bernard J. Golan Revocable Living Trust.........................       12,500

                                                          Number of Class A
                                                       Warrants Beneficially
                                                         Owned and Maximum
Selling Securityholder                                 Number to be Sold (1)
------------------------------------------------------------------------------
Bob and Gwendolyn Gold, JTROS...................................       6,250
Andrew M. Goldfarb..............................................      12,500
Dr. Ross H. Golding.............................................      12,500
Ernest Gottdiener...............................................      50,000
Gary A. Greenberg...............................................       6,250
Varda Grodko....................................................       6,250
Gulf Stream Asset Management Corp Retirement Trust..............       6,250
Jay B. Gutkin...................................................       6,250
Esther Hellman..................................................       6,250
Dr. Julian Herskowitz...........................................       9,400
Samuel J. Holtzman Trust........................................      75,000
Len A. Holubowich...............................................      12,500
Clarence B. Horton..............................................      12,500
Steven R. Hurlburt..............................................      18,750
Arthur Inden....................................................      25,000
Anthony D. Ivankovich, M.D......................................       6,250
Stuart and Allison Jacobson, JTROS..............................       6,250
Robert and Elizabeth A. Jennee, JTROS...........................       6,250
James P. and Joyce Johnson, JTROS...............................      25,000
Michael Jordon..................................................      12,500
Robert and Carole M. Juranek, JTROS.............................       6,250
Daniel Kane.....................................................      37,500
Patti and Neil Karnofsky, JTROS.................................       1,539
Dennis L. and Kathryn G. Karsh, JTROS...........................      12,500
Robert Katz.....................................................      12,500
Leonard and Eileen Keller, JTROS................................     125,000
Brian Kelley....................................................      12,500
Marvin and Muriel Kogod, JTROS..................................      12,500
Nicole and Michael Kubin, JTROS.................................      31,250
Joseph S. Kulpa.................................................       6,250
Frank Lagano....................................................      25,000
Charles F. Larimer..............................................       6,250
George Lichtenstein.............................................      18,750
Phil Lifschitz..................................................       3,125
Jan Linhart.....................................................       6,250
J. Jay and Beverly O. Lobell, JTROS.............................      12,500
Frank J. Loccisano Defined Benefit Pension Plan.................       3,125
Robert and Margaret Lombardi, JTROS.............................      12,500
Ronald B. Low...................................................       6,250
Jerry A. and Melissa Lubliner, JTROS............................      12,500
David Maleh.....................................................      12,500
Jack M. and Michelle Maleh, JTROS...............................      12,500
Thomas J. Mannausa..............................................       6,250
Jamie Massimi...................................................      25,000
Mark and Diane McAllister.......................................       6,250
George A. McDonnell.............................................       6,250
Kathleen McGlynn................................................      50,000
Lee H., M.D. and Lynne Miller, JTROS............................       6,250
Wayne Mixson....................................................       6,250

                                                           Number of Class A
                                                         Warrants Beneficially
                                                           Owned and Maximum
Selling Securityholder                                   Number to be Sold (1)
-------------------------------------------------------------------------------
Pavel and Liliana Mostovoy, JTROS...............................      25,000
Vadim Mostovoy..................................................       6,250
Morton M. Mower.................................................      12,500
Richard A. and Elaine M. Nelson, JTROS..........................      75,000
Richard A., Elaine M., and Ross R. Nelson, JTROS................      25,000
James Nigro.....................................................     100,000
Veniamin Nilva..................................................       6,250
Iouri Ostanine..................................................       6,250
Grace T. and Ruby G. O'Steen, TIC...............................       6,250
Richard E. Otoski, M.D. PC Pension & Profit Sharing Plan........      12,500
Ronald Palmer...................................................       6,250
Ignazio Paneduro................................................      12,500
Alan N. Parnes, D.D.S...........................................      12,500
Kirit S. and Shobha K. Patel, JTROS.............................      12,500
Amy R. Paul.....................................................       3,175
Phillip J. Picchietti1..........................................       2,500
Harry A. Pinkman................................................       6,250
Curtis J. Polk..................................................      12,500
James Polley....................................................       6,250
Pierre F. and Claire T. Pype, JTROS.............................       6,250
Martin Ratner...................................................       4,500
Anthony C. Recchia..............................................       6,250
Ronald Reduce...................................................       6,250
Susie R. Reinsberg..............................................      12,500
Edward F. Reitz.................................................       6,250
John Rini.......................................................       6,250
Marc Roberts....................................................      12,500
Roger C. Rohrs..................................................       6,250
Norton A. Rosenberg.............................................      12,500
Michael Rosin...................................................      56,250
Alan J. Rubin...................................................      12,500
Gregg Rubin.....................................................       1,564
Peter J. Russo..................................................       6,250
Wayne Saker.....................................................      25,000
Anand J. Sathe..................................................      12,500
Lewis J. Saul, P.C. Retirement Income Plan and Trust............       6,250
R. Douglas Scheidt..............................................       6,250
Steve Schnipper.................................................       6,250
Kenneth Schwartz................................................       3,200
Alan J. Shaw....................................................       6,250
Steven R. Sheck.................................................      12,500
Mike Sheen......................................................       7,475
Barry Shemaria..................................................       6,250
Robert J. Shilliday, Jr.........................................      12,500
Marc K. Siegel..................................................      12,500
Dr. Stephen M. Silston..........................................      12,500
SJG Management, Inc. ...........................................       6,250
Steven Sklow....................................................       6,250
Robert S. and Irene S. Sloan, JTROS.............................      12,500

                                                           Number of Class A
                                                         Warrants Beneficially
                                                           Owned and Maximum
Selling Securityholder                                   Number to be Sold (1)
-------------------------------------------------------------------------------
Jeffrey D. and Susanne M. Smith, JTROS..........................       6,250
Kevin W. Smyth..................................................      25,000
Ilker Sonmez....................................................      12,500
Harvey and Donna Sorkin, JTROS..................................      14,500
Howard Sorkin...................................................      19,600
South Ferry #2, L.P.............................................      50,000
Dr. George Spiegel..............................................      37,500
Richard J. Stephenson...........................................      12,500
Victor M. Sternberg DMD PC......................................      15,626
Ely Tama........................................................       6,250
TCM Partners, L.P...............................................      12,500
25 Broadway Realty Company......................................      50,000
W. Ed and Vickie S. Tyler, JTROS................................      50,000
Donald J. Vernine...............................................      12,500
Kevin and Lisa Waltzer, JTROS...................................      14,150
David C. and Patricia Bray-Ward, JTROS..........................      12,500
Jonathan Waxberg, M.D...........................................       6,250
Sherwyn J. Wayne................................................      12,500
Michael R. and Mary J. Webb, JTROS..............................       6,250
Barry and Helen Webster, JTROS..................................      25,000
Carl F.R. and Beverly J. Weiman, JTROS..........................      25,000
Eric Wiborg Trus................................................      37,500
Morris Wolfson Family Limited Partnership.......................      87,500
Aaron Wolfson...................................................      87,500
Abraham Wolfson.................................................      50,000
Wolfson Equities #2.............................................     100,000
Wolfson Descendants' 1983 Trust.................................     100,000
Casimer Zaremba.................................................       6,250
Herman L. Zeller Living Trust...................................       6,250
Robert D. Zucker................................................      12,500
Total...........................................................   3,144,279

- ------------------------
(1) Does not include shares of Class A Common Stock and Class B Warrants issuable upon exercise of the Class A Warrants and the shares of Class A Common Stock issuable upon exercise of the Class B Warrants. The Remaining Selling Securityholders have agreed not to exercise the Class A Warrants offered hereby for a period of one year after the closing of the Offering.


                              PLAN OF DISTRIBUTION

         The sale of the securities by the Remaining Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Remaining Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         The Remaining Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Remaining Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Each Remaining Selling Securityholder has agreed (i) not to sell, transfer or otherwise dispose of publicly the Selling Securityholder Warrants except after the time periods and in the percentage amounts set forth below, on a cumulative basis, and (ii) not to exercise the Selling Securityholder Warrants until December 3, 1997. Purchasers of the Selling Securityholder Warrants will not be subject to such restrictions.


                                                   PERCENTAGE ELIGIBLE
LOCK UP PERIOD                                         FOR RESALE
----------------------------------------------------------------------

Before August 30, 1997                                     75%
After August 30, 1997                                     100%

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders' Warrants may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event the Underwriter of the Company's initial public offering or D.H. Blair & Co., Inc. ("Blair & Co.") is engaged in a distribution of the Selling Securityholders' Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair & Co. has agreed to, nor is either of them obligated to, act as a broker-dealer in the sale of the Selling Securityholders' Warrants, and the Remaining Selling Securityholders may be required, and in the event Blair & Co. is a market maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act.

                               CONCURRENT OFFERING

         On December 3, 1996, the Company filed a Registration Statement under the Securities Act with respect to an underwritten offering of the 6,900,000 IPO Units (including Blair's over-allotment option) by the Company, i.e., the IPO). The offering of the IPO Units has subsequently been completed, but the Company may be deemed to continue to be offering securities pursuant to outstanding Warrants. Sales of securities by the Remaining Selling Securityholders, or the potential of such sales, could have an adverse effect on the market price of the Warrants and the Class A Common Stock issuable upon exercise of the Warrants.

         No dealer, salesman or any                 7,255,721 Units
other person has been authorized by
the Company to give any information                       and
or to make any representations other
than those contained in this Propsectus,            14,155,721 Shares
Prospectus, and, if given or made, such          of Class A Common Stock
information or representations must not
be relied upon as having been authorized
by the Company or the Underwriter.  This
Prospectus does not constitute an offer                ADVANCED
to sell, or a soliciation of an offer to             AERODYNAMICS &
buy, any securities offered hereby by               STRUCTURES, INC.
anyone in any jurisdiction in which such
offer or solicitation is not authorized
or in which the person making such offer
or solicitation is not qualified to do so
or to anyone to whom it is unlawful to
make such offer or solicitation.  Neither
the delivery of this Prospectus nor any
sale made hereunder shall, under any
circumstances, create any implication that
the information herein contained is correct
as of any time subsequent to the date of       3,144,279 Redeemable Class A
this Prospectus.                           Warrants, 3,144,279 Redeemable Class
       ______________________                B Warrants; and 6,288,558 Shares
                                             of Class A Common Stock issuable
         TABLE OF CONTENTS                   upon the exercise of the Class A
                                            Warrants and the Class B Warrants
                                     Page    underlying the Class A Warrants
Prospectus Summary...................
Risk Factors.........................
Use Of Proceeds......................
Dividend Policy......................
Dilution ............................
Capitalization.......................
Selected Financial Data..............           _________________________
Plan of  Operations..................
Business ............................                   PROSPECTUS
Management...........................           _________________________
Certain Transactions.................
Principal Stockholders...............
Concurrent Securities Offerings......
Description Of Securities............
Shares Eligible For Future Sale......
Underwriting.........................
Legal Matters........................
Experts  ............................
Additional Information...............
Index to Financial Statements........F-1

         -----------------


         Until   _______________,   1997
(25  days   after  the  date  of  this
Prospectus),  all dealers effecting
transactions in the registered  securities,
whether or not participating in this
distribution,  may be required to deliver
a Prospectus.  This is in  addition  to
the  obligation  of  dealers  to deliver a
Prospectus  when  acting  as  Underwriters
and with  respect  to  their  unsold
allotments or subscriptions.                          ____________, 1997


========================================    ===================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware. As permitted by Delaware law, the Company's Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of the Company shall not be personally liable for any damages from any breach of fiduciary duty as a director, except for liability based on a judgment or other final adjudication adverse to him establishing that his acts or omissions were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The Company's Certificate of Incorporation and Bylaws also provide for indemnification of all officers and directors of the Company to the fullest extent permitted by law.

         The Company has entered into Indemnification Agreements ("Indemnification Agreements") with each of Dr. Carl Chen, Gene Comfort, Sandra Andre (a former officer of the Company), C.M. Cheng and Steve Gorlin (collectively, the "Indemnitees"). The Indemnification Agreements permit the Company to indemnify the Indemnitees for liabilities and expenses arising from certain actions taken by the Indemnitees for or on behalf of the Company and require indemnification in certain circumstances.

Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses to be incurred in connection with the offering, other than underwriting discounts, commissions and non-accountable expense allowances:


                                                             Amount

Printing and engraving...........................            20,000
Legal fees and expenses..........................            10,000
Accounting fees and expenses.....................             8,000
                                                          -----------
      TOTAL......................................           $38,000
                                                          -----------





Item 26.  Recent Sales of Unregistered Securities

         The   following    discussion   gives   retroactive   effect   to   the
Recapitalization effected by the Registrant in July 1996. The Registrant has sold and issued the following securities during the past three years.

         In September 1996, the Registrant issued options to purchase 25,000 shares of Class A Common Stock to each of Gene Comfort, C.M. Cheng, William Leeds and Steve Gorlin and options to purchase 5,000 shares of Class A Common Stock to each of Chom Kruesopon and Sandra Andre under the Registrant's 1996 Stock Option Plan. These options are exercisable at a price of $5.00 per share and vest in equal annual installments over five years. Messrs. Comfort, Cheng and Gorlin are members of the Registrant's Board of Directors; Mr. Leeds is currently a consultant to the Registrant and has agreed to become a Senior Vice President of the Company following the closing of the Offering; Ms. Kruesopon is an employee of the Registrant; Ms. Andre is the Registrant's Chief Financial Officer; and Mr. Comfort is the Registrant's Executive Vice President and
Secretary. The securities were issued in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, and no commissions or discounts were paid.

         In August 1996, in connection with the Bridge Financing, the Registrant issued 140 units, each unit consisting of a note in the principal amount of $50,000 and warrants to purchase 25,000 shares of Class A Common Stock at an exercise price of $3.00 per share (the "Bridge Warrants") to 166 accredited investors for an aggregate purchase price of $7,000,000. The Bridge Warrants will be converted on the closing of the Offering into 3,500,000 Class A Warrants. D.H. Blair Investment Banking Corp. acted as the placement agent for the Bridge Financing and, in that capacity, received a commission of $560,000 and a $210,000 nonaccountable expense allowance. Neither the Company nor any person acting on its behalf offered or sold the securities by means of a general solicitation, the resale of the securities was restricted, and all of the purchasers of the securities were accredited investors. The securities were issued in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

         In July 1996, in connection with the Recapitalization, the Company issued an aggregate of 10,000,000 shares of its Common Stock in exchange for all of the outstanding shares of the capital stock of Company's predecessor. The shares were issued in reliance on Sections 3(a)(9), 3(b) and 4(2) of the Securities Act and Rules 505 and 506 promulgated thereunder. No commissions or discounts were paid.

         In May 1996, the Registrant agreed to issue 577,823 shares of Class B Common Stock, 1,155,647 shares of Class E-1 Common Stock and 1,155,647 shares of Class E-2 Common Stock to Dr. Carl Chen, the Chairman. Chief Executive Officer and President of the Registrant, pursuant to, and in connection with the termination of, the New Management Agreement effective as of January 29, 1995 between the Registrant and Dr. Chen. The shares were issued to Dr. Chen in June 1996 in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, and no commissions or discounts were paid.

         In May 1996, the Registrant agreed to issue 187,118 shares of Class B Common Stock, 374,236 shares of Class E-1 Common Stock, and 374,236 shares of Class E-2 Common Stock to Dr. Chen in exchange for the cancellation of loans in the aggregate amount of $336,000. The shares were issued in June 1996 in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, and no commissions or discounts were paid.

         In May 1996, the Registrant authorized the issuance of 17,460 shares of Class B Common Stock, 34,919 shares of Class E-1 Common Stock and 34,919 shares of Class E-2 Common Stock to Gene Comfort, its Executive Vice President, in consideration for Mr. Comfort's services to the Company. The securities were issued on June 26, 1996 in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, and no commissions or discounts were paid.

         In December 1993, the Registrant and Mr. Song Gen Yeh, who was at the time a principal stockholder and director of the Registrant, agreed that the Registrant would issue 584,074 shares of Class B Common Stock, 1,168,148 shares of Class E-1 Common Stock, and 1,168,148 shares of Class E-2 Common Stock of the Company to Mr. Yeh in repayment of advances made by Mr. Yeh to the Company in the aggregate amount of $10,478,000. Such shares were issued to Mr. Yeh in June 1996. Also in June 1996, Mr. Yeh was issued 13,937 shares of Class B Common Stock, 27,873 shares of Class E-1 Common Stock, and 27,873 shares of Class E-2 Common Stock of the Registrant in repayment of $250,000 in additional advances made by Mr. Yeh to the Company. The foregoing shares were issued in reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, and no commissions or discounts were paid. In August 1996, Mr. Yeh transferred all of the shares of the Registrant held by him to Harpa Limited, a corporation organized under the laws of the Cayman Islands ("Harpa"). C.M. Cheng, a director of the Registrant, is the Director of Harpa and thus has voting control of the shares of the Registrant held by Harpa. The voting control of Harpa is held equally by Shih Jen Yeh and Chyao Chi Yeh, who are sons of Song Gen Yeh.

Item 27.  Exhibits.

         (a)  Exhibits


Exhibit
No.             Description                                                Page
                                                                            No.

   *1.1 Form of Underwriting Agreement......................................
   *3.1 Certificate of Incorporation........................................
   *3.2 Bylaws..............................................................
   *3.3 Amendment to Certificate of Incorporation...........................
   *4.1 Specimen Certificate of Class A Common Stock........................
   *4.2 Warrant Agreement (including forms of Class A
        and Class B Warrant Certificates)...................................
   *4.3 Form of Underwriter's Unit Purchase Option..........................
   *5.1 Opinion of Luce, Forward, Hamilton & Scripps........................
  *10.1 Form of Indemnification Agreement...................................
  *10.2 1996 Stock Option Plan..............................................
  *10.3 Employment Agreement dated as of May 1, 1996
        between the Company and Dr. Carl L. Chen............................
  *10.4 Agreement of Merger dated July 16, 1996 between
        Advanced Aerodynamics and Structures, Inc.,
        California  corporation,  and Advanced
        Aerodynamics & Structures, Inc.,  a Delaware
        corporation.........................................................
**10.5 Standard Sublease dated June 17, 1997 with Budget Rent-A-Car of Southern California..............................................
**10.6 Standard Sublease dated July 16, 1997 with Budget Rent-A-Car of Southern California..............................................
  **10.7 Standard Industrial/Commercial Multi-Tenant Lease-Gross dated
        March 12, 1997 with the Golgolab Family Trust.......................
 **11.1 Statement re: Computation of Per Share Earnings.....................
  *23.1 Consent of Luce, Forward, Hamilton & Scripps LLP
        (contained in Exhibit 5.1)..........................................
 **23.2 Consent of Price Waterhouse LLP, independent accountants............
 **23.3 Consent of Boros & Garofalo, P.C....................................
  *24   Power of Attorney (included on page II-5)...........................

-----------

  *Previously filed
 **Filed herewith

Item 28.  Undertakings

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) to include any additional or changed material information with respect to the plan of distribution.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding in connection with the securities being registered), the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6)      The undersigned Registrant hereby undertakes that it will:

                  (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

                  (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Long Beach, State of California, on August __, 1997.

                                        ADVANCED AERODYNAMICS & STRUCTURES, INC.


                                        By: /s/ Carl L. Chen
                                           ------------------------------------
                                           Carl L. Chen, President



    Signature             Title                                     Date

/s/ Carl L. Chen
______________________    President, Chief Executive Officer
Carl L. Chen              and Chairman of the Board             July 31, 1997

/s/ Gene Comfort
______________________
Gene Comfort             Executive Vice President               July 31, 1997
                         Secretary and Director
/s/ Dave Turner
______________________
Dave Turner              Chief Financial Officer                July 31, 1997


/s/ C.M. Cheng
______________________
C.M. Cheng               Director                               July 31, 1997

/s/ Steve Gorlin
______________________
Steve Gorlin             Director                               July 31, 1997

/s/ James Lovell
______________________
James Lovell             Director                               July 31, 1997



*By: /s/ Carl L. Chen                                           July 31, 1997
    -----------------------------------
    Carl L. Chen
    Attorney in Fact

                                  EXHIBIT INDEX




Exhibit
  No.            Description                                               Page
                                                                            No.

  *1.1 Form of Underwriting Agreement.......................................
  *3.1 Certificate of Incorporation.........................................
  *3.2 Bylaws...............................................................
  *3.3 Amendment to Certificate of Incorporation............................
  *4.1 Specimen Certificate of Class A Common Stock.........................
  *4.2 Warrant Agreement (including forms of Class A
       and Class B Warrant Certificates)....................................
  *4.3 Form of Underwriter's Unit Purchase Option...........................
 **5.1 Opinion of Luce, Forward, Hamilton & Scripps.........................
 *10.1 Form of Indemnification Agreement....................................
 *10.2 1996 Stock Option Plan...............................................
 *10.3 Employment Agreement dated as of May 1, 1996
       between the Company and Dr. Carl L. Chen.............................
 *10.4 Agreement of Merger dated July 16, 1996 between
       Advanced Aerodynamics and Structures, Inc.,
       California corporation, and Advanced Aerodynamics
       & Structures, Inc., a Delaware corporation...........................
**10.5 Standard Sublease dated June 27, 1997 with Budget
       Rent-A-Car of Southern California....................................
**10.6 Standard Sublease dated July  16, 1997 with Budget
       Rent-A-Car of Southern California....................................
**10.7 Standard Industrial/Commercial Multi-Tenant
       Lease-Gross dated March 12, 1997 with the Golgolab
       Family Trust.........................................................
**11.1 Statement re: Computation of Per Share Earnings......................
**23.1 Consent of Luce, Forward, Hamilton & Scripps LLP
       (contained in Exhibit 5.1)...........................................
**23.2 Consent of Price Waterhouse LLP, independent accountants.............
**23.3 Consent of Boros & Garofalo, P.C.....................................
 *24   Power of Attorney (included on page II-5)............................


-----------

  *Previously filed
 **Filed herewith